As filed with the U.S. Securities and Exchange Commission on October 14, 2026.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Green Circle Decarbonize Technology Limited

(Exact name of Registrant as specified in its charter)

Cayman Islands	3585	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Green Circle Decarbonize Technology Limited

Unit 1809, Prosperity Place, 6 Shing Yip St.

Kwun Tong, Kowloon, Hong Kong 0000

+852 2882 1222

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

telephone 1-800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel Nauth

Nauth LPC

217 Queen St. W., #401

Toronto, ON M5V 0R2

Canada

(416) 477-6031

Approximate date of commencement of proposed sale to the public: From time to time after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED OCTOBER 14, 2026

Green Circle Decarbonize Technology Limited

57,506,538 Class A Ordinary Shares

This prospectus relates to the resale, from time to time, by Target Capital 1, LLC (“Target Capital” or the “Selling Shareholder”), of up to 57,393,837 of our post-consolidation Class A ordinary shares, par value US$0.006 per share (“Class A Ordinary Shares”), and by Square Gate Capital Master Fund, LLC – Series 1 (“Square Gate”) of 112,701 (equivalent to 676,205 pre-consolidation shares) Class A Ordinary Shares. Target Capital and Square Gate are collectively referred to herein as the “Selling Shareholders.”

Effective at 12:01 a.m. Eastern Time on October 7, 2026, we effected a one-for-six consolidation of our issued and unissued ordinary shares (the “Share Consolidation”), pursuant to which every six ordinary shares of a par value of US$0.001 each were consolidated into one ordinary share of a par value of US$0.006. Unless otherwise indicated, all share and per-share amounts relating to our current capitalization and the securities offered under this prospectus give effect to the Share Consolidation. The historical financial statements and related notes included in, or incorporated by reference into, this prospectus, and the related discussion and analysis, are presented as originally reported and do not give effect to the Share Consolidation unless otherwise indicated. For ease of reference, the offering share amounts on the cover page and in the “Selling Shareholders” section are presented on both a pre-consolidation and post-consolidation basis.

On July 16, 2026, we entered into an Equity Purchase Agreement with the Selling Shareholder (the “Equity Purchase Agreement”), pursuant to which the Selling Shareholder has committed to purchase from us, from time to time during the Commitment Period (as defined below), up to an aggregate of US$100.0 million (the “Maximum Commitment Amount”) of our Class A Ordinary Shares (the “ELOC Shares”), subject to the terms and conditions of the Equity Purchase Agreement. In consideration for the Selling Shareholder’s commitment under the Equity Purchase Agreement, we agreed to pay the Selling Shareholder a US$2.0 million commitment fee in the form of Class A Ordinary Shares (including the Class A Ordinary Shares issuable upon exercise of the pre-funded warrants described below, the “Commitment Fee Shares,” and together with the ELOC Shares, the “Resale Shares”). 50% of the Commitment Fee Shares, representing US$1.0 million (the “Initial Commitment Fee Shares”), were issuable upon the execution of the Equity Purchase Agreement, and the remaining 50% of the Commitment Fee Shares, representing US$1.0 million, are issuable within one trading day following the conclusion of the first Regular Valuation Period (as defined below), and will be calculated using the purchase price of the first regular put (the “Second Commitment Fee Shares”). In satisfaction of the Initial Commitment Fee Shares, we issued an aggregate of 112,701 Class A Ordinary Shares and pre-funded warrants to purchase an aggregate of 190,661 Class A Ordinary Shares to the Selling Shareholder. Such pre-funded warrants do not expire and are exercisable for US$0.006 per Class A Ordinary Share. On October 5, 2026, Target Capital sold the 112,701 Class A Ordinary Shares to Square Gate in a private transaction. Although Square Gate did not acquire Target Capital’s contractual registration rights under the Equity Purchase Agreement, we are registering the resale of those shares by Square Gate under this registration statement.

The final number of Initial Commitment Fee Shares issuable will be based on the lesser of (i) US$3.2964 and (ii) the closing price of our Class A Ordinary Shares on the trading day immediately preceding the effectiveness of the registration statement of which this prospectus forms a part (the lesser price, the “Reference Price”). The number of Initial Commitment Fee Shares we issued at closing was based on a per share price of US$3.2964. If the Reference Price decreases below US$3.2964 before the Initial Commitment Fee Shares become eligible for resale under Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “Securities Act”) or the registration statement of which this prospectus forms a part becomes effective, we will be required to issue additional Class A Ordinary Shares (“True-Up Commitment Fee Shares”) so that the number of Initial Commitment Fee Shares represents US$1.0 million based on the Reference Price.

For purposes solely of determining the number of True-Up Commitment Fee Shares being registered for resale, we have assumed a Reference Price of US$0.1099 per share. This assumed price is not a floor price under the Equity Purchase Agreement, and the actual Reference Price may be lower. Based on this assumed price, we are registering up to 8,795,819 Class A Ordinary Shares issuable as True-Up Commitment Fee Shares or upon exercise of pre-funded warrants issued in lieu thereof, in addition to the 112,701 Initial Commitment Fee Shares issued to the Selling Shareholder and the 190,661 Initial Commitment Fee Shares issuable upon exercise of the pre-funded warrants issued to the Selling Shareholder. If the applicable Reference Price is lower than US$0.1099, additional True-Up Commitment Fee Shares may become issuable. Any such additional shares in excess of the number registered hereby are not being registered under this registration statement and may not be resold under this prospectus unless and until registered or an applicable exemption from registration is available. The 8,795,819 True-Up Commitment Fee Shares reflect 9,099,181 shares calculated for the US$1.0 million initial commitment fee at the assumed Reference Price, less the 112,701 Class A Ordinary Shares already issued and the 190,661 Class A Ordinary Shares underlying the pre-funded warrants previously issued in satisfaction of that fee.

For purposes solely of determining the number of Second Commitment Fee Shares being registered for resale, we have assumed that the purchase price for the first regular put will be US$0.1099 per share. Based on this assumed price, we are registering up to 9,099,181 Class A Ordinary Shares issuable as Second Commitment Fee Shares or upon exercise of pre-funded warrants issued in lieu thereof. This assumed price is being used solely to calculate the number of shares being registered and does not limit the number of Second Commitment Fee Shares that may become issuable under the Equity Purchase Agreement. If the purchase price for the first regular put is lower than US$0.1099, additional Second Commitment Fee Shares may become issuable. Any such additional shares in excess of the number registered hereby are not being registered under this registration statement and may not be resold under this prospectus unless and until registered or an applicable exemption from registration is available.

The 57,506,538 post-consolidation Class A Ordinary Shares being registered for resale hereby consist of (i) 39,308,176 post-consolidation (equivalent to 235,849,057 pre-consolidation shares) ELOC Shares issuable under the Equity Purchase Agreement, determined based on the closing price of our Class A Ordinary Shares on the NYSE American Market (“NYSE American”) on August 27, 2026 of US$2.544 per share, (ii) 112,701 post-consolidation (equivalent to 676,205 pre-consolidation shares) Class A Ordinary Shares issued to Target Capital as part of the Initial Commitment Fee Shares and subsequently sold to Square Gate, (iii) 190,661 Class A Ordinary Shares issuable upon exercise of the pre-funded warrants issued as part of the Initial Commitment Fee Shares, (iv) up to 8,795,819 Class A Ordinary Shares issuable as True-Up Commitment Fee Shares or upon exercise of pre-funded warrants issued in lieu thereof, calculated for purposes of this registration statement using an assumed Reference Price of US$0.1099 per share, and (v) up to 9,099,181 Class A Ordinary Shares issuable as the Second Commitment Fee Shares or upon exercise of pre-funded warrants issued in lieu thereof, calculated for purposes of this registration statement using an assumed price of US$0.1099 per share.

The 39,308,176 ELOC Shares constitute the maximum number of ELOC Shares (without regard to any beneficial ownership limitations) that we have agreed with the Selling Shareholder to register under the registration statement of which this prospectus forms a part. Any ELOC Shares that would otherwise be issuable under the Equity Purchase Agreement in excess of the ELOC Shares registered hereby (without regard to any beneficial ownership limitations) will not be issued unless and until additional Class A Ordinary Shares are registered or an applicable exemption from registration is available for the resale of such shares.

Subject to the terms and conditions of the Equity Purchase Agreement, we have the right from time to time at our discretion, until the earliest of (i) the date on which the Selling Shareholder has purchased Class A Ordinary Shares having an aggregate amount equal to the Maximum Commitment Amount, (ii) the date that is twelve months after the date of the Equity Purchase Agreement, subject to a possible twelve-month extension upon mutual written agreement between us and the Selling Shareholder, or (iii) termination of the Equity Purchase Agreement facility (the “Equity Purchase Facility”) by us or the Selling Shareholder, in each case in accordance with the Equity Purchase Agreement (such period, the “Commitment Period”), to direct the Selling Shareholder to purchase a specified amount of our Class A Ordinary Shares, by delivering to the Selling Shareholder, a regular put notice or, following a regular put notice and subject to the Selling Shareholder’s acceptance, an intraday put notice.

For each regular put, unless waived by the Selling Shareholder in its sole discretion, the number of Class A Ordinary Shares requested by us may not exceed the lesser of (i) 100% of the average daily trading volume of our Class A Ordinary Shares during the five trading days preceding the applicable put date, (ii) 30% of the daily trading volume on the applicable put date and (iii) US$500,000. The purchase price for Class A Ordinary Shares sold pursuant to a regular put will equal 95% of the lowest daily volume-weighted average price (“VWAP”) of our Class A Ordinary Shares on our principal trading market during the five consecutive trading days immediately following the applicable put date for a regular put (the “Regular Valuation Period”). If the closing price of our Class A Ordinary Shares on our principal trading market on the trading day a put notice is received is less than US$0.25 per share, the regular put notice will be deemed withdrawn, unless the Selling Shareholder waives such requirement in writing.

Following delivery of a regular put notice and prior to the end of the applicable Regular Valuation Period, we may also deliver one or more intraday put notices, subject to the terms and conditions of the Equity Purchase Agreement and the Selling Shareholder’s acceptance. The number of Class A Ordinary Shares subject to each intraday put may not exceed 4.99% of the number of our Class A Ordinary Shares outstanding on the date of the applicable intraday put notice, unless waived by the Selling Shareholder. The purchase price for Class A Ordinary Shares sold pursuant to an intraday put will equal 97% of the lowest traded price of our Class A Ordinary Shares during the period (the “Intraday Valuation Period”) beginning at the time that is 10 minutes after the time (rounded up to the nearest full minute) of the email confirmation from the Selling Shareholder of its acceptance of such intraday put notice (“Intraday Valuation Period Start Time”), and ending at the later to occur of (i) expiration of 30 minutes after the Intraday Valuation Period Start Time and (ii) the time when the aggregate trading volume during one or more trading days since the Intraday Valuation Period Start Time equals or exceeds 1,000% of the number of put shares purchased by the Selling Shareholder pursuant to the relevant intraday put notice, as the case may be, but in no event later than the same time of day as the Intraday Valuation Period Start Time on the 15th trading day after the Intraday Valuation Period Start Time.

The purchase price formulas described above represent the full discounts to market price applicable to purchases under the Equity Purchase Agreement. Accordingly, the purchase price for Class A Ordinary Shares pursuant to a regular put will be 95% of the lowest applicable daily VWAP during the applicable Regular Valuation Period, and the purchase price for Class A Ordinary Shares pursuant to an intraday put will be 97% of the lowest applicable traded price during the applicable Intraday Valuation Period.

The Equity Purchase Agreement contains a beneficial ownership limitation pursuant to which the Selling Shareholder may not acquire Class A Ordinary Shares if, following such acquisition, the Selling Shareholder and its affiliates would beneficially own more than 4.99% of our outstanding Class A Ordinary Shares, subject to the Selling Shareholder’s right, upon notice to us, to increase or decrease such limitation, provided that the limitation may not exceed 9.99%. Any increase in the beneficial ownership limitation will not be effective until the 61st day after such notice is delivered to us. The Selling Shareholder may elect to receive pre-funded warrants in lieu of any Commitment Fee Shares otherwise issuable, including True-Up Commitment Fee Shares and Second Commitment Fee Shares, subject to the terms of the Equity Purchase Agreement. The Class A Ordinary Shares issuable upon exercise of such pre-funded warrants are included in the Class A Ordinary Shares registered hereby.

The Selling Shareholder may resell Class A Ordinary Shares purchased under the Equity Purchase Facility during the applicable valuation period and following its purchase of such shares. The Selling Shareholder will be responsible for its own compliance with applicable securities laws in connection with any such resales. The Selling Shareholder has agreed that neither it nor any affiliate acting on its behalf or pursuant to an understanding with it will engage in short sales of our securities until the Equity Purchase Facility is no longer outstanding.

Our registration of the Class A Ordinary Shares covered by this prospectus does not mean that the Selling Shareholders will offer or sell any of the Class A Ordinary Shares. The Selling Shareholders may offer, sell or distribute all or a portion of their Class A Ordinary Shares publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders pursuant to this prospectus. However, we may receive up to US$100,000,000 in aggregate gross proceeds from sales of the Class A Ordinary Shares to the Selling Shareholder that we may, in our discretion, elect to make, from time to time after the date of this prospectus, pursuant to the Equity Purchase Agreement. We will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Shareholder in disposing of the Class A Ordinary Shares, associated with the registration and sale of Class A Ordinary Shares pursuant to this prospectus.

The sale of the Class A Ordinary Shares being offered by the Selling Shareholders pursuant to this prospectus, or the perception that these sales could occur, could result in a decline in the public trading price of our Class A Ordinary Shares, particularly as Target Capital may purchase Class A Ordinary Shares from us at a discount to the prevailing market price and will have an incentive to resell those shares into the public market.

For purposes of this offering, Target Capital is deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act with respect to the ELOC Shares offered for resale pursuant to this prospectus.

No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities. You should carefully read this prospectus, any applicable prospectus supplement, and any documents incorporated by reference into this prospectus or any applicable prospectus supplement, before you invest in our securities.

Our Class A Ordinary Shares are listed on the NYSE American under the ticker symbol “GCDT”. On October 13, 2026, the closing sale price for our Class A Ordinary Shares on the NYSE American was US$0.42 per share.

Investors are cautioned that they are not buying shares of our Hong Kong subsidiary but instead are buying Class A Ordinary Shares of a Cayman Islands holding company that conducts its operations through its Hong Kong subsidiary, which involves unique risks to investors. Our Hong Kong subsidiary conducted project activities in Macau during fiscal 2026, and we rely on a third-party manufacturer in Mainland China pursuant to a strategic partnership agreement.

We are a holding company incorporated in the Cayman Islands with no material operations of our own. As a holding company with no material operations of our own, we conduct our operations through our subsidiary, Boca International Limited, which is incorporated in Hong Kong (the “Operating Subsidiary”); our Operating Subsidiary conducted project activities in Macau during fiscal 2026, and, on September 4, 2026, we entered into a strategic partnership agreement with a third-party manufacturer in Mainland China. The Class A Ordinary Shares offered by this prospectus are Class A Ordinary Shares of Green Circle Decarbonize Technology Limited, the Cayman Islands holding company, instead of ordinary shares of the Hong Kong Operating Subsidiary. Investors in the Class A Ordinary Shares offered by this prospectus will not directly hold equity interests in the Operating Subsidiary.

Our Operating Subsidiary conducts its business in Hong Kong, a Special Administrative Region of the PRC, and conducted project activities in Macau during fiscal 2026. We rely on a third-party manufacturer in Mainland China pursuant to a strategic partnership agreement, and some of the Operating Subsidiary’s other clients are Mainland China companies or have shareholders or directors who are Mainland China individuals. The Chinese government may intervene in or influence our operations at any time, directly or indirectly, including through laws, regulations, policy directives, regulatory actions or actions affecting our customers, suppliers and contractual counterparties. Laws, regulations and policies in China may change quickly with little advance notice, and their interpretation and enforcement involve uncertainty. The Chinese government may also exercise significant oversight and discretion over offerings conducted overseas and foreign investment in China-based issuers, and authorities in Hong Kong and Macau may exercise significant oversight and discretion over activities conducted in those jurisdictions. Any such intervention, influence, control, oversight or discretion could materially affect our operations and the value of our securities. Such governmental actions:

●	could result in a material change in our operations;

●	could significantly limit or completely hinder our ability to offer or continue to offer securities to investors; and

●	may cause the value of our securities to significantly decline or be worthless.

Additionally, although we own 100% equity interest in our Operating Subsidiary and currently do not have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in China, we are still subject to certain legal and operational risks associated with our Operating Subsidiary being based in Hong Kong, having conducted project activities in Macau during fiscal 2026, relying on a third-party manufacturer in Mainland China and having other potential clients that are Mainland China companies or have shareholders or directors who are Mainland China individuals. We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six Mainland China regulatory agencies in 2006 and amended in 2009, require an overseas special purpose vehicle formed for listing purposes through acquisitions of domestic companies in mainland China and controlled by companies or individuals of mainland China to obtain the approval of the China Securities Regulatory Commission (“CSRC”), prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In addition, on December 24, 2021, the CSRC released the Administrative Regulations of the State Council Concerning the Overseas Issuance of Security and Listing by Domestic Enterprise (Draft for Comments) (the “Draft Administrative Regulations”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”) (collectively the “Draft Rules on Overseas Listing”) for public opinion.

On February 17, 2023, the CSRC issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines (collectively, the “Trial Measures”), which became effective as at March 31, 2023. The Trial Measures require a domestic enterprise in Mainland China seeking to issue and list its shares overseas to complete certain filing procedures and submit the relevant information to the CSRC. Should the Trial Measures be applicable to us, we may be subject to additional compliance requirements in the future.

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly issued the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises (the “Confidentiality Provisions”), which came into effect on March 31, 2023. The Confidentiality Provisions require that, among other things, (i) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level, and (ii) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfil relevant procedures stipulated by applicable national regulations.

We are a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company without material operations of our own, we conduct our business through our Hong Kong Operating Subsidiary, Boca International Limited, which conducted project activities in Macau during fiscal 2026; we also rely on a third-party manufacturer in Mainland China pursuant to a strategic partnership agreement entered into on September 4, 2026. Further, our Chief Executive Officer, Chief Financial Officer and all members of our board of directors are not mainland China citizens and most of them are based in Hong Kong or outside mainland China and all of our revenues and profits are generated by our subsidiary in Hong Kong and we have not generated any revenues or profits in mainland China. We do not maintain a subsidiary or owned production facilities in Mainland China. As such, we do not believe we would be subject to the M&A Rules, or would be required to file with the CSRC under the Trial Measures or the Confidentiality Provisions.

Our management monitors the cash position of entities within our organization regularly and prepares budgets on a monthly basis to ensure that each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, and we will provide funding to the subsidiary through loans or capital contributions. It is permissible for the Company, as an exempted company incorporated in the Cayman Islands, to act as an investment holding company and transfer cash to its subsidiary. Accordingly, we may invest in our subsidiary by way of debt or equity contributions. As an investment holding company, we may rely on dividends and other equity distributions paid by our subsidiary for our cash and financing requirements. A Hong Kong company can only make a distribution out of profits available for distribution, as required by the Companies Ordinance (Chapter 622 of the Laws of Hong Kong) and in accordance with its articles of association. Given that our Operating Subsidiary recorded an accumulated deficit as of the date of this prospectus, it is unable to make any distributions to us. Furthermore, if our Operating Subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us.

We have not made any dividends or distributions to U.S. investors as of the date of this prospectus. We and our Operating Subsidiary do not have any plans to distribute earnings in the foreseeable future. No transfers, dividends, or distributions have been made between us and our Operating Subsidiary as of the date of this prospectus.

The Holding Foreign Companies Accountable Act (“HFCA Act”) was enacted on December 18, 2020. The HFCA Act states that if the U.S. Securities and Exchange Commission (“SEC”) determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board (United States) (the “PCAOB”) for three consecutive years (later changed to two consecutive years), the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. Our auditor, ZH CPA, LLC, the independent registered public accounting firm that issued the audit report incorporated by reference in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess ZH CPA, LLC’s compliance with applicable professional standards. ZH CPA, LLC is headquartered in Denver, Colorado and has been inspected by the PCAOB on a regular basis, with the last inspection in February 2025. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB HFCA Act determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S law. It includes the following three provisions that, if abided by, would grant the PCAOB complete access for the first time: (i) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without consultation with, nor input from, Chinese authorities; (ii) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; and (iii) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. On December 15, 2022, the PCAOB announced that it had completed a test inspection of two selected auditing firms in mainland China and Hong Kong and had voted to vacate its previous Determination Report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) was enacted as part of the Consolidated Appropriations Act, 2023, amending the HFCA Act to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, then the companies audited by those registered public accounting firms could be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act. There can be no assurance that China will abide by the Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, and that on-site inspections and investigations of firms headquartered in mainland China and Hong Kong will occur and allow for full and timely access to information. See “Risk Factors—Risks Related to Conducting Business in China, Including Hong Kong and Macau—Our securities may be prohibited from being traded on a U.S. national securities exchange under the HFCA Act if the PCAOB is unable to inspect our auditors for two consecutive years and, as a result, an exchange may determine to delist our Class A Ordinary Shares” for a more detailed discussion of the HFCA Act and the AHFCAA.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. federal securities laws, and as such, are eligible for reduced public company disclosure requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer” for additional information.

We are also a “controlled company” under NYSE American Company Guide Section 801(a), and will continue to be a “controlled company” under such rule as long as our Chief Executive Officer and a member of our board of directors, Mr. Chan Kam Biu Richard (“Mr. Chan”), and his affiliates beneficially own or control Ordinary Shares (as defined herein) representing more than 50% of the aggregate voting power of our outstanding Ordinary Shares. As of the date of this prospectus, Mr. Chan beneficially owns or controls Class B Ordinary Shares representing approximately 94.97% of the aggregate voting power of our outstanding Ordinary Shares. For so long as we are a controlled company under that definition, we will be eligible for certain exemptions from the corporate governance requirements of the NYSE American. If we cease to be a foreign private issuer, we intend to rely on these exemptions. See “Prospectus Summary — Implications of Being a Controlled Company”.

Investing in the Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 19 to read about certain factors you should carefully consider before deciding to invest in the Class A Ordinary Shares.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 14, 2026.

You should rely only on the information contained in this prospectus or incorporated by reference herein. Neither we nor the Selling Shareholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or a document incorporated by reference herein is accurate as of any date other than the date on the front of this prospectus or the applicable document incorporated by reference herein. Our business, financial condition, results of operations and prospects may have changed since such dates.

Except as otherwise set forth in this prospectus, neither we nor the Selling Shareholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

i

SPECIAL Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that represent our beliefs, projections and predictions about future events. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these terms or other similar expressions. Forward-looking statements include, but are not limited to, such matters as:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our expectations regarding demand for and market acceptance of our services and the products and services we assist the distributions of;

●	our expectations regarding our client base;

●	our ability to procure the applicable regulatory licenses in the relevant jurisdictions that we operate in;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to protect our intellectual property rights and secure the right to use other intellectual property that we deem to be essential or desirable to the conduct of our business;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	overall industry and market performance;

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements; and

●	other factors in the “Risk Factors” section of this prospectus.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions, and expectations of future performance, taking into account the information currently available to us. These statements are only estimates based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance, or achievements to differ materially from the results, levels of activity, performance, or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks described under the section “Risk Factors” in this prospectus. The forward-looking statements made in this prospectus and the documents incorporated by reference in this prospectus relate only to events or information as of the date on which the statements are made. You should thoroughly read this prospectus and the documents incorporated by reference herein with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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MARKET, INDUSTRY AND OTHER DATA

We obtained the industry, market and competitive position data included or incorporated by reference in this prospectus from our internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. We have not independently verified the accuracy or completeness of the data contained in the third-party research and other publicly available information. Further, while we believe that our internal research is reliable, such research has not been verified by any third party. While we believe the industry, market and competitive position data included or incorporated by reference in this prospectus are reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the third parties or by us.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This prospectus and the documents incorporated by reference herein contain references to trademarks, trade names and service marks. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus or the documents incorporated by reference herein may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to such trademarks, trade names and service marks. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entities.

EXCHANGE RATE INFORMATION

We are a holding company with operations conducted in Hong Kong through our Operating Subsidiary in Hong Kong, Boca International Limited, and our reporting currency is in Hong Kong dollars. Translations of amounts from Hong Kong dollars into United States dollars are solely for the convenience of the reader, and, unless otherwise noted, were calculated at the rate of US$1 = HK$7.8 and US$1 = HK$7.8000, representing the noon buying rate in The City of New York for cable transfers of Hong Kong Dollar as certified for customs purposes by the Federal Reserve Bank of New York on March 31, 2026. No representation is made that the Hong Kong dollar amounts represent or could have been, or could be converted, realized, or settled into United States dollars at such rates, or at any other rate.

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Prospectus Summary

This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus and the documents incorporated by reference in this prospectus carefully, including, in particular, the section entitled “Risk Factors” in this prospectus. Unless otherwise indicated, references to the “Company,” “we,” “us,” or “our,” or similar terms when used in a historical context refer to Green Circle Decarbonize Technology Limited, or any one or more of its subsidiaries or their predecessors, or to such entities collectively. All references to “Hong Kong” in this prospectus refer to the Hong Kong Special Administrative Region of the People’s Republic of China. All references to “China” or the “PRC” in this prospectus include Hong Kong and Macau, but exclude Taiwan, and “Mainland China” means the People’s Republic of China, excluding Hong Kong, Macau and Taiwan. All of the legal and operational risks associated with having operations in the PRC, including risks arising from intervention or influence by the Chinese government, also apply to our operations in Hong Kong and our project activities in Macau. All references to the “United States,” “U.S.” or “US” refer to the United States of America. The term “US$” or “$” or “U.S. dollar” refers to the lawful currency of the United States. The term “HK$” or “Hong Kong dollars” refers to the lawful currency of Hong Kong. The term “RMB” refers to the lawful currency of Mainland China.

Our Mission

Our mission is to preserve the world through decarbonization technologies. As an advocate of decarbonization, we design, develop, and provide customized energy saving solutions that bring considerable economic benefits to our clients and reduce carbon emissions for a sustainable future.

As carbon emissions continue to build up in the atmosphere at historic levels, the theme of decarbonization has been gaining momentum on the international stage, and companies and governments are facing more pressure than ever to develop and execute a meaningful net-zero strategy, especially after the adoption of the Paris Agreement and the Glasgow Climate Pact in 2015 and 2021, respectively. The Glasgow Climate Pact reaffirms the Paris Agreement Temperature Goal and urges each of the signing countries to take further actions to accelerate the development, deployment, and dissemination of technologies, and the adoption of policies, to transition towards low-emission energy systems.

It is specifically acknowledged in the Paris Agreement that climate change is a common concern of humankind, and accordingly, the fight against climate change and the pursuit of decarbonization is not only an imperative agenda of governments or states, but also requires commitment and active participation and contribution by non-state actors such as businesses, financial institutions, educational institutions, and healthcare institutions. We have devised and have been consolidating our corporate mission to research, develop, strategize, and commercialize our decarbonization technology and products that not only bring considerable economic benefits to our clients, but also contribute to the global campaign of decarbonization and ultimately a more sustainable future.

Overview of Our Business

We are a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company without material operations of our own, we conduct our business in Hong Kong through our Operating Subsidiary, Boca International Limited.

We are a provider of advanced energy saving solutions supported by proprietary phase change thermal energy storage materials and thermal engineering services. Our proprietary technology is a phase change material (“PCM”) thermal energy storage (“TES”) technology. By applying material science and nanotechnology, we have successfully invented and manufactured our PCM which allows temporary storage of excess thermal energy for later use and thereby bridges the gap between energy availability and energy use (“BocaPCM-TES Technology”).

With our industry experience and professional expertise, we have put our BocaPCM-TES Technology into practice and invented our product, “BocaPCM-TES Panel,” a custom-made high-density polyethylene (“HDPE”) plastic encapsulated container fully filled with our PCM solution. Currently, we have developed more than 20 types of PCM, each of which has a unique phase change temperature and TES capacity to accommodate different temperature requirements in various PCM-TES applications. Based on the type of PCM solution filled into the HDPE plastic containers, we are able to manufacture customized BocaPCM-TES Panels with a wide range of operating temperatures from -86°C to +600°C to suit our clients’ needs. Accordingly, our BocaPCM-TES Panels can be utilized in many heating, ventilation, and air conditioning (“HVAC”) and refrigeration applications.

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By utilizing our customized BocaPCM-TES Panels, we design, develop, and manufacture our phase change material thermal energy storage system (“BocaPCM-TES System”) and apply it on various central air conditioning systems (collectively, “Ultra-High Efficiency Boca Hybrid Power Chiller Plant”). Our Ultra-High Efficiency Boca Hybrid Power Chiller Plant is essentially an advanced cooling system that can be deployed in most existing and new buildings, and it is environmentally friendly with a long lifespan. Operating alongside our self-developed fully automatic control system, our Ultra-High Efficiency Boca Hybrid Power Chiller Plant can increase its efficiency by optimization control model that shifts the chiller plant’s cooling load from on-peak periods to off-peak periods through applying real-time electricity demand peak management, resulting in a lower running cost due to lower tariff rate charged during off-peak periods. Taking our Hong Kong Aircraft Engineering Company Limited project (the “HAECO Project”) as a reference, buildings installed with our Ultra-High Efficiency Boca Hybrid Power Chiller Plant are able to reduce at least 40% of electricity consumption during all running time, and approximately 50% to 70% of the running cost (depending on the local electricity tariff) when compared with conventional central air conditioning systems. As a result, our technology and products not only contribute to the global campaign of decarbonization by cutting carbon emissions directly, but also bring considerable economic benefits to our clients.

To further our corporate mission and better grasp market opportunities, we continue to strive to develop environmental-friendly, efficient, and cost-saving technologies and solutions for the benefit of our clients and the world at large.

Our Competitive Strengths

Research has shown that PCM-TES application has the potential to be a cost-effective and sustainable energy saving solution. We believe our business has the following strengths which distinguish us from our competitors and position us to capitalize on the expected continued growth in the energy saving market:

●	Recognized Know-How and Expertise. We are one of the few companies in Asia who possess the PCM-TES technology. We successfully applied our BocaPCM-TES Technology into our Ultra-High Efficiency Boca Hybrid Power Chiller Plant, and its performance has been recognized by a number of awards.

●	Interdisciplinarity. We not only possess the engineering and technical knowledge of PCM-TES Technology, but have also invented our own PCM and developed our own fully automatic control system for the construction and operation of our Ultra-High Efficiency Boca Hybrid Power Chiller Plant.

●	Energy Saving Mechanism. The cooling capacity output of conventional central air conditioning systems is adjusted corresponding to the cooling load demand. In other words, when the cooling load demand is low, the coefficient of performance (“COP”) of the refrigeration unit will decrease. In contrast, our BocaPCM-TES System allows thermal energy storage and release, enabling the refrigeration unit to operate under the highest COP possible. If the cooling output of the refrigeration unit is higher than the cooling load demand, additional thermal energy will be stored in our BocaPCM-TES System. Alternatively, if the cooling output of the refrigeration unit cannot meet the cooling load demand, our BocaPCM-TES System will release thermal energy, thereby improving the efficiency of the system.

●	Reduced Running Cost. Since the rate of electricity tariff is different between on-peak periods and off-peak periods, our Ultra-High Efficiency Boca Hybrid Power Chiller Plant is able to shift chiller plant’s cooling load from on-peak periods to off-peak periods through applying real-time electricity demand peak management with our self-developed fully automatic control system. Due to the cooling load shifting mechanism, our Ultra-High Efficiency Boca Hybrid Power Chiller Plant can operate and reserve necessary thermal energy during off-peak periods in which energy cost is low. The reserved thermal energy can then be released and utilized during on-peak periods to reduce electricity consumption and therefore achieve a lower electricity running cost. Compared with conventional central air conditioning systems, our Ultra-High Efficiency Boca Hybrid Power Chiller Plant can reduce approximately 50% to 70% of the running cost (depending on the local electricity tariff).

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In the HAECO Project, the operation data of our Ultra-High Efficiency Boca Hybrid Power Chiller Plant has been recorded once every hour and all data are stored for continuous monitoring and further analysis. From June 2019 to June 2020, we recorded a total electricity running cost of approximately HK$5.8 million while the original electricity running cost, if the old chiller plants were used, was estimated to be approximately HK$14.6 million for the same period. From June 2020 to June 2021, we recorded a total electricity running cost of approximately HK$6.8 million while the original electricity running cost, if the old chiller plants were used, was estimated to be approximately HK$15.2 million for the same period. Our Ultra-High Efficiency Boca Hybrid Power Chiller Plant has successfully achieved a significant reduction in the electricity running costs of our customer’s air conditioning system. The average electricity cost savings were approximately 60% and 56% for the 2019-2020 period and 2020-2021 period, respectively. In addition, our customer has estimated that over 4,000,000 kilograms of carbon dioxide emission will be reduced on an annual basis after using our Ultra-High Efficiency Boca Hybrid Power Chiller Plant.

●	Reduced Use of Space. By shifting part of the chiller plant’s cooling load from on-peak periods to off-peak periods, it allows us to reduce the size of the cooling machinery and hence reduce the use of space.

●	Increased Capacity. Compared with conventional central air conditioning systems, our Ultra-High Efficiency Boca Hybrid Power Chiller Plant can store additional thermal energy in our BocaPCM-TES System for later use, which increases the system output without having extra machinery.

●	Environmentally Friendly. By using our Ultra-High Efficiency Boca Hybrid Power Chiller Plant, electricity consumption can be reduced at least 40% during all running time, which cuts direct and indirect carbon dioxide emissions.

●	User-friendly System. We have simplified the design of our Ultra-High Efficiency Boca Hybrid Power Chiller Plant and reduced the number of control valves typically needed in conventional central air conditioning systems. Basically, it stores and releases thermal energy by controlling the cooling capacity of the refrigeration unit and the water flow and air flow inside the system.

●	Efficient System. Compared with other PCM-TES systems on the market, our BocaPCM-TES System can offer a quicker response, which makes our Ultra-High Efficiency Boca Hybrid Power Chiller Plant more efficient.

●	Lower Maintenance Cost. Our Ultra-High Efficiency Boca Hybrid Power Chiller Plant offers more reliable operation by allowing the machineries to run around the clock, which lowers the chance of machine malfunction and thus lowers the maintenance Cost.

●	Tailor-made Energy Saving Solution. We can adjust our Ultra-High Efficiency Boca Hybrid Power Chiller Plant to suit our clients’ needs so that the overall machinery capacity and TES capacity would match the system cooling loads.

●	Stand-by Capacity. In case the main machinery fails, our BocaPCM-TES System can act as the back-up facility by utilizing the thermal energy stored inside to handle the system cooling loads.

Our Strategy

Since our founding in 1992, we have been on a mission to cut carbon emissions globally with environmentally friendly solutions that improve the way in which the world uses energy. Key elements of our strategy include:

●	Substantial Reliance on the PBC Model. In order to implement our mission statement “to preserve the world by decarbonization technologies” step-by-step towards a decarbonized world, we intend to substantially rely on the PBC model. Based on the track records of our Ultra-High Efficiency Boca Hybrid Power Chiller Plant, we expect to help our clients not only reduce their carbon emissions, but also earn carbon credits to be sold in the carbon markets.

●	Strategic Alliance and Solicitation. With the purpose of promoting decarbonization and reducing carbon emissions, we intend to co-operate with non-governmental organizations and green funds to work on different decarbonization projects, and solicit business from companies with decarbonization targets or with high electricity consumption rate.

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●	Continuous Innovation and Advancement of Our Energy Saving Solutions. We intend to continue to innovate our Ultra-High Efficiency Boca Hybrid Power Chiller Plant by developing new and enhanced technologies and solutions. Our research and development strategy currently focuses on:

(i)	Cold Chain/Cold Store. We are collaborating with Gene Company Limited (“GeneHK”) to apply our BocaPCM-TES Technology in developing and manufacturing (a) ultra-low temperature transportation boxes to store samples in extremely low temperatures and (b) freezer backup systems to protect samples stored in low or ultra-low temperature freezer in case it is out of electricity (collectively, the “Research Projects”). Pursuant to the product development and supply agreement entered into between GeneHK and us, we agreed to engage in the Research Projects and supply them with a range of products in accordance with their specifications and requirements, exclusively, with regard to certain territories and market sectors. The exclusive territories comprise mainland China, Hong Kong, Macau and Taiwan and the exclusive market sectors comprise scientific research, medical, diagnostic, pharmaceutical, life sciences, and biotechnology.

(ii)	Liquid Cooling Technology. We are designing a dual circuit liquid cooling system for data centers with an aim to minimize their operating costs and noise generation. By making use of (a) basic cooling by refrigeration units and (b) direct liquid cooling to the central processing units by heat transfer media oil, our liquid cooling system will conduct heat outside of the data centers and therefore lower the temperature by radiation. We expect to achieve an efficient cooling effect for all the servers and storage devices in data centers which will help minimize the noise generated by higher processor speeds. In relation to the liquid cooling part of the dual circuit, we have adopted the immersion cooling technology which involves directly immersing the electronic components in a non-conductive liquid. The heat generated by the electronic components will be transferred to the fluid and subsequently removed from the cooling system. Apart from the design of the cooling system, it is essential for us to find a suitable liquid that does not only possess reliable and stable heat transfer ability, but also complies with the industrial and regulatory standards in our clients’ countries.

(iii)	Artificial Intelligence System. Currently, we are trying to incorporate model predictive control technology into our existing fully automatic control system. We expect this advanced system with self-learning capability to be able to calculate and maintain a more accurate maximum COP so that our Ultra-High Efficiency Boca Hybrid Power Chiller Plant can operate more efficiently.

(iv)	Domestic Heating System. Depending on the phase change temperatures of different PCM, our BocaPCM-TES Technology can be applied in a wide range of energy storage systems. As mentioned above, our +8°C PCM allows our Ultra-High Efficiency Boca Hybrid Power Chiller Plant to store and release cold energy at the optimum temperature to promote cost-effectiveness. In contrast, we have also invented a PCM with a phase change temperature at +58°C, which is the optimum temperature for storing heat energy obtained from solar power for domestic use. Moreover, instead of the traditional photovoltaic system that converts light into electricity using semiconducting materials, we seek to develop a heat storage system by combining our BocaPCM-TES Technology with vacuum tube solar collector which stores heat energy more efficiently. The heat energy stored in the system can be discharged for domestic use, such as underfloor heating. In order to commercialize the domestic heating system, and expand the scale of production, the Company is planning to acquire a manufacturer of vacuum tube solar collector.

●	Further Expansion of Our Project Related Services. We currently offer our clients the following project related services:

(i)	Project Management. We offer our clients project management services to ensure the process of installing our Ultra-High Efficiency Boca Hybrid Power Chiller Plant is managed in conjunction with the overall project plan, and we oversee the entire project from start to end.

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(ii)	Commissioning of the System. We commission our Ultra-High Efficiency Boca Hybrid Power Chiller Plant to ensure that our system is providing the level of performance that was committed to the client.

(iii)	Operations and Maintenance. We offer our clients operational and maintenance plans to keep our system in top performance. This consists of both remote monitoring of the system’s performance as well as periodic onsite visits to perform routine inspection and maintenance.

We plan to expand our resources and capabilities in project related services to meet our clients’ needs. This expansion will include adding employees who perform the work, as well as contracting and certifying qualified third parties to perform the commissioning, operating, and maintenance services.

●	Arrangement of Project Financing. We intend to co-operate with banks and other financial institutions to arrange project finance for our potential clients for building and installing our Ultra-High Efficiency Boca Hybrid Power Chiller Plant.

●	Mass production of BocaPCM-TES Panels. We expect a steady growth of demand for our Ultra-High Efficiency Boca Hybrid Power Chiller Plant over the next ten years because it has the potential to be installed in all new and existing buildings. On September 4, 2026, we entered into a strategic partnership agreement with SANVO Fine Chemicals Group Limited, which will serve as the sole supplier and exclusive manufacturer for the mass production of our BocaPCM-TES Panels in Mainland China.

History and Corporate Structure

We commenced our business operations in 1992 and established Boca International Limited. Since then, we have invested substantial resources in technological advancements, particularly our research and development in PCM and the ancillary technologies for enhancing its commercial applicability.

We have been conducting research and experiments in the physical characteristics and chemical compositions of various PCMs. In 1992, one of our most important PCMs was invented. It undergoes phase change (solidification) at +8°C, which is the optimum temperature for its application in air conditioning systems.

In 2003, we developed the first-generation BocaPCM solution encapsulation in the form of a stainless-steel ball for improving its durability and the heat transfer efficiency of our PCM. Subsequently, in 2007, with the technological advancement in material science, we switched to HDPE panels in our second-generation encapsulations which significantly lowered the costs and brought our technology one step closer to commercialization. In 2013, we further improved the design of our HDPE panels by applying ultrasonic welding technology to enhance its heat transfer rate. HDPE panels are used in the production of our existing BocaPCM-TES Panel, which forms an important part of our BocaPCM-TES System.

In 2015, we developed a fully automatic control software for our Ultra-High Efficiency Boca Hybrid Power Chiller Plant which significantly increases its energy saving performance and operation efficiency. Going forward, one of our research and development goals is to upgrade our current fully automatic control system to an artificial intelligence system.

In 2015, Boca International Limited, then wholly owned by Chan Kam Biu Richard, was acquired by Richly Conqueror Limited. In 2016, Boca International Limited was acquired by SGOCO International (HK) Limited, SGOCO Group Limited’s (“SGOCO”, currently known as Troops, Inc., (Nasdaq: TROO)) subsidiary incorporated in Hong Kong, from Richly Conqueror Limited for a total consideration of HK$52 million in the form of cash, plus 3.4 million new shares in SGOCO Group Limited. In June 2018, SGOCO transferred 48.9% interest in Boca International Limited to an independent third party as part of the consideration to acquire the entire issued share capital of a limited company. In August 2018, the independent third party sold its 48.9% interest to Green Circle Limited. On August 26, 2020, Chan Kam Biu Richard acquired the entire share capital of Green Circle Limited from an independent third party who Chan Kam Biu Richard personally knew. On September 10, 2020, SGOCO disposed of the remaining 51.1% interest in Boca International Limited to an independent third party. On September 21, 2020, the independent third party sold its 51.1% interest to Joyful Star Limited. On September 22, 2020, Chan Kam Biu Richard acquired the entire share capital of Joyful Star Limited from an independent third party who Chan Kam Biu Richard personally knew. On September 24, 2020, Green Circle Limited sold its 48.9% interest to Joyful Star Limited. Thus, the entire issued share capital of Boca International Limited was transferred to Joyful Star Limited in September 2020. In particular, the 51.1% interest in Boca International Limited was transferred to Joyful Star Limited for a consideration of HK$94 from the independent third party and the remaining 48.9% interest in Boca International Limited was transferred to Joyful Star Limited for a consideration of HK$90.

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As part of our founding partners’ early involvement, where they provided valuable resources contributing to our growth, Wong Tan Suen, on behalf of Wong C Ching and Ma Chi Heng, subscribed for 360,000 ordinary shares and 240,000 ordinary shares respectively at par value of US$0.001 per share in 2022, as part of our restructuring in anticipation of our initial public offering. Prior to the subscription, Wong C Ching and Ma Chi Heng provided aggregate loans totaling HK$5,000,000 (HK$4,010,000 and HK$990,000, respectively) to Boca International Limited. The 600,000 ordinary shares issued to the two individuals, Wong Tan Suen and Ma Chi Heng, are subject to a lock-up for a period of 183 days from the date of our initial public offering.

During a reorganization in 2022, we established our current offshore holding structure. Specifically, we established Green Circle Decarbonize Technology Limited in the Cayman Islands on February 15, 2022 as an exempted company with limited liability under the laws of the Cayman Islands. After the completion of the reorganization in 2022, Green Circle Decarbonize Technology Limited became the offshore holding company and has directly held our Operating Subsidiary since then.

The chart below summarizes our corporate structure and identifies the principal subsidiary as of the date of this prospectus:

Initial Public Offering and Listing

On January 14, 2026, we consummated our initial public offering of 2,500,000 ordinary shares, at a price of US$4.00 per share, for aggregate gross proceeds of US$10,000,000. We received net proceeds from the initial public offering of approximately US$8,566,625, after deducting underwriting discounts and commissions and offering expenses (excluding the exercise of the over-allotment option described below).

In connection with our initial public offering, we also granted the underwriters of the initial public offering a 45-day option to purchase up to an additional 375,000 ordinary shares to cover over-allotments, if any. On February 12, 2026, the underwriters exercised the over-allotment option in full, pursuant to which we issued and sold to the underwriters, 375,000 ordinary shares at a price of US$4.00 per share, resulting in additional gross proceeds of US$1,500,000. As a result, inclusive of the over-allotment option, we raised aggregate gross proceeds of US$11,500,000 from our initial public offering.

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In connection with our initial public offering, we also issued underwriters’ warrants (“Underwriters’ Warrants”) to each of the representative of the underwriters in the initial public offering and the co-manager of the initial public offering. Each Underwriter’s Warrant entitles the holder to purchase up to an aggregate of 10,417 Class A Ordinary Shares of the Company. The Underwriters’ Warrants may be exercised beginning on September 30, 2026 until September 30, 2029. The original exercise price of the Underwriters’ Warrants was US$4.00 per share, which increased to US$24.00 per share following the October 7, 2026 one-for-six share consolidation pursuant to the adjustment provisions of the Underwriters’ Warrants.

In connection with our initial public offering, our ordinary shares became listed on the NYSE American and began trading thereon on January 13, 2026, under the symbol “GCDT.” On August 10, 2026, our shareholders approved, effective August 11, 2026, a reclassification of our ordinary shares into Class A Ordinary Shares and Class B ordinary shares, par value US$0.001 per share (the “Class B Ordinary Shares,” and together with the Class A Ordinary Shares, the “Ordinary Shares”). As a result of the reclassification, our Class A Ordinary Shares became our listed shares on the NYSE American, trading under the symbol “GCDT.”

Resignation of Chief Financial Officer and Appointment of New Chief Financial Officer

Effective April 15, 2026, our then Chief Financial Officer, Mr. Lai Tai Yan, resigned from his position as our Chief Financial Officer. Mr. Lai’s resignation was not due to any disagreement with us, our management or our board of directors on any matter relating to our operations, policies or practices.

Effective June 8, 2026, our board of directors appointed Mr. Louis Ho Ming Leung as our new Chief Financial Officer.

July 2026 Private Placement

On July 16, 2026, we entered into a Securities Purchase Agreement with the Selling Shareholder, pursuant to which we agreed to sell to the Selling Shareholder (i) an unsecured convertible promissory note (which we refer to in this prospectus as the “Note”) having an aggregate principal amount of US$10,000,000, maturing on January 16, 2027, with an original issue discount of 20%, and convertible, in whole or in part, into our Class A Ordinary Shares at a conversion price of the greater of (x) US$0.1099 per share (the “Note Conversion Floor Price”) and (y) 80% of the lowest closing price of our Class A Ordinary Shares on our principal trading market during the five trading days immediately prior to the date of the applicable notice of conversion, and (ii) warrants to purchase up to 4,853,780 (subject to adjustments) of our Class A Ordinary Shares (which we refer to in this prospectus as the “Common Warrants”) at an exercise price of US$12.00 (subject to certain adjustments).

Concurrently with the July 2026 Private Placement, we also entered into the Equity Purchase Agreement with the Selling Shareholder.

The Class A Ordinary Shares registered hereby are the Class A Ordinary Shares issued or issuable under the Equity Purchase Agreement. The Class A Ordinary Shares issuable upon conversion of the Note (the “Note Shares”) and upon exercise of the Common Warrants (the “Common Warrant Shares”) will be registered on a separate registration statement and are not being registered hereby.

Summaries of certain material terms and provisions of the Note, the Common Warrants and the Equity Purchase Agreement are set forth below.

Note

The Note does not bear interest until the maturity date, except that upon the occurrence and during the continuance of an event of default, the Note will commence accruing interest at a rate per annum equal to 20%, until the default is cured. In the event the Note or any portion thereof is not converted, the unconverted portion of the Note, together with any accrued interest must be paid by the maturity date.

Subject to the holder of the Note’s conversion rights, we may prepay all or any portion of the Note upon at least 10 trading days’ prior written notice to the holder of the Note, at a price equal to 110% of the portion of the outstanding amount of the Note being prepaid. During the notice period, the holder of the Note may elect to convert all or any portion of the then outstanding amount of the Note.

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If the closing price of our Class A Ordinary Shares on our principal trading market is below the Note’s conversion floor price then in effect for five consecutive trading days, a “Floor Price Trigger Event” occurs. Following a Floor Price Trigger Event, the holder of the Note may elect to require us to make a cash settlement based on 110% of the then outstanding amount of the Note, with the resulting payment amount determined by reference to the number of whole calendar weeks remaining until the maturity date, subject to a minimum of one week. We may satisfy such payment in cash or, subject to the terms and availability of the Equity Purchase Facility, by drawing gross proceeds under the Equity Purchase Facility and applying those proceeds to the required payment.

If, while any portion of the Note remains outstanding, we or any of our subsidiaries consummates a financing or capital raise, the holder of the Note may require us to apply 50% of the gross proceeds of such financing or capital raise to the prepayment of the Note, at a price equal to 110% of the applicable then outstanding amount in respect of the portion being prepaid. Our usage of the Equity Purchase Facility will not constitute a financing or capital raise for purposes of the foregoing.

The Note’s conversion floor price is subject to periodic downward adjustments on each six-month anniversary of the Note’s initial issuance date. On each such date, the Note’s conversion floor price will be reduced, if applicable, to the lower of the Note’s conversion floor price then in effect and 20% of the lower of (i) the closing price of the Class A Ordinary Shares on the trading day immediately preceding the applicable adjustment date and (ii) the average closing price of the Class A Ordinary Shares over the five trading days preceding such date. The Note’s conversion floor price may only be reduced and may not subsequently be increased. We may also, with the holder of the Note’s prior written consent, voluntarily reduce the conversion price to any amount determined by our board of directors, subject to the conversion price not being reduced below par value.

In addition, for so long as at least 10% of the original principal amount of the Note remains outstanding, if we issue or sell, or are deemed to issue or sell, Class A Ordinary Shares or certain securities convertible into or exercisable or exchangeable for Class A Ordinary Shares at a price per share below the Note’s conversion floor price then in effect, the Note’s conversion floor price will automatically be reduced to such lower price. This adjustment is separate from the periodic six-month conversion floor price adjustment. Issuances of Class A Ordinary Shares pursuant to the Equity Purchase Agreement and issuances pursuant to board-approved equity incentive plans, employee share purchase plans and director compensation arrangements are excluded from these dilutive issuance provisions.

The Note also contains customary anti-dilution provisions relating to certain recapitalizations and changes to our capital structure, and proportionate adjustment provisions for stock splits or combinations of our Class A Ordinary Shares.

For so long as any portion of the Note remains outstanding, we are generally prohibited from entering into or maintaining any variable rate transaction. A “variable rate transaction” generally includes an equity or equity-linked security whose conversion, exercise or exchange price is based on, varies with or may be reset based on the trading price of the Class A Ordinary Shares or a subsequent issuance of securities, as well as certain transactions containing similar price-reset, redemption, put, call or other mechanisms that could result in the issuance of additional equity securities or the payment of cash by us. The issuance of Class A Ordinary Shares pursuant to the Equity Purchase Agreement will not constitute a variable rate transaction for purposes of the foregoing.

A holder of the Note will not have the right to convert any portion of the Note, if the holder, together with its affiliates and attribution parties, would beneficially own in excess of 4.99% of the number of Class A Ordinary Shares outstanding immediately after giving effect to such conversion. Further, we may not issue Class A Ordinary Shares upon conversion of the Note or otherwise pursuant to the Note to the extent that doing so would cause us to exceed the maximum number of Class A Ordinary Shares that may be issued under the applicable rules or regulations of our principal trading market, except that such limitation will not apply if we obtain any shareholder approval required by our principal trading market for issuances in excess of such limit.

The foregoing description of the Note is a summary only and is qualified in its entirety by reference to the full text of the Note, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

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Common Warrants

The Common Warrants were issued with an initial exercise price of US$12.00 per Class A Ordinary Share, and are exercisable at any time until 5:00 p.m. (New York City time) on July 16, 2028. The Common Warrants contain certain anti-dilution and price adjustment provisions.

If, while the Common Warrants are outstanding, we issue or sell Class A Ordinary Shares or certain securities convertible into or exercisable or exchangeable for Class A Ordinary Shares at a price per share below the then-current exercise price of the Common Warrants, subject to specified exceptions, the exercise price of the Common Warrants will generally be reduced to the applicable lower issuance price and the number of Common Warrant Shares issuable upon exercise of the Common Warrants will be proportionately increased so that the aggregate exercise price for the Common Warrant Shares then issuable remains unchanged; provided that the exercise price may not be adjusted below US$0.1099 (the “Initial Exercise Floor Price”).

The Common Warrants also provide for periodic adjustments to the Common Warrants’ exercise price and exercise floor price. Beginning six months after the closing date of the July 2026 Private Placement and on each six-month anniversary thereafter while the Common Warrants remain outstanding, the exercise floor price of the Common Warrants will be adjusted downward, if applicable, to 20% of the applicable minimum price under the NYSE Listed Company Manual. Five trading days after each such periodic adjustment date, the exercise price of the Common Warrants will generally be adjusted to the greater of the applicable exercise floor price and the lower of the then-current exercise price and the lowest VWAP of our Class A Ordinary Shares during the five trading days following the applicable adjustment date. The number of Common Warrant Shares will be proportionately adjusted in connection with these periodic adjustments so that the aggregate exercise price for the Common Warrant Shares then issuable remains unchanged. In no event will such adjustments reduce the exercise price below the applicable exercise floor price or result in Common Warrant Shares being issued at a price below the par value.

While the Common Warrants remain outstanding, in the event of certain mergers, consolidations, sales of substantially all our assets, tender or exchange offers, recapitalizations, reorganizations or other specified business combinations ( “Fundamental Transaction”), holders of the Common Warrants will generally be entitled, upon any subsequent exercise of the Common Warrants, to receive the securities, cash or other consideration that the holders of the Common Warrants would have received had the Common Warrants been exercised immediately prior to the Fundamental Transaction. Notwithstanding the foregoing, in the event of a Fundamental Transaction, a holder of Common Warrants may, concurrently with, or within 30 days after, the consummation such Fundamental Transaction (or, if later, the date of the public announcement of such Fundamental Transaction), require us or the successor entity in such transaction to repurchase the holder’s Common Warrants for an amount of cash equal to the Black-Scholes value of the remaining unexercised portion of the holder’s Common Warrants on the date of the consummation of such Fundamental Transaction; provided, however, that if the applicable transaction is not within our control (such as not having been approved by our board of directors), the requesting holder shall only be entitled to receive from us or the successor entity in the transaction, the same type or form of consideration (and in the same proportion), at the Black-Scholes value, of the unexercised portion of the holder’s Warrants, that is being offered and paid to our shareholders in connection with the Fundamental Transaction; and provided, further, that if our shareholders are not offered or paid any consideration in the applicable transaction, such shareholders will be deemed to have received our Class A Ordinary Shares or the common equity of any successor entity, as the case may be.

If, at the time of exercise, there is no effective registration statement registering the resale of the Common Warrant Shares by the holders thereof, the Common Warrants may be exercised on a cashless basis. In addition, on the expiration date of the Common Warrants, the Common Warrants will be automatically exercised on a cashless basis, subject to the beneficial ownership limitation described below.

The Common Warrants also contain customary adjustment provisions for share dividends, share splits, reverse share splits, share combinations, recapitalizations and similar transactions. In addition, following certain share splits, reverse share splits, share dividends, share combinations, recapitalizations or similar transactions, if the lowest VWAP of our Class A Ordinary Shares during the five trading days following such event is below the exercise price of the Common Warrants then in effect, the exercise price will be reduced to such lower VWAP, subject to the applicable floor price, and the number of Common Warrant Shares issuable upon exercise will be correspondingly increased so that the aggregate exercise price of the Common Warrants remains unchanged. Any such adjustment may only decrease, and not increase, the exercise price. We may also, subject to the rules of the principal trading market on which our Class A Ordinary Shares are then listed and the holders of the Common Warrants’ consent, voluntarily reduce the exercise price of the Common Warrants.

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While a majority of the Common Warrants remain outstanding, we are generally prohibited from entering into or maintaining any variable rate transaction (as defined above).

A holder of Common Warrants will not have the right to exercise its Common Warrants, if the holder, together with its affiliates and attribution parties, would beneficially own in excess of 4.99% of the number of Class A Ordinary Shares outstanding immediately after giving effect to such exercise. A holder of Common Warrants may decrease or increase the foregoing beneficial limitation by notice to us, but may not increase it above 4.99%, and any increase would not become effective until 61 days after notice. Any portion of an automatic cashless exercise (as described above) that would exceed the beneficial ownership limitation will be held in abeyance until delivery would comply with the beneficial ownership limitation.

The foregoing description of the Common Warrants is a summary only and is qualified in its entirety by reference to the full text of the Common Warrants, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Equity Purchase Agreement

Concurrently with the July 2026 Private Placement, we also entered into the Equity Purchase Agreement with the Selling Shareholder, pursuant to which the Selling Shareholder has committed to purchase from us, from time to time during the Commitment Period, up to an aggregate of the Maximum Commitment Amount of the ELOC Shares, subject to the terms and conditions of the Equity Purchase Agreement. In consideration for the Selling Shareholder’s commitment under the Equity Purchase Agreement, we agreed to pay the Selling Shareholder a US$2.0 million fee in Commitment Fee Shares. 50% of the Commitment Fee Shares, representing US$1.0 million (which we refer to in this prospectus as the Initial Commitment Fee Shares), were issuable upon the execution of the Equity Purchase Agreement, and the remaining 50% of the Commitment Fee Shares, representing US$1.0 million (which we refer to in this prospectus as the Second Commitment Fee Shares), are issuable within one trading day following the conclusion of the first Regular Valuation Period and will be calculated using the purchase price of the first regular put. In satisfaction of the Initial Commitment Fee Shares, we issued an aggregate of 112,701 Class A Ordinary Shares and pre-funded warrants to purchase an aggregate of 190,661 Class A Ordinary Shares to the Selling Shareholder. Such pre-funded warrants do not expire and are exercisable for US$0.006 per Class A Ordinary Share. On October 5, 2026, Target Capital sold the 112,701 Class A Ordinary Shares to Square Gate in a private transaction. Although Square Gate did not acquire Target Capital’s contractual registration rights under the Equity Purchase Agreement, we are registering the resale of those shares by Square Gate under this registration statement.

The final number of Initial Commitment Fee Shares issuable will be based on the Reference Price. The number of Initial Commitment Fee Shares we issued at closing was based on a per share price of US$3.2964. If the Reference Price decreases below US$3.2964 before the Initial Commitment Fee Shares become eligible for resale under Rule 144 or the registration statement of which this prospectus forms a part becomes effective, we will be required to issue additional True-Up Commitment Fee Shares so that the number of Initial Commitment Fee Shares represents US$1.0 million based on the Reference Price.

For purposes solely of determining the number of True-Up Commitment Fee Shares being registered for resale, we have assumed a Reference Price of US$0.1099 per share. This assumed price is not a floor price under the Equity Purchase Agreement, and the actual Reference Price may be lower. Based on this assumed price, we are registering up to 8,795,819 Class A Ordinary Shares issuable as True-Up Commitment Fee Shares or upon exercise of pre-funded warrants issued in lieu thereof, in addition to the 112,701 Initial Commitment Fee Shares issued to the Selling Shareholder and the 190,661 Initial Commitment Fee Shares issuable upon exercise of the pre-funded warrants issued to the Selling Shareholder. If the applicable Reference Price is lower than US$0.1099, additional True-Up Commitment Fee Shares may become issuable. Any such additional shares in excess of the number registered hereby are not being registered under this registration statement and may not be resold under this prospectus unless and until registered or an applicable exemption from registration is available. The 8,795,819 True-Up Commitment Fee Shares reflect 9,099,181 shares calculated for the US$1.0 million initial commitment fee at the assumed Reference Price, less the 112,701 Class A Ordinary Shares already issued and the 190,661 Class A Ordinary Shares underlying the pre-funded warrants previously issued in satisfaction of that fee.

For purposes solely of determining the number of Second Commitment Fee Shares being registered for resale, we have assumed that the purchase price for the first regular put will be US$0.1099 per share. Based on this assumed price, we are registering up to 9,099,181 Class A Ordinary Shares issuable as Second Commitment Fee Shares or upon exercise of pre-funded warrants issued in lieu thereof. This assumed price is being used solely to calculate the number of shares being registered and does not limit the number of Second Commitment Fee Shares that may become issuable under the Equity Purchase Agreement. If the purchase price for the first regular put is lower than US$0.1099, additional Second Commitment Fee Shares may become issuable. Any such additional shares in excess of the number registered hereby are not being registered under this registration statement and may not be resold under this prospectus unless and until registered or an applicable exemption from registration is available.

Subject to the terms and conditions of the Equity Purchase Agreement, we have the right from time to time at our discretion, during the Commitment Period, to direct the Selling Shareholder to purchase a specified amount of our Class A Ordinary Shares, by delivering to the Selling Shareholder, a regular put notice or, following a regular put notice and subject to the Selling Shareholder’s acceptance, an intraday put notice.

For each regular put, unless waived by the Selling Shareholder in its sole discretion, the number of Class A Ordinary Shares requested by us may not exceed the lesser of (i) 100% of the average daily trading volume of our Class A Ordinary Shares during the five trading days preceding the applicable put date, (ii) 30% of the daily trading volume on the applicable put date and (iii) US$500,000. The purchase price for Class A Ordinary Shares sold pursuant to a regular put will equal 95% of the lowest daily VWAP of our Class A Ordinary Shares on our principal trading market during the Regular Valuation Period. If the closing price of our Class A Ordinary Shares on our principal trading market on the trading day a put notice is received is less than US$0.25 per share, the regular put notice will be deemed withdrawn, unless the Selling Shareholder waives such requirement in writing.

Following delivery of a regular put notice and prior to the end of the applicable Regular Valuation Period, we may also deliver one or more intraday put notices, subject to the terms and conditions of the Equity Purchase Agreement and the Selling Shareholder’s acceptance. The number of Class A Ordinary Shares subject to each intraday put may not exceed 4.99% of the number of our Class A Ordinary Shares outstanding on the date of the applicable intraday put notice, unless waived by the Selling Shareholder. The purchase price for Class A Ordinary Shares sold pursuant to an intraday put will equal 97% of the lowest traded price of our Class A Ordinary Shares during the Intraday Valuation Period.

The purchase price formulas described above represent the full discounts to market price applicable to purchases under the Equity Purchase Agreement. Accordingly, the purchase price for Class A Ordinary Shares pursuant to a regular put will be 95% of the lowest applicable daily VWAP during the applicable Regular Valuation Period, and the purchase price for Class A Ordinary Shares pursuant to an intraday put will be 97% of the lowest applicable traded price during the applicable Intraday Valuation Period.

Until July 16, 2027, we may not, without the Selling Shareholder’s prior written consent, enter into or maintain any variable rate transaction, other than transactions contemplated by the Note or the Common Warrants. We have also agreed to certain standstill periods during which, absent the Selling Shareholder’s consent, we may not issue Class A Ordinary Shares or Class A Ordinary Share equivalents or enter into agreements to do so. Following an accepted regular put notice, the standstill continues through the later of the trading day following the applicable Regular Valuation Period and the date on which trading volume since the put notice exceeds 500% of the number of put shares sold pursuant to that put notice. Following an accepted intraday put notice, the standstill continues through the applicable Intraday Valuation Period.

The Equity Purchase Agreement contains a beneficial ownership limitation pursuant to which the Selling Shareholder may not acquire Class A Ordinary Shares if, following such acquisition, the Selling Shareholder and its affiliates would beneficially own more than 4.99% of our outstanding Class A Ordinary Shares, subject to the Selling Shareholder’s right, upon notice to us, to increase or decrease such limitation, provided that the limitation may not exceed 9.99%. Any increase in the beneficial ownership limitation will not be effective until the 61st day after such notice is delivered to us. The Selling Shareholder may elect to receive pre-funded warrants in lieu of any Commitment Fee Shares otherwise issuable, including True-Up Commitment Fee Shares and Second Commitment Fee Shares, subject to the terms of the Equity Purchase Agreement. The Class A Ordinary Shares issuable upon exercise of such pre-funded warrants are included in the Class A Ordinary Shares registered hereby.

The Selling Shareholder’s obligation to purchase put shares is subject to customary conditions set forth in the Equity Purchase Agreement, including (i) the registration statement covering the resale of the ELOC Shares and the Commitment Fee Shares remaining effective and available for resale, without an SEC stop order or other suspension, (ii) our material compliance with our covenants and obligations under the Equity Purchase Agreement, (iii) the absence of governmental orders or proceedings that prohibit or materially adversely affect the transactions contemplated by the Equity Purchase Agreement, (iv) the absence of a material adverse effect affecting us since our most recent SEC filing, (v) continued trading, listing or quotation of our Class A Ordinary Shares without suspension or delisting and (vi) compliance with the Selling Shareholder’s beneficial ownership limitation described above.

We have agreed to indemnify the Selling Shareholder and certain other persons against certain liabilities in connection with the registration and resale of the Resale Shares, including certain liabilities arising under the Securities Act.

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The foregoing descriptions of the Equity Purchase Agreement and Equity Purchase Facility are summaries only and are qualified in their entirety by reference to the full text of the Equity Purchase Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Registration Rights Agreement and Escrow Agreement

In connection with the July 2026 Private Placement, we (i) entered into a registration rights agreement with the Selling Shareholder (the “Registration Rights Agreement”), pursuant to which we agreed to file (x) a resale registration statement covering the resale of 200% of the maximum number of Note Shares issuable upon full conversion of the Note (assuming conversion at the Note Conversion Floor Price) and the maximum number of Common Warrant Shares issuable upon exercise of all the Common Warrants (assuming exercise at the Initial Exercise Floor Price) (the “Note/Common Warrants Resale Registration Statement”) and (y) a resale registration statement covering the resale of the maximum number of Class A Ordinary Shares issuable under the Equity Purchase Facility, including the Commitment Fee Shares (the “Equity Purchase Facility Resale Registration Statement,” and together with the Note/Common Warrants Resale Registration Statement, the “Resale Registration Statements”) and (ii) entered into an escrow agreement (the “Escrow Agreement”) with Revere Securities LLC (in its capacity as the placement agent for the July 2026 Private Placement) and Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”), pursuant to which (x) US$2.0 million of the total subscription amount of the Note and the Common Warrants was funded by the Selling Shareholder and paid to us upon the closing of the July 2026 Private Placement, (y) US$500,000 of the total subscription amount of the Note and the Common Warrants will be funded by the Selling Shareholder and released to us by the Escrow Agent upon the filing or submission (confidential or otherwise) by us of the later-filed or later-submitted Resale Registration Statement, and (z) US$5.5 million of the total subscription amount of the Note and the Common Warrants will be funded by the Selling Shareholder and released to us by the Escrow Agent upon the initial later-filed Resale Registration Statement being declared effective by the SEC.

Pursuant to the Registration Rights Agreement, we agreed to file or confidentially submit the Resale Registration Statements no later than specified dates (the “Filing Dates”). We are required to use our best efforts to cause such Resale Registration Statements to be declared effective as soon as practicable following their filing or submission, and in any event no later than the 45th calendar day following their respective Filing Dates.

We are also required to file additional resale registration statements covering any Note Shares, Warrant Shares and/or Class A Ordinary Shares issuable under the Equity Purchase Facility not included in the initial Resale Registration Statements (pursuant to customary cutback provisions in the Registration Rights Agreement, applicable SEC guidance or comments or otherwise) or that subsequently become required to be registered, including as a result of certain adjustment provisions, as soon as practicable following the time such filing is permitted under applicable SEC guidance.

We are required to use our best efforts to keep each Resale Registration Statement continuously effective under the Securities Act until the earliest of: (i) the date on which all registrable securities covered by each such Resale Registration Statement have been sold pursuant to each such Resale Registration Statement or Rule 144 or (ii) the date on which all such registrable securities may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirements of Rule 144 (to the extent applicable), as determined by our counsel pursuant to a written opinion letter to such effect.

The Registration Rights Agreement provides that, until all registrable securities have been registered pursuant to effective Resale Registration Statements, we generally may not file any other registration statements, and neither us nor our other securityholders may include other securities in any of the Resale Registration Statements.

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The Registration Rights Agreement also provides for certain piggyback registration rights. If, during the applicable effectiveness period, there is not an effective Resale Registration Statement covering all of the registrable securities and we propose to file a registration statement for an offering of our equity securities for our own account or the account of others, subject to specified exceptions, any holder of Note Shares, Warrant Shares or Class A Ordinary Shares issued under the Equity Purchase Facility may request that all or any portion of its registrable securities be included in the registration statement. Subject to the terms of the Registration Rights Agreement, such registrable securities requested to be included will have priority over securities proposed to be registered by us or other persons.

The foregoing descriptions of the Registration Rights Agreement and the Escrow Agreement are summaries only and each is qualified in its entirety by reference to the full text of the Registration Rights Agreement or the Escrow Agreement, as applicable, a copy of each of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Extraordinary General Meeting

On August 10, 2026, we held an extraordinary general meeting of our shareholders (the “Extraordinary General Meeting”), at which our shareholders approved all of the resolutions described below:

●	Increase in Authorized Share Capital. Our shareholders approved an increase in our authorized share capital from US$50,000, divided into 50,000,000 ordinary shares, par value US$0.001 each, to US$5,000,000, divided into 5,000,000,000 Ordinary Shares, by the creation of an additional 4,950,000,000 shares ranking pari passu with our then existing ordinary shares. The increase in authorized share capital became effective upon the passing of the resolution.

●	Creation of Class A and Class B Ordinary Shares. With effect from August 11, 2026, our shareholders also approved the reclassification (the “Reclassification”) of our authorized share capital into 4,993,640,000 Class A Ordinary Shares, each carrying one (1) vote per share, and 6,360,000 Class B Ordinary Shares, each carrying fifty (50) votes per share. In connection with the Reclassification, all our then issued shares were redesignated as Class A Ordinary Shares. Immediately following the Reclassification, 5,280,000 Class A Ordinary Shares held by Joyful Star Limited were repurchased and cancelled in exchange for the issuance to Joyful Star Limited of 5,280,000 Class B Ordinary Shares, and 1,080,000 Class A Ordinary Shares held by Green Circle Limited were repurchased and cancelled in exchange for the issuance to Green Circle Limited of 1,080,000 Class B Ordinary Shares. Accordingly, the approved transactions resulted in the creation of 6,360,000 Class B Ordinary Shares carrying fifty (50) votes per share, with the remaining 4,993,640,000 authorized shares being Class A Ordinary Shares carrying one (1) vote per share. Our shareholders also approved the adoption of our second amended and restated memorandum and articles of association (our “Memorandum and Articles of Association”) with effect from August 11, 2026, which incorporated our new dual class share structure and the related rights, restrictions and privileges.

●	Share Consolidation. Our shareholders further approved, effective October 7, 2026, a consolidation of our issued and unissued shares of all classes or series, whereby every six issued and unissued shares of all classes or series of a par value of US$0.001 each in the share capital of the Company were consolidated into one share of a par value of US$0.006 each (the “Share Consolidation”), with fractional consolidated shares rounded up so that each shareholder was entitled to receive one consolidated share in lieu of any fractional share that would have resulted from the Share Consolidation.

Unless expressly stated otherwise in this prospectus or the applicable document incorporated by reference herein, the financial statements incorporated by reference in this prospectus and the discussions and analyses relating to our financial condition, results of operations and financial statements do not give effect to the Share Consolidation or the Reclassification described above. The Share Consolidation and Reclassification were approved by our shareholders on August 10, 2026, and the Share Consolidation became effective at 12:01 a.m. Eastern Time on October 7, 2026. Accordingly, unless otherwise indicated, the historical financial information and related discussions incorporated by reference in this prospectus reflect our share capital and share structure as they existed prior to giving effect to the Share Consolidation and Reclassification. Except as otherwise indicated, all share and per-share amounts relating to our current capitalization and the securities offered under this prospectus give effect to the Share Consolidation.

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After giving effect to the Reclassification and the Share Consolidation, the number of outstanding and authorized shares, the par value of our Ordinary Shares and the number and classification of shares outstanding will differ from those reflected in our historical financial statements and related disclosures. Investors should therefore consider the effect of these transactions when comparing the historical financial information incorporated by reference in this prospectus with our share capital and share structure after giving effect to the Reclassification and the Share Consolidation.

Mainland China Regulatory Permissions

As of the date of this prospectus, we and our Operating Subsidiary, (i) are not required to obtain permission from any Mainland China authorities to offer or issue our Ordinary Shares to foreign investors, (ii) are not subject to permission requirements from the CSRC, the Cyberspace Administration of China (the “CAC”) or any other Mainland China regulatory authority for our business operations and (iii) have not received or been denied such permissions by any Mainland China authorities. However, given the current Mainland China regulatory environment, it is uncertain when and whether we or our Operating Subsidiary, will be required to obtain such permission from the Chinese government in the future, and even when such permission is obtained, whether it will be denied or rescinded. If we or our Operating Subsidiary (i) do not receive or maintain any required permission or approval, (ii) inadvertently conclude that any such permission or approval is not required, or (iii) applicable laws, regulations or interpretations change and require us to obtain permission or approval in the future, our operations and financial condition could be materially and adversely affected, our ability to offer or continue to offer securities to investors could be significantly limited or completely hindered, and the value of our securities could significantly decline or become worthless. If the CAC were to determine that we or our Operating Subsidiary is subject to cybersecurity, data security, personal information protection or cross-border data transfer requirements, we could be required to undergo a cybersecurity review, make filings, obtain approvals, change our data processing or transfer practices, suspend or modify operations or incur substantial compliance costs. A failure or delay in satisfying any applicable CAC requirement could result in investigations, fines, penalties, business disruption, restrictions on our operations or data transfers, delays in or restrictions on this offering or our continued listing, and a material decline in, or the worthlessness of, our securities.

The M&A Rules require an overseas special purpose vehicle formed for listing purposes through acquisitions of domestic companies in mainland China and controlled by companies or individuals of mainland China to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In addition, on December 24, 2021, the CSRC released the Draft Rules on Overseas Listing for public opinion.

On February 17, 2023, the CSRC issued the Trial Measures, which require a domestic enterprise in Mainland China seeking to issue and list its shares overseas to complete certain filing procedures and submit the relevant information to the CSRC, failing which the said domestic enterprise may be fined between RMB 1.0 million and RMB 10.0 million. Should the Trial Measures be applicable to us, we may be subject to additional compliance requirements in the future, and we cannot assure you that we will be able to get the clearance of filing procedures as required on a timely basis, or at all. Any failure by us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer our securities in the future, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly issued the Confidentiality Provisions, which came into effect on March 31, 2023. The Confidentiality Provisions require that, among other things, (i) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level, and (ii) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfil relevant procedures stipulated by applicable national regulations.

We have been closely monitoring regulatory developments in Mainland China regarding any necessary approvals from the CSRC or other Mainland China governmental authorities required for overseas listings. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions, or regulatory objection to our listing on the NYSE American from the CSRC or other Mainland China governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation, and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

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Transfer of Cash Through our Operation

Green Circle Decarbonize Technology Limited is a holding company with no operations of its own. We conduct our business operations primarily through our Hong Kong Operating Subsidiary, Boca International Limited, which conducted project activities in Macau during fiscal 2026; we also rely on a third-party manufacturer in Mainland China pursuant to a strategic partnership agreement. We are permitted under the laws of the Cayman Islands and our Memorandum and Articles of Association, to act as an investment holding company. As an investment holding company, we may invest in our subsidiary by way of debt or equity contributions and may rely on dividends and other distributions on equity paid by our subsidiary for our cash and financing requirements.

Currently, our business operations are conducted primarily in Hong Kong through our Operating Subsidiary, Boca International Limited, which conducted project activities in Macau during fiscal 2026, and we rely on a third-party manufacturer in Mainland China pursuant to a strategic partnership agreement. We maintain our bank accounts and balances primarily in licensed banks in Hong Kong. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” According to the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), a company may only make a distribution out of profits available for distribution, i.e., its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong with respect to dividends paid by us. Under the relevant laws of Hong Kong, there are no significant restrictions on foreign exchange or our ability to transfer cash between us and our Operating Subsidiary in Hong Kong. Boca International Limited is permitted to provide funding to us through dividend distributions. However, because it had an accumulated deficit as of March 31, 2026, it was unable to make distributions to us as of that date.

As of the date of this prospectus, no transfers, dividends, or distributions have been made between us and our Operating Subsidiary. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. We currently do not have any dividend policy. If our subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us.

Currently, we do not maintain a subsidiary or owned production facilities in Mainland China, and we do not intend to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China. We have, however, entered into a strategic partnership agreement with a third-party manufacturer in Mainland China. Payments under that agreement may be subject to applicable laws and regulations governing cross-border payments to Mainland China. In the future, funds may not be available to fund operations or for other use outside of Hong Kong due to any restriction that may be imposed by the Chinese government on our ability or our subsidiary’s ability to transfer cash, distribute earnings or pay dividends. If such restrictions are imposed in the future, our business, financial conditions, and results of operation could be adversely affected and such measures could materially decrease the value of our securities, potentially rendering them worthless.

Summary of Risk Factors

Our business and this offering are subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operation, cash flows, and prospects that you should consider before making a decision to invest in our securities. These risks are discussed more fully in the section titled “Risk Factors” beginning on page 19 of this prospectus. These risks include, but are not limited to, the following:

Risks Related to Our Business and Industry

●	Our expansion plan may not be successfully implemented or achieve the intended economic results or business objectives.

●	We are subject to concentration risk because a significant portion of our revenue is derived from a few customers.

●	We rely heavily on a limited number of external suppliers of raw materials in order to produce PCM.

●	We rely on our suppliers to provide certain essential machinery and equipment for our customized energy saving system.

●	We rely on our subcontractors to install our customized energy saving system at our customers’ designated sites.

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●	We may suffer from unexpected disruptions to our research and development, production of PCM, and provision of energy saving services as our laboratory equipment, production facilities and customized energy saving system may fail to perform as we expected.

●	Our business relies on debt and equity financing to settle upfront costs in relation to our performance-based contracts.

●	We rely on local agents to capture business opportunities outside Hong Kong.

●	Our management personnel lack experience in managing a public company.

●	A substantial portion of our revenue depends on the quality and efficiency of our maintenance and technical support.

●	We may breach our obligations under our performance-based contracts and our energy saving solutions may fail to produce anticipated energy savings.

●	We depend on, and may have difficulty acquiring and retaining, key management and other personnel.

●	The PCM-TES industry is competitive and subject to change, and our competitors may have superior financial and technical resources.

●	We may fail to protect our intellectual property rights.

●	Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our securities.

●	We depend on governments to incentivize the development and implementation of energy-saving technologies.

●	The market acceptance of energy saving solutions services is not certain.

●	Our controlling shareholder has control over our corporate matters.

●	Our controlling shareholder may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

Risks Related to Conducting Business in China, Including Hong Kong and Macau

●	Because we are a Cayman Islands holding company with no material operations of our own, we depend on our Hong Kong Operating Subsidiary for cash generated by our business. Our corporate structure, operations in Hong Kong, project activities in Macau and third-party manufacturing arrangement in Mainland China expose investors to significant regulatory and liquidity risks. Restrictions on dividends, distributions, cash transfers or our counterparties’ operations could limit funds available to us and materially reduce the value of our securities. See “Risk Factors—Risks Related to Conducting Business in China, Including Hong Kong and Macau—Our Cayman Islands holding company structure and reliance on our Hong Kong Operating Subsidiary may restrict the availability of cash to us and expose investors to risks associated with operations in China” and “Prospectus Summary—Transfer of Cash Through our Operation.”

●

Rules and regulations in China may change quickly with little advance notice, and uncertainties regarding their interpretation and enforcement may affect our business. Investors may also encounter difficulty enforcing judgments or protecting their interests because we are incorporated in the Cayman Islands and our Operating Subsidiary is incorporated in Hong Kong. See “Risk Factors—Risks Related to Conducting Business in China, Including Hong Kong and Macau—The Chinese government may exert substantial influence over the industry in which we operate, and laws and regulations affecting our business in China may change quickly with little advance notice” and “Risk Factors—Risks Related to our Securities—You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated in the Cayman Islands and our Operating Subsidiary is incorporated in Hong Kong.”

●	Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business, operating results, and financial position. See the risk factor with the same title under “Risk Factors—Risks Related to Conducting Business in China, Including Hong Kong and Macau.”

●	If we become directly subject to the recent scrutiny, criticism, and negative publicity involving Chinese and Hong Kong companies listed in the United States, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price, and reputation and could result in a loss of your investment in our securities, especially if such matter cannot be addressed and resolved favorably. See the risk factor with the same title under “Risk Factors—Risks Related to Conducting Business in China, Including Hong Kong and Macau.”

●	The Chinese government may exert substantial influence over the industry in which we operate. The Chinese government may intervene in or influence our operations at any time, directly or indirectly, which could result in a material change in our operations and/or the value of our securities and could cause the value of our securities to significantly decline or become worthless. See “Risk Factors—Risks Related to Conducting Business in China, Including Hong Kong and Macau—The Chinese government may exert substantial influence over the industry in which we operate, and laws and regulations affecting our business in China may change quickly with little advance notice.”

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●	The Chinese government may choose to exert more supervision and control over securities offerings that are conducted overseas and/or foreign investment in issuers based in Mainland China, Hong Kong or Macau. Such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. See “Risk Factors—Risks Related to Conducting Business in China, Including Hong Kong and Macau—The Chinese government may choose to exert more supervision and control over securities offerings that are conducted overseas and/or foreign investment in issuers based in Mainland China, Hong Kong or Macau.”

●	Our securities may be prohibited from being traded on a U.S. national securities exchange under the HFCA Act if the PCAOB is unable to inspect our auditors for two consecutive years and, as a result, an exchange may determine to delist our Class A Ordinary Shares. The delisting of our Class A Ordinary Shares, or the threat of being delisted, may materially and adversely affect the value of your investment. See the risk factor with the same title under “Risk Factors—Risks Related to Conducting Business in China, Including Hong Kong and Macau” for a more detailed discussion of the HFCA Act and the AHFCAA.

●	If the Chinese government imposes new requirements for approval from the relevant Mainland China authorities to issue our securities to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. If we become subject to CAC oversight, a failure or delay in completing required reviews, filings or approvals could also disrupt or restrict our operations, data transfers, offering or listing. See “Prospectus Summary—Mainland China Regulatory Permissions,” “Risk Factors—Risks Related to Conducting Business in China, Including Hong Kong and Macau—If the Chinese government imposes new requirements for approval from the relevant Mainland China authorities to issue our securities to foreign investors or list on a foreign exchange” and “Risk Factors—Risks Related to Conducting Business in China, Including Hong Kong and Macau—The Chinese government may choose to exert more supervision and control over securities offerings that are conducted overseas and/or foreign investment in issuers based in Mainland China, Hong Kong or Macau.”

Risks Related to our Securities

●	Raising capital through the issuance of Ordinary Shares may cause dilution to the shareholdings of our existing shareholders.

●	We do not intend to pay dividends on our Class A Ordinary Shares in the foreseeable future.

●	Future sales of substantial amounts of our Ordinary Shares by existing shareholders could adversely affect the price of our Class A Ordinary Shares.

●	We expect to continue to incur significant expenses and devote other significant resources and management time as a result of being a public company, which may negatively impact our financial performance and could cause our results of operations and financial condition to suffer.

●	We may lose our status as a “foreign private issuer,” which would result in increased costs related to regulatory compliance under U.S. securities laws.

●	The issuance of Class A Ordinary Shares pursuant to the Equity Purchase Agreement could result in substantial dilution to our existing shareholders.

●	The terms of the Common Warrants, the Note and the Equity Purchase Agreement may result in substantial dilution to our existing shareholders, require us to expend significant cash resources and limit our ability to raise additional capital.

●	Our dual class share structure may concentrate voting power with holders of our Class B Ordinary Shares and may limit the ability of holders of our Class A Ordinary Shares to influence corporate matters.

●	Terms of subsequent financings, if any, may adversely impact investors’ investments.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated in the Cayman Islands and our Operating Subsidiary is incorporated in Hong Kong.

●	Economic substance legislation of the Cayman Islands may adversely impact us or our operations.

Corporate Information

Our principal executive office is located at Unit 1809, Prosperity Place, 6 Shing Yip St., Kwun Tong, Kowloon, Hong Kong and our phone number at such address is +852 2882 1222. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168. We maintain a corporate website at https://pcm-tes.com/. The information contained in, or accessible from, our website is not a part of this prospectus, nor is such information incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities. We have included our website address in this prospectus solely as an inactive textual reference.

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Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies, that are not emerging growth companies, including, but not limited to, (i) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (ii) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (iv) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We have taken, and intend to continue to take, advantage of these exemptions. As a result, investors may find investing in our securities less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion, (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering, (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to U.S. domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to U.S. domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act.

Implications of Being a Controlled Company

We are a “controlled company” as defined under the NYSE American Company Guide. For so long as we remain a “controlled company,” we are permitted to rely on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, investors in the securities offered hereby will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not currently intend to rely on the “controlled company” exemption under the NYSE American Company Guide, we may elect to rely on it in the future if we cease to be a foreign private issuer.

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The Offering

Issuer	Green Circle Decarbonize Technology Limited

Securities being offered by the Selling Shareholders	Up to 57,506,538 post-consolidation Class A Ordinary Shares.

Number of ordinary shares outstanding as of the date of this prospectus	2,805,867 Class A Ordinary Shares and 1,060,000 Class B Ordinary Shares are outstanding as of the date of this prospectus.

Terms of the offering	The Selling Shareholders will determine when and how they will dispose of any Class A Ordinary Shares registered under this prospectus. The Selling Shareholders may offer, sell or distribute all or a portion of the Class A Ordinary Shares registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. See “Plan of Distribution.”

Use of proceeds	We may receive up to $100.0 million in aggregate gross proceeds from the sale of Class A Ordinary Shares under the Equity Purchase Agreement. We intend to use the net proceeds from sales of Class A Ordinary Shares under the Equity Purchase Agreement for working capital and general corporate purposes. See “Use of Proceeds.”

NYSE American Symbol	Our Class A Ordinary Shares are listed on the NYSE American under the symbol “GCDT”

Transfer Agent	Odyssey Trust Company

Risk factors	See “Risk Factors” and other information included in this prospectus or incorporated by reference herein for a discussion of factors you should carefully consider before deciding to invest in the securities offered by this prospectus.

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Risk Factors

An investment in our securities involve risks and uncertainties. You should consider carefully the risks described below, as well as all other information contained in this prospectus, before you decide to invest in the securities offered hereby. Additional risks and uncertainties of which we are not presently aware or currently deem immaterial could also affect our business, financial condition, and results of operations. If any of these risks and uncertainties actually occurs, our business, financial condition and results of operations could be materially and adversely affected. In that event, the trading price of our Class A Ordinary Shares would likely decline and you might lose all or part of your investment.

Risks Related to Our Business and Industry

Our expansion plan may not be successfully implemented or achieve the intended economic results or business objectives.

We believe that our future success depends in part on our ability to enhance our production capabilities. Therefore, we intend to invest a substantial portion of our resources to the enhancement of our production capacity. This would include increasing our production utilization rate, improving our production efficiency, acquiring new equipment and upgrading our existing equipment, and acquiring production facilities in addition to improving our existing production processes. In order to meet growing demand for our products and energy-saving solutions, we expect to rely in part on the manufacturing capacity of SANVO Fine Chemicals Group Limited under our September 4, 2026 strategic partnership agreement and may also invest in additional production capacity, equipment or facilities as appropriate.

Notwithstanding the foregoing, the implementation of our expansion plans may be affected by the following risks, among others:

(i)	the demand for our PCM products or our energy saving solutions may not grow at all or in line with the expansion in our production capacity;

(ii)	our direct labor costs, subcontracting costs, and costs for raw materials may fluctuate significantly due to general market conditions which are beyond our control;

(iii)	we may fail to attract or retain experienced and suitable personnel to carry out our business plans; and

(iv)	the construction of new production facilities may encounter unforeseeable problems such as natural disasters, the failure to obtain required government approvals, and legal or regulatory impediments imposed by local governments.

There is no assurance that we will realize our expansion plans in the manner or time we expect, or at all, or that such plans will prove effective. In the event that we fail to accomplish our expansion plans in a timely manner, or at all, we may not be able to achieve our planned future business growth, which in turn may materially and adversely affect our operating results. Furthermore, our future expansion plans may involve significant capital expenditures, which may not be recoverable or may not result in significant revenue growth. Our business, operating results, and financial position may be materially and adversely affected if our business objectives and expansion plan are not achieved.

We are subject to concentration risk because a significant portion of our revenue is derived from a few customers.

A substantial portion of our revenue is derived from a small number of customers. For the year ended March 31, 2026, a substantial portion of our revenue was derived from the following customers: Hong Kong Aircraft Engineering Company Limited (“HAECO”) contributed approximately 48.47%; Macau University of Science and Technology Foundation - University Hospital contributed approximately 46.89%; and LMP International Limited contributed approximately 4.64%. For the year ended March 31, 2025, a substantial portion of our revenue was derived from the following customers: LMP International Limited contributed approximately 51.26%; HAECO contributed approximately 30.64%; and SOAR Equipment Rental Company Limited contributed approximately 18.10%

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As a result of this concentration, our business, results of operations and financial condition are particularly vulnerable to adverse developments affecting any of such customers. The loss of any significant customer, a material reduction in orders, pricing pressure, a change in the timing of purchases, a failure to renew or extend existing arrangements, or the financial distress or insolvency of any such customers could result in a substantial decline in our revenue.

We may not be able to replace any lost revenue from a significant customer on comparable terms or at all, and any efforts to diversify our customer base may require significant time and resources and may not be successful. Accordingly, our reliance on a limited number of customers subjects us to heightened business risk and may cause our operating results to fluctuate materially from period to period.

We rely heavily on a limited number of external suppliers of raw materials in order to produce PCM.

Our production of PCM is dependent on a limited number of external suppliers for the supply of various raw materials, such as chemicals and nanomaterials. Nanomaterials are one of the major components involved in the production of PCM and must be manufactured to a high standard in order to be suitable for our use. Although we are continually seeking additional suppliers of nanomaterials that meet our high standards, we currently depend on just one supplier based in Germany. Currently, no long-term agreement has been entered into between us and the German supplier and all transactions thus far between the parties have been conducted on an order-by-order basis in the form of purchase orders. Should our demand for nanomaterials see a significant increase, we will consider entering into long-term or framework agreements with the said German supplier. In light of the foregoing, although we have established what we believe is a stable relationship with our current supplier, we cannot guarantee that we will be able to obtain nanomaterials in sufficient amounts and/or on a timely basis in the future. If our supplier fails to satisfy our orders for raw materials, including nanomaterials, and we are unable to identify and negotiate satisfactory commercial terms with alternative suppliers, our production of PCM may be seriously disrupted. As a result, our business, operating results, and financial position could be materially and adversely affected.

We rely on our suppliers to provide certain essential machinery and equipment for our customized energy saving system.

Our customized energy saving system comprises a range of machinery and equipment. Except for PCM, which we manufacture in-house, we procure all other machinery and equipment, such as refrigeration units, chillers, water pumps, and cooling towers from our suppliers. For example, in addition to our BocaPCM-TES System and fully automatic control system, our Ultra-High Efficiency Boca Hybrid Power Chiller Plant is mainly comprised of cooling towers and refrigeration units, which are manufactured by our suppliers. Additionally, since our customized energy saving system is individually tailored to each customer’s needs, adjustment to the specifications of the relevant machinery and equipment may be necessary from time to time. We cannot guarantee that our suppliers will be able to comply with our requests for such adjustments.

To ensure the satisfactory performance of our customized energy saving system, we engage a limited number of suppliers that reliably deliver essential machinery and equipment that meet our standards. If our suppliers are unable to provide us with such machinery and equipment in a timely fashion, or at all, our ability to deliver our customized energy saving system could be impaired, which, in turn, could have a material adverse effect on our business, results of operations, and financial position. Moreover, since we generally do not enter into long-term contracts with our machinery and equipment suppliers, if we fail to develop stable relationships or negotiate new arrangements on acceptable terms with such suppliers, we may face uncertainties when designing our customized energy saving system for our customers and we may be unable to accurately estimate the costs involved. Accordingly, our business, operating results, and financial position could be materially and adversely affected.

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We rely on our subcontractors to install our customized energy saving system at our customers’ designated sites.

We engage subcontractors for the installation of our customized energy saving system at our customers’ designated sites.

We cannot provide assurance that the quality of services rendered by our subcontractors will meet our standards or the standards of our customers, or that we will be able to supervise our subcontractors’ work as directly and efficiently as we supervise our own employees. Therefore, we are subject to non-performance, late performance, or sub-standard performance by our subcontractors. Since we remain accountable to our customers for the performance and quality of our subcontractors’ work, we may incur additional costs or be subject to contractual liability for our subcontractors’ unsatisfactory performance. Moreover, there is no assurance that we will always be able to secure services from suitable subcontractors or negotiate acceptable fees and terms of services with them. In such event, we may face delay or disruption to our installation schedule. The realization of any of the aforementioned risks could materially and adversely affect our business, operating results, and financial position.

We may suffer from unexpected disruptions to our research and development, production of PCM, and provision of energy saving services as our laboratory equipment, production facilities and customized energy saving system may fail to perform as we expected.

Our research and development, production of PCM and provision of energy saving services are dependent on the uninterrupted operation of our laboratory equipment, production facilities and customized energy saving system, respectively. We use specially designed equipment to study and explore the physical characteristics of different formulations of PCM, prepare raw materials, and produce PCM by combining various raw materials in accordance with our unique formulas. Additionally, since the revenue generated from our provision of energy saving services is performance-based, it is of paramount importance that our customized energy saving system delivers cost savings to our customers, which requires that it operates continuously and performs to a high standard.

Finally, our machinery and equipment may fail to perform as expected due to wear and tear or latent defect, and our production is subject to interruption due to fire, labor strikes, natural disasters and non-compliance with applicable laws and regulations. Some of these operational risks are beyond our control. If any such risks materializes and we are unable to remedy its effects in a timely and proper manner, our business, operating results, and financial position could be materially and adversely affected.

Our business relies on debt and equity financing to settle upfront costs in relation to our performance-based contracts.

Given the application of PCM in our energy saving solution, as well as our size and scale of operation, we strategically enter into performance-based contracts with our energy saving solution customers, under which these customers pay no upfront costs for the procurement of machinery or installation of our customized energy saving systems. Instead, the customers pay a portion of any subsequent energy cost savings during the term of the energy performance contracts. As a result, we bear significant costs during the initial stage of each performance-based contract. To date, we have relied on debt and equity financing to satisfy our capital requirements. However, there is no assurance that we will continue to obtain sufficient financing for our future performance-based contracts, particularly if this business segment continues to expand. If we fail to secure sufficient financing on favorable terms or maintain reliable financing channels, we may not be able to sustain our current business model, which could materially and adversely affect our business, operating results, and financial position.

Additionally, we rely on our customers’ ability to make regular payments during the term of each performance-based contract in order to repay the loan we secured to finance the implementation of our energy saving solution. If our customers default on their payments under such contracts or become insolvent, we may be unable to repay the loan. Our failure to repay our creditors may also damage our credit rating and thus our ability to secure additional financing for future operations. As a result of the occurrence of any of the foregoing, our business, operating results, and financial position could be materially and adversely affected.

We do not own our office.

We lease our office. We may not be able to negotiate extensions of these leases and may therefore be forced to move our office or production site to a different location, or our rent may increase. We may also incur additional costs if we are forced to relocate from our current premises, including, but not limited to, logistical expenses such as reinstallation costs for relocating our machinery and equipment. Additionally, if we fail to secure suitable new locations after the expiration of our leases, we may be forced to pause our operations until suitable alternatives are found. Any of the foregoing risks could, if realized, materially and adversely affect our business, operating results, and financial position.

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We rely on local agents to capture business opportunities outside Hong Kong.

In light of growing awareness of greenhouse gas emissions being a major contributor to climate change, as evidenced by the commitments of over 190 countries under the Paris Agreement to reduce greenhouse gas emissions, we intend to expand our business and deliver our energy saving solution to customers globally. However, as we lack the experience in local industrial practices and established business networks in certain markets outside Hong Kong, it is difficult and costly for us to identify and contact potential customers in these markets directly. Therefore, we typically engage local agents with experience, knowledge, and business networks to assist us in marketing and selling our products and services. To manage our network of local agents, we usually enter into two-year agency agreements. Under such agreements, our local agents are granted the right to market, distribute, and install our products within the specified market at an agreed price which is subject to our regular review. Accordingly, our success in markets outside Hong Kong depends on our ability to effectively manage our local agents through our contractual arrangements relating to, among other things, geographical and product exclusivity, pricing and payment terms, and protection of intellectual property rights.

If any of our local agents fail to comply with the terms of our agency agreements, or if we are unable to effectively oversee the compliance of our agents with our agency agreements, the sales and marketing network for our products and services may be disrupted. Moreover, since we rely heavily on our local agents to explore markets outside Hong Kong and promote our products and services, our business, operating results, and financial position could be materially and adversely affected if such agents fail to secure new business opportunities or fail to maintain relationships with our existing customers. Furthermore, considering the importance of our network of local agents to our business, failure to retain our existing local agents or recruit additional local agents could have a material and adverse effect on our business, operating results, and financial position.

Our management personnel lack experience in managing a public company.

Although we market and sell our products and services worldwide, we are a small Hong Kong-based energy saving solutions provider and our management personnel lack experience in managing a public company. As we continually seek new hires with relevant experience and expertise to join our management personnel, we expect to rely on our existing management personnel to oversee the day-to-day operation of our business. Our existing management personnel may be unable to undertake further responsibilities as we grow. A transitional period may be required for our management personnel to adapt to their new duties, which may result in a temporary disruption to our day-to-day business operation. The occurrence of any of these developments could materially and adversely affect our business, operating results, and financial position.

A substantial portion of our revenue depends on the quality and efficiency of our maintenance and technical support.

We strive to deliver high quality and efficient maintenance and technical support to our customers in order to ensure customer satisfaction and, with respect to our energy performance-based contract, to maximize energy savings and increase revenue. However, provision of high quality and efficient maintenance services and technical support is subject to risks that are beyond our control, including, for example, the severity of the issues encountered by our customers and the availability of requisite parts and labor. If we cannot resolve maintenance or technical issues in a timely manner or if our maintenance or technical support is ineffective or fails to meet our customers’ expectations, our customer relationships and energy saving systems could be impaired, materially and adversely affecting our business, operating results, and financial position.

Our existing insurance coverage may not provide adequate protection from losses.

In accordance with industry practice, we maintain certain insurance policies which protect our property, including our machinery and equipment, from loss. Nevertheless, we are unable to guarantee that our current insurance policies are sufficient to cover all risks associated with our operations, office, or production facility. Similarly, we cannot guarantee that we will be able to successfully claim our losses under our current insurance policies on a timely basis, or at all. If we incur any losses that are not covered by our insurance policies, or the compensated amount is significantly less than our actual losses, our business, operating results, and financial position could be materially and adversely affected.

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We may breach our obligations under our performance-based contracts and our energy saving solutions may fail to produce anticipated energy savings.

We enter into performance-based contracts with certain of our energy saving solutions customers, under which our income varies depending on such customers’ energy savings. If our energy saving solutions fail to operate efficiently or otherwise perform as expected, we will be unable to maximize our income under our performance-based contracts. In addition, if we breach our obligations under such contracts, we may be liable for customer losses or damages caused by such breach. Furthermore, any failure on our part to perform our contractual obligations could harm our reputation in the industry and hinder our ability to secure future contracts. Accordingly, our business, operating results, and financial position could be materially and adversely affected.

We depend on, and may have difficulty acquiring and retaining, key management and other personnel.

The PCM-TES industry is competitive and subject to rapid technological, social, and regulatory changes, requiring us to possess significant intellectual capital in order to succeed. We depend on the continued service of our key management personnel and other key employees, including, in particular, our founding shareholder, Chief Executive Officer and Executive Director, Mr. Chan. Mr. Chan oversees our general business operations and administration, including with respect to research and development, sales and marketing, customer relations, product design, plant construction, PCM production, quality control, and maintenance and technical support. We also rely on Mr. Chan’s authorization to use certain intellectual property rights, including our trademark and domain name. Therefore, Mr. Chan is crucial to the success and continuous growth of our business. If we lose any key management personnel or any other key employee, including, in particular, Mr. Chan, we may fail to locate a suitable replacement, and we may incur significant time costs as well as expenses recruiting and training a replacement.

Additionally, in order to maintain our business growth, we must identify, attract, hire, develop, motivate, and retain highly-skilled employees, which requires significant time and expense, particularly as competition for such employees in our industry is intense. We may make significant investments to attract and retain new employees but fail to realize returns on these investments. Additionally, changes to our management structure may disrupt our business operations, particularly if our management personnel, including any new hires, fail to work together effectively and to execute our business plans in a timely manner. If any of our plans to hire or retain key management and employees fail to be successfully implemented or to achieve the intended results, our business operations, future development, and financial conditions could suffer a material and adverse impact. The occurrence of any of the foregoing could materially and adversely affect our business, operating results, and financial position.

The PCM-TES industry is competitive and subject to change, and our competitors may have superior financial and technical resources.

Our leading PCM technology and its application in energy saving products to enhance efficiency distinguish us from our competitors. However, our competitors may develop technologies that achieve similar or superior energy savings. Additionally, our competitors may have superior financial and technical resources to devote to research and development, marketing and sales, and maintenance and technical support. Our future success depends on our ability to respond rapidly to evolving technologies, adapt our products and services to changing industry standards and government regulations, and improve the performance and reliability of our products and services. If we fail to achieve any of the foregoing, our products and services may become less attractive to existing and potential customers, which could materially and adversely affect our business, operating results, and financial position.

We may be involved in disputes or legal and other proceedings.

We may be involved in disputes or legal and other proceedings with our customers, suppliers, and subcontractors. These disputes may lead to litigation or other dispute resolution proceedings, resulting in substantial costs as well as delays in our development and production schedules, and a diversion of resources and management’s attention, regardless of the outcome. We may also have disagreements with regulatory authorities, which may subject us to administrative proceedings and unfavorable decisions that result in penalties or delay or disrupt the development and operations of our facilities. Such litigation, dispute resolution proceedings, and administrative proceedings may materially and adversely affect our business, operating results, and financial position.

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We may fail to protect our intellectual property rights.

We rely on a combination of patents, trademarks, and domain names to operate and promote our business. As of the date of this prospectus, Mr. Chan owns one registered trademark in Hong Kong and one domain name. Mr. Chan has granted us a license to use this trademark and domain name. Moreover, we have applied for patent registration of our Ultra-High Efficiency Boca Hybrid Power Chiller Plant in the United States and the PRC, and we rely on the relevant laws and regulations in Hong Kong, the United States, and the PRC to protect our intellectual property rights.

Although our intellectual property rights are protected by relevant laws and regulations, policing unauthorized use of intellectual property may be difficult and expensive, and we may need to resort to litigation to enforce or defend our intellectual property rights or to determine the enforceability, scope, and validity of our proprietary rights or the proprietary rights of others. Such litigation and an adverse determination in any such litigation, if any, could result in substantial costs, which may or may not be recoverable, in part or in full, and harm our business and financial position. Additionally, any infringement of our intellectual property rights associated with our Ultra-High Efficiency Boca Hybrid Power Chiller Plant or other infringement of our intellectual property rights could negatively affect our competitive advantages. If our products and services become less competitive, we may experience a significant loss of income, which could materially and adversely affect our business, operating results, and financial position.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our securities.

Our Operating Subsidiary is based in Hong Kong and maintains its books and records in its local currency, the Hong Kond dollar, which is its functional currency, and our reporting currency is also in Hong Kong dollars. Going forward, it is anticipated that a substantial part of our revenues and expenditures will be denominated in foreign currencies, such as U.S. dollars, Euros, Pound sterling, and RMB if we successfully expand our business worldwide. As a result, fluctuations in the exchange rates between the Hong Kong dollar and foreign currencies may affect our relative purchasing power in foreign currencies. Such exchange rate fluctuations and any re-measurement in relation to our consolidated financial statements arising therefrom could reduce our profits and show a skewed translated value of our net assets when reported in Hong Kong dollars. This change in value could materially and adversely impact our business, operating results, and financial position.

We depend on governments to incentivize the development and implementation of energy-saving technologies.

Over 190 countries have signed the Paris Agreement, committing themselves to reducing greenhouse gas emissions, a significant contributor to climate change. In order to satisfy such commitments, many signatories have created incentives for businesses engaged in developing and implementing energy-saving technologies. For example, on January 1, 2018, the Hong Kong government introduced the voluntary Energy Efficiency Registration Scheme for Buildings (the “EERSB”) which serves to encourage building owners to outperform the statutory minimum requirements under the Buildings Energy Efficiency Ordinance (Chapter 610 of the Laws of Hong Kong). All new and existing buildings or premises may apply for joining the EERSB provided that they (i) outperform the statutory minimum requirements on energy performance, and (ii) obtain certificates of good building energy performance through the BEAM Plus Assessment System managed by the Hong Kong Green Building Council or other internationally recognized building environmental assessment systems. The capital expenditure incurred on the construction of energy efficient building installations (including lighting, air-conditioning, and lift and escalator installations) registered under the EERSB may be eligible for accelerated tax deduction. Our business depends on such incentives in order to stimulate demand for our customized energy saving solutions. However, we cannot guarantee that we will continue to benefit from such incentives, as they may be amended or abolished, in which case our business, operating results, and financial position could be materially and adversely affected.

The market acceptance of energy saving solutions services is not certain.

Our customized energy saving solutions comprises PCM and other technologies that may be unfamiliar to potential customers. In order to promote market awareness and acceptance of such technologies, we regularly engage in presentations and seminars. However, we are unable to guarantee that our energy-saving products and services will be widely accepted by market stakeholders. Failure to achieve market acceptance may prevent us from attracting additional customers and expanding our business, which could materially and adversely affect our business, operating results, and financial position.

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Our controlling shareholder has control over our corporate matters.

As of the date of this prospectus, Mr. Chan, our Chief Executive Officer and executive director, beneficially owns and controls 1,060,000 Class B Ordinary Shares, constituting all of our outstanding Class B Ordinary Shares and representing approximately 94.97% of the total voting power of our issued and outstanding Ordinary Shares prior to the issuance of the Note Shares, the Common Warrant Shares and Class A Ordinary Shares issuable under the Equity Purchase Facility. Mr. Chan holds, and will continue to hold, control over corporate matters requiring shareholder approval and over our operations, including without limitation, electing directors and approving material mergers, acquisitions or other business combination transactions. This concentrated control will limit your ability to influence corporate matters and could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving other holders of our Ordinary Shares of the opportunity to sell their shares at a premium over the prevailing market price.

Our controlling shareholder may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

Because our controlling shareholder has control over our corporate matters, his interests may differ from the interests of our company as a whole. The shareholder could, for example, appoint directors and management without the requisite experience, relations or knowledge to steer our company properly because of their affiliations or loyalty, and such actions may materially and adversely affect our business and financial condition. Currently, we do not have any arrangements to address potential conflicts of interest between the shareholder and our company. If we cannot resolve any conflict of interest or dispute between us and the shareholder, we would have to rely on legal proceedings, which could disrupt our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

We might need to raise capital in the future to fund our existing commercial operations, develop and commercialize new products and technologies and expand our operations.

Based on cash flow projections for operating activities and available loan facilities, we believe that we have sufficient funds for sustainable operations and will be able to meet our payment obligations from operations and debt related commitments for the next twelve months from the date of this prospectus. This estimate is based on assumptions that may prove to be wrong, and we may use our available capital resources sooner than we currently expect. If our available cash balances, borrowing capacity, anticipated cash flow from operations, proceeds from our completed offerings and proceeds from our utilization of the Equity Purchase Facility are insufficient to satisfy our liquidity requirements, including because of lower demand for our proprietary PCM TES technology as a result of the risks described in this prospectus or otherwise, we may seek raise to equity or debt capital, enter into additional bank loans or bank credit facilities or enter into another form of third-party funding.

We may consider raising capital in the future to fund our existing operations, expand our operations, or for other reasons, including to:

●	increase our sales and marketing efforts to increase market adoption of our products and address competitive developments;

●	provide for costs associated with plans to accommodate potential increases in demand for our products and services;

●	fund development and marketing efforts of any future product or service offerings or additional features to our existing proprietary technology;

●	acquire, license or invest in new technologies;

●	acquire or invest in complementary businesses or assets; and

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●	finance capital expenditures and general and administrative expenses.

Our present and future funding requirements will depend on many factors, including:

●	our ability to generate revenue;

●	our reimbursement arrangements with third-parties;

●	the cost of expanding our operations and product and service offerings, including our sales and marketing efforts;

●	our rate of progress in, and cost of the sales and marketing activities associated with, establishing and maintaining adoption of our products and services;

●	the cost of research and development activities;

●	the effect of competing technological and market developments;

●	costs related to international expansion; and

●	the potential cost of and delays in product development as a result of any regulatory oversight applicable to our proprietary technology.

Additionally, our ability to raise capital in a timely manner if needed in the future may be limited, or such capital may be unavailable on acceptable terms, if at all. Any equity or convertible debt financing we enter would likely be dilutive to our existing shareholders and any future debt financing we enter into may impose covenants upon us that restrict our operations, such as limitations on our ability to incur liens or additional debt, repurchase our Ordinary Shares, make certain investments and engage in certain mergers, consolidations or asset sale transactions. Any debt financing or equity that we raise may contain terms that are not favorable to us or our shareholders. If access to sufficient capital is not available as and when needed, our business will be materially impaired and we may be required to cease operations or we may be required to significantly reduce expenses, seek a merger or joint venture partner, file for protection from creditors or liquidate all or part of our assets.

Risks Related to Conducting Business in China, Including Hong Kong and Macau

Our Cayman Islands holding company structure and reliance on our Hong Kong Operating Subsidiary may restrict the availability of cash to us and expose investors to risks associated with operations in China.

Green Circle Decarbonize Technology Limited is a Cayman Islands holding company with no material operations of its own and depends on dividends and other distributions from its Hong Kong Operating Subsidiary for cash generated by its business. Our Operating Subsidiary may make distributions only out of profits available for distribution under Hong Kong law, and it had an accumulated deficit as of March 31, 2026. Our structure, operations in Hong Kong, project activities in Macau and reliance on a third-party manufacturer in Mainland China expose us to legal and operational risks in China, including regulatory action affecting our subsidiary, customers, supplier, contractual arrangements or the transfer of cash. If laws, regulations, policies or governmental actions restrict dividends, distributions, payments, cash transfers or our counterparties’ operations, cash may not be available to fund our operations or other uses outside Hong Kong, which could materially adversely affect our liquidity, business and financial condition and cause the value of our securities to significantly decline or become worthless.

Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business, operating results, and financial position.

We anticipate that a substantial part of our future growth and development will be attributable to markets in China, including Hong Kong and Macau. Accordingly, our business, prospects, financial conditions, and operations may be influenced significantly by the political, economic, and social conditions in China.

The Chinese economy differs from the economies of most developed countries in certain respects, including the amount of government involvement, level of development, growth rate, control of the foreign exchange, and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past few decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may harm us. For example, our business, operating results, and financial condition may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past, the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business, operating results, and financial condition.

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If we become directly subject to the recent scrutiny, criticism, and negative publicity involving Chinese and Hong Kong companies listed in the United States, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price, and reputation and could result in a loss of your investment in our shares, especially if such matter cannot be addressed and resolved favorably.

In recent times, U.S. public companies with substantial operations in or close connection with Hong Kong and China have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism, and negative publicity has centered around the effects of U.S.-China governmental policies and political climate, financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of such scrutiny, criticism, and negative publicity, the publicly traded stock of such companies have sharply decreased in value and, in some exceptional cases, have become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into these allegations. It is not clear what effect this sector-wide scrutiny, criticism, and negative publicity will have on our business operations and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time consuming and distract our management from growing our Company. If such allegations are not proven to be groundless, our Company and business operations will be severely and negatively affected.

The Chinese government may exert substantial influence over the industry in which we operate, and laws and regulations affecting our business in China may change quickly with little advance notice.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The Chinese government may intervene in or influence our operations at any time, directly or indirectly, including through laws, regulations, policy directives, regulatory actions or actions affecting our customers, suppliers and contractual counterparties. The legal systems in Hong Kong and Macau differ from the legal system in Mainland China. Nevertheless, laws, regulations and policies affecting our activities in China may change quickly with little advance notice, and their interpretation and enforcement may involve significant uncertainty for investors and us. Our ability to operate in Hong Kong may be affected by these changes in laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use and property rights, and other matters. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant impact on the economic conditions of Hong Kong or particular regions thereof, and could require us to divest ourselves of any rights and interest we then hold regarding our business operations in Hong Kong. Any divesture or similar action could materially and adversely affect our business, operating results, and financial condition. Any such intervention, influence, control, legal change or enforcement action could result in a material change in our operations and/or the value of our securities and could cause the value of our securities to significantly decline or become worthless.

The Chinese government may choose to exert more supervision and control over securities offerings that are conducted overseas and/or foreign investment in issuers based in Mainland China, Hong Kong or Macau. Such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Recent statements and regulatory actions by the Chinese government have indicated an intent to exert more oversight and control over securities offerings conducted overseas and foreign investment in China-based issuers. It remains unclear as to when and how the Chinese government will alter its standard of supervision and control over overseas offerings and/or foreign investments in issuers based in Mainland China, Hong Kong or Macau.

Mainland China has adopted cybersecurity, data security and personal information protection laws and regulations that may require certain companies to complete a cybersecurity review before listing securities outside China. For the fiscal year ended March 31, 2026, our revenue was mainly generated from customers in Hong Kong and Macau, and our business is not based on collecting or processing user data in Mainland China. Based on our understanding of currently applicable Mainland China laws and regulations, our offerings in the United States are not currently subject to the review or prior approval of the CAC or the CSRC. If the CAC were to determine that we or our Operating Subsidiary is subject to its oversight, we could be required to undergo a cybersecurity review, make filings, obtain approvals, change our data processing or cross-border transfer practices, suspend or modify operations or incur substantial compliance costs. A failure or delay in satisfying any applicable CAC requirement could result in investigations, fines, penalties, business disruption, restrictions on our operations or data transfers, delays in or restrictions on this offering or our continued listing, and a material decline in, or the worthlessness of, our securities.

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Further, the Trial Measures require a domestic enterprise in Mainland China seeking to issue and list its shares overseas to complete certain filing procedures and submit the relevant information to CSRC. Should the Trial Measures be applicable to us, we may be subject to additional compliance requirement in the future, and we cannot assure you that we will be able to get the clearance of filing procedures as required on a timely basis, or at all. Any failure by us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

Our Operating Subsidiary conducts its business in Hong Kong, a Special Administrative Region of the PRC, and conducted project activities in Macau during fiscal 2026. We rely on a third-party manufacturer in Mainland China pursuant to a strategic partnership agreement, although we do not maintain a subsidiary or owned production facilities in Mainland China. Some of the Operating Subsidiary’s other clients are Mainland China companies or have shareholders or directors who are Mainland China individuals. The Chinese government may intervene in or influence our operations at any time, directly or indirectly, and uncertainties still exist due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or become worthless, which could materially and adversely affect our business, operating results, and financial position.

We may not maintain the listing of our Class A Ordinary Shares on the NYSE American, which could limit investors’ ability to make transactions in our Class A Ordinary Shares and subject us to additional trading restrictions.

Our Class A Ordinary Shares are currently listed on the NYSE American. In order to continue listing our Class A Ordinary Shares on the NYSE American, we must maintain certain financial and share price levels, and we may be unable to meet these requirements in the future. We cannot assure you that our Class A Ordinary Shares will continue to be listed on the NYSE American in the future. If the NYSE American delists our Class A Ordinary Shares, and we are unable to list our Class A Ordinary Shares on another U.S. national securities exchange, we will endeavor to have our Class A Ordinary Shares quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Class A Ordinary Shares;

●	reduced liquidity for our Class A Ordinary Shares;

●	a determination that our Class A Ordinary Shares are a “penny stock,” which would require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Class A Ordinary Shares are listed on the NYSE American, U.S. federal law prevents or preempts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the NYSE American, we would be subject to regulations in each state in which we offer our Class A Ordinary Shares.

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Our securities may be prohibited from being traded on a U.S. national securities exchange under the HFCA Act if the PCAOB is unable to inspect our auditors for two consecutive years and, as a result, an exchange may determine to delist our Class A Ordinary Shares. The delisting of our Class A Ordinary Shares, or the threat of being delisted, may materially and adversely affect the value of your investment.

The HFCA Act states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years (later changed to two consecutive years as detailed below), the SEC shall prohibit the company’s shares from being traded on a U.S. national securities exchange or in the over-the- counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB HFCA Act determinations relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

Our auditor, ZH CPA, LLC, the independent registered public accounting firm that issues the audit report incorporated by reference in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to the laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. ZH CPA, LLC is headquartered in Denver, Colorado in the United States and has been inspected by the PCAOB on a regular basis, with the last inspection in February 2025. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB HFCA Act determinations. However, we cannot provide assurance that the NYSE American or regulatory authorities would not apply additional and/or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, the adequacy of personnel and training or the sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S. law. It includes the following three provisions that, if abided by, would grant the PCAOB complete access for the first time: (i) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates – without consultation with, nor input from, Chinese authorities; (ii) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; and (iii) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB announced that it had completed a test inspection of two selected auditing firms in mainland China and Hong Kong and had voted to vacate its previous Determination Report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. On December 29, 2022, the AHFCAA was enacted as part of the Consolidated Appropriations Act, 2023, amending the HFCA Act to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, then the companies audited by those registered public accounting firms could be subject to a trading prohibition on U.S. markets pursuant to the Holding Foreign Companies Accountable Act.

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There can be no assurance that China will abide by the Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China and that on-site inspections and investigations of firms headquartered in mainland China and Hong Kong will occur and allow for full and timely access to information.

If the Chinese government imposes new requirements for approval from the relevant Mainland China authorities to issue our securities to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

As of the date of this prospectus, we and our Hong Kong Operating Subsidiary, (i) are not required to obtain permission from any Mainland China authorities to offer or issue our securities to foreign investors, (ii) are not subject to permission requirements from the CSRC, CAC or any other Mainland China regulatory authority for our business operations and (iii) have not received or been denied such permissions by any Mainland China authorities. However, given the current Mainland China regulatory environment, it is uncertain when and whether we or our Operating Subsidiary, will be required to obtain permission from the Chinese government in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in Mainland China regarding any necessary approvals from the CSRC or other Mainland China governmental authorities required for overseas listings. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions, or regulatory objection to our concluded offerings from the CSRC or other Mainland China governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. If we and our Operating Subsidiary (i) do not receive or maintain such permissions or approvals, should they become applicable to us in the future or (ii) inadvertently conclude that such permissions or approvals are not required, our operations and financial conditions could be materially and adversely affected, and our ability to offer or continue to offer securities to investors could be significantly limited or completely hindered and our securities may substantially decline in value and be worthless.

Risks Related to our Securities

Raising capital through the issuance of Ordinary Shares may cause dilution to the shareholdings of our existing shareholders.

We may offer Ordinary Shares in the future. As we continue to seek to expand our business, we may require more capital to finance our sales and marketing activities, business operations, research and development, and/or increase in production capacity. If additional funds are raised through the issuance of new equity or equity-linked securities other than on a pro-rata basis to our shareholders, such shareholders may experience a dilution of ownership interest or such new securities may confer rights and privileges that take priority over the Class A Ordinary Shares registered hereby.

We do not intend to pay dividends on our Class A Ordinary Shares in the foreseeable future.

We intend to retain any future earnings to finance the development and expansion of our business. Therefore, we do not anticipate paying any cash dividends on our Class A Ordinary Shares in the foreseeable future unless otherwise resolved by our board of directors. Our board of directors would consider the results of our business operations, financial position, and other factors before it exercises its discretion to pay dividends. As we do not plan to pay dividends at present, capital appreciation of your Class A Ordinary Shares may be the sole source of income of your shareholdings.

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Future sales of substantial amounts of our Ordinary Shares by existing shareholders could adversely affect the price of our Class A Ordinary Shares.

If our existing shareholders sell substantial amounts of our Ordinary Shares, the market price of our Class A Ordinary Shares could fall. Such sale by our existing shareholders might make it more difficult for us to issue new equity or equity-linked securities in the future at a time we deem appropriate.

Our Class A Ordinary Shares may be subject to substantial price and volume fluctuation due to a number of factors, many of which are beyond our control and may prevent our shareholders from reselling our Class A Ordinary Shares at a profit.

The market price of our Class A Ordinary Shares may be volatile and may fluctuate substantially due to many factors, including:

●	price and volume fluctuations in the overall stock market;

●	announcements of the introduction of new products or services by us or our competitors;

●	actual fluctuation in our quarterly operating results, and concerns by investors that such fluctuations may occur in the future;

●	deviation in our operating results from the estimates of securities analysts or other analysts;

●	additions or departures of key personnel;

●	legislation, including measures affecting the energy services sector; and

●	developments concerning current or future strategic collaborations.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional shares or other securities and our ability to obtain additional financing in the future. There is also no assurance that an active market in our Class A Ordinary Shares will be sustained. If an active market is not sustained, holders of our Class A Ordinary Shares may be unable to readily sell the Class A Ordinary Shares they hold or may not be able to sell their Class A Ordinary Shares at all.

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We expect to continue to incur significant expenses and devote other significant resources and management time as a result of being a public company, which may negatively impact our financial performance and could cause our results of operations and financial condition to suffer.

We have incurred, and expect to continue to incur, significant legal, accounting, insurance and other expenses as a result of being a public company. Laws, regulations and standards relating to corporate governance and public disclosure for public companies, including the Dodd-Frank Act of 2010, the Sarbanes-Oxley Act, regulations related thereto and the rules and regulations of the SEC and NYSE American, have significantly increased, and will continue to significantly increase, our costs as well as the time that must be devoted to compliance matters. We expect that compliance with these laws, rules, regulations and standards will continue to substantially increase our expenses, including our legal and accounting costs, and make some of our operating activities more time-consuming and costly. These public company obligations also will require attention from our senior management and could divert their attention away from the day-to-day management of our business. We also expect these laws, rules, regulations and standards to make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as our officers. As a result of the foregoing, we expect a substantial increase in legal, accounting, insurance and certain other expenses in the future, which will negatively impact our financial performance and could cause our results of operations and financial condition to suffer. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Class A Ordinary Shares, fines, sanctions and other regulatory actions and potential civil litigation.

We may lose our status as a “foreign private issuer” in the United States, which would result in increased costs related to regulatory compliance under United States securities laws.

We will cease to qualify as a “foreign private issuer,” as defined in Rule 405 under the Securities Act, if, as of the last business day of our second fiscal quarter, more than 50% of our outstanding shares are directly or indirectly owned by residents of the United States. If we determine that we fail to qualify as a foreign private issuer, we will cease to be eligible to avail ourselves of the forms and rules designated for foreign private issuers beginning on the first day of the fiscal year following such determination. Among other things, this will result in loss of the exemption from registration under the Exchange Act provided by Rule 12g3-2(b) promulgated thereunder, and, if we are required to register our Class A Ordinary Shares under section 12(g) of the Exchange Act, we will have to do so as a U.S. domestic company. Further, any securities that we issue in unregistered or unqualified offerings both within and outside the United States will be “restricted securities” (as defined in Rule 144(a)(3) promulgated under the Securities Act), and will continue to be subject to United States resale restrictions notwithstanding their resale in “offshore transactions” pursuant to Regulation S promulgated under the Securities Act. As a practical matter, this will likely require us to register more offerings of our securities under the Securities Act on either a primary offering or resale basis, even if they take place entirely outside the United States. The resulting legal and administrative costs of complying with the resulting regulatory requirements are anticipated to be substantial, and to subject us to additional exposure to liability for which we may not be able to obtain insurance coverage on favorable terms, or at all.

The issuance of Class A Ordinary Shares pursuant to the Equity Purchase Agreement could result in substantial dilution to our existing shareholders.

Pursuant to the Equity Purchase Agreement, we may, from time to time during the Commitment Period, sell to the Selling Shareholder, and the Selling Shareholder has agreed to purchase from us, up to $100.0 million of our Class A Ordinary Shares, subject to the terms and conditions of the Equity Purchase Agreement. In addition, we have issued, and will issue additional, Class A Ordinary Shares as Commitment Fee Shares, including Class A Ordinary Shares issuable upon exercise of pre-funded warrants issued in lieu thereof. The number of Class A Ordinary Shares that may ultimately be issued pursuant to the Equity Purchase Agreement could be substantial relative to our current public float and the number of our Class A Ordinary Shares currently outstanding. The issuance of these Class A Ordinary Shares will dilute the ownership and voting interests of our existing shareholders, may also dilute our earnings per share and book value per share, and could cause the market price of our Class A Ordinary Shares to decline, potentially significantly. In addition, the actual number of Class A Ordinary Shares that we may issue pursuant to the Equity Purchase Agreement will depend on a number of factors, including the market price and trading volume of our Class A Ordinary Shares during applicable valuation periods and the number of Class A Ordinary Shares we elect to sell. Because the purchase price for Class A Ordinary Shares sold pursuant to regular puts is 95% of the lowest applicable daily VWAP during the applicable Regular Valuation Period and the purchase price for Class A Ordinary Shares sold pursuant to intraday puts is 97% of the lowest applicable traded price during the applicable Intraday Valuation Period, the number of Class A Ordinary Shares required to be issued for a given amount of proceeds will increase as the market price of our Class A Ordinary Shares decreases. Accordingly, a decline in the share price of our Class A Ordinary Shares could result in the issuance of a greater number of Class A Ordinary Shares and greater dilution to our existing shareholders, which could cause further downward pressure on our Class A Ordinary Share price.

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The Selling Shareholder may resell shares during periods when the market price of our Class A Ordinary Shares is declining, which could further depress our share price.

The Equity Purchase Agreement permits the Selling Shareholder to resell Class A Ordinary Shares purchased under the Equity Purchase Facility during applicable valuation periods. The Selling Shareholder is responsible for compliance with applicable securities laws in connection with such resales, but we have no control over the timing or price at which the Selling Shareholder may resell such shares. If the Selling Shareholder sells substantial amounts of Class A Ordinary Shares, particularly during periods of declining market prices, those sales could place additional downward pressure on the market price of our Class A Ordinary Shares. The resulting decline in our share price could, in turn, increase the number of Class A Ordinary Shares issuable upon conversion of the Note or exercise of the Common Warrants under their applicable price adjustment provisions. In addition, sales by the Selling Shareholder may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. The effect of these sales on our share price may be particularly significant given the potentially substantial number of Class A Ordinary Shares that may be issued pursuant to the Equity Purchase Agreement relative to our current number of outstanding shares.

The Equity Purchase Agreement may encourage the Selling Shareholder to sell our Class A Ordinary Shares at times when the market price is declining, which could further depress the market price of our Class A Ordinary Shares.

The purchase price payable by the Selling Shareholder under the Equity Purchase Agreement is based on discounted market prices during specified valuation periods. Because the Selling Shareholder may acquire Class A Ordinary Shares from us at a discount to market, it may be economically advantageous for the Selling Shareholder to sell the shares it receives promptly following acquisition. This dynamic could result in increased selling pressure on our Class A Ordinary Shares, particularly during periods of declining or volatile market prices. If the market price of our Class A Ordinary Shares declines, we may be required to issue a greater number of shares to receive a given amount of proceeds under the Equity Purchase Agreement. The resulting increase in the number of shares outstanding could further dilute existing shareholders and potentially contribute to additional downward pressure on our share price. This potential feedback loop could materially adversely affect the market price of our Class A Ordinary Shares.

The Equity Purchase Agreement could result in substantial volatility in the trading price of our Class A Ordinary Shares.

The number and timing of Class A Ordinary Shares that may be issued under the Equity Purchase Agreement depend in part on the trading volume and market price of our Class A Ordinary Shares. Regular puts are subject to limitations based on trading volume, while intraday puts are subject to additional limitations and valuation periods. The resulting issuance and resale activity may create fluctuations in the supply of our Class A Ordinary Shares available for trading. In addition, because the Selling Shareholder may resell shares during or following applicable valuation periods, the market may anticipate future issuances and resales even before such transactions occur. This could contribute to increased volatility and could adversely affect the trading price and liquidity of our Class A Ordinary Shares.

Our ability to access the Maximum Commitment Amount available under the Equity Purchase Agreement is subject to numerous conditions, and we may not be able to obtain the financing we expect from the Equity Purchase Facility.

Although the Equity Purchase Agreement provides for aggregate purchases of up to US$100.0 million of our Class A Ordinary Shares during the Commitment Period, the Selling Shareholder’s obligation to purchase shares is subject to numerous conditions. These conditions include, among others, the effectiveness and continued availability of the registration statement covering the Resale Shares, our compliance with our covenants and obligations, the absence of certain governmental orders or proceedings, the absence of a material adverse effect affecting us, the continued trading, listing or quotation of our Class A Ordinary Shares, the issuance of put shares not violating any shareholder approval requirements of our principal trading market, and compliance with the applicable beneficial ownership limitation. In addition, a regular put notice will be deemed withdrawn if the closing price of our Class A Ordinary Shares on the trading day it is received is less than US$0.25 per share, unless the Selling Shareholder waives that requirement. If any of such conditions is not satisfied, the Selling Shareholder may not be required to purchase shares pursuant to a put notice. Accordingly, we may not be able to access some or all of the US$100.0 million contemplated by the Equity Purchase Agreement when needed. If we are unable to obtain sufficient financing from the Equity Purchase Facility and do not have adequate alternative sources of capital, our liquidity, financial condition and ability to fund our operations and pursue our business plans could be materially adversely affected.

The beneficial ownership limitation may limit the Selling Shareholder’s ability or willingness to purchase our Class A Ordinary Shares.

The Equity Purchase Agreement contains a beneficial ownership limitation pursuant to which the Selling Shareholder may not acquire Class A Ordinary Shares if, following such acquisition, the Selling Shareholder and its affiliates would beneficially own more than 4.99% of our outstanding Class A Ordinary Shares. The Selling Shareholder may increase this limitation, but it may not exceed 9.99%, and any increase will not become effective until the 61st day after notice is delivered to us. This limitation may restrict the Selling Shareholder’s ability to purchase shares from us at particular times, including when the number of Class A Ordinary Shares otherwise issuable pursuant to a put notice would cause the Selling Shareholder to exceed the applicable beneficial ownership threshold. Accordingly, the beneficial ownership limitation could prevent or delay purchases under the Equity Purchase Facility and could reduce our ability to obtain proceeds when desired.

The Equity Purchase Facility is subject to standstill provisions and restrictions on our ability to conduct other variable-rate or equity transactions, which could limit our financing alternatives.

Until July 16, 2027, we may not, without the Selling Shareholder’s prior written consent, enter into or maintain certain variable-rate transactions. In addition, the Equity Purchase Agreement imposes standstill periods during which, absent the Selling Shareholder’s consent, we will be restricted from issuing Class A Ordinary Shares or Class A Ordinary Share equivalents or entering into agreements to do so. These restrictions may limit our ability to obtain financing from other investors or through other equity-linked transactions during periods when we may need additional capital. If we are unable to access the Equity Purchase Facility or if the proceeds available under the facility are insufficient to satisfy our capital requirements, these restrictions could impair our ability to respond to our financing needs or take advantage of alternative financing opportunities.

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The Selling Shareholder’s interests may differ from those of our other shareholders.

The Selling Shareholder may have an economic incentive to sell the Class A Ordinary Shares it acquires from us promptly, particularly because it may acquire those shares at a discount to prevailing market prices. Its interests in connection with the timing and manner of resales may therefore differ from the interests of our other shareholders or from our interests. Although the Selling Shareholder has agreed not to engage in short sales of our securities during the period in which the Equity Purchase Facility remains outstanding, the Selling Shareholder may otherwise sell the shares it acquires from us in accordance with applicable securities laws. Significant resales by the Selling Shareholder, or market expectations concerning such resales, could adversely affect the trading price of our Class A Ordinary Shares.

Our management team will have broad discretion over the use of the net proceeds from the sales of our Class A Ordinary Shares to the Selling Shareholder pursuant to the Equity Purchase Agreement, if any, and investors may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our sale of our Class A Ordinary Shares to the Selling Shareholder pursuant to the Equity Purchase Agreement, if any, and we could use such proceeds for purposes other than those contemplated as at the date of this prospectus. Accordingly, investors will be relying on the judgment of our management team with regard to the use of those net proceeds, and investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

The conversion of the Note and exercise of the Common Warrants may result in substantial dilution to our shareholders and may cause our share price to decline.

The Note is convertible into our Class A Ordinary Shares at a conversion price based in part on the trading price of our Class A Ordinary Shares, and the Common Warrants contain provisions that may reduce their exercise price based on certain future issuances of securities and periodic market-price adjustments. As a result, the number of Class A Ordinary Shares issuable upon conversion of the Note or exercise of the Common Warrants may increase as a result of declines in the market price of our Class A Ordinary Shares or certain future issuances of securities. The potential for substantial dilution, as well as the actual issuance of substantial numbers of Class A Ordinary Shares, could cause the market price of our Class A Ordinary Shares to decline, potentially significantly.

The Note contains conversion price adjustment provisions that could result in the issuance of a significantly greater number of Class A Ordinary Shares upon conversion.

The conversion price of the Note is based, in part, on the trading price of our Class A Ordinary Shares and is subject to a conversion floor price. The conversion floor price is subject to periodic downward adjustments and may also be reduced upon certain dilutive issuances. Accordingly, if the market price of our Class A Ordinary Shares declines, the conversion price of the Note may also decline, subject to the applicable floor price. Because the number of Class A Ordinary Shares issuable upon conversion of the Note generally increases as the conversion price decreases, a decline in our share price could result in the issuance of a substantially greater number of Class A Ordinary Shares upon conversion of the Note. This could result in significant dilution to existing shareholders and could place additional downward pressure on the market price of our Class A Ordinary Shares.

We may be required to make significant cash payments under the Note, which could adversely affect our liquidity and financial condition.

The Note matures on January 16, 2027. To the extent that the Note has not been converted before maturity, we will be required to repay the outstanding amount, together with any accrued and unpaid interest, by the maturity date. In addition, upon certain events, including a Floor Price Trigger Event or certain financing or capital raising transactions, the holder may require us to make specified prepayments at a premium. Our ability to satisfy these obligations will depend on our available cash, operating results and ability to obtain additional financing. If we are unable to satisfy our obligations under the Note, we could experience a default, which could materially adversely affect our financial condition, liquidity and ability to obtain additional financing.

A decline in our share price could increase our obligations under the Note and could make it more difficult for us to satisfy those obligations.

If our Class A Ordinary Shares trade below the applicable conversion floor price for five consecutive trading days, the holder of the Note may require a cash settlement based on 110% of the then-outstanding amount of the Note, with the applicable amount determined by reference to the remaining period until maturity. Although we may, subject to the terms and availability of the Equity Purchase Facility, use proceeds from the Equity Purchase Facility to fund such payment, there can be no assurance that sufficient proceeds will be available. Accordingly, a sustained decline in our share price could simultaneously increase dilution from conversion and increase our potential cash obligations under the Note.

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The Common Warrants contain full-ratchet anti-dilution provisions that may result in significant dilution to existing shareholders.

The Common Warrants provide that, for as long as any of the Common Warrants are outstanding, if we issue or sell, or are deemed to have issued or sold, Class A Ordinary Shares or Class A Ordinary Share equivalents at a price below the exercise price of the Common Warrants in effect immediately prior to such issuance or sale or deemed issuance or sale (subject to certain customary exclusions), the exercise price of the Common Warrants will be reduced to the price of such issuance or sale or deemed issuance or sale and the number of Class A Ordinary Shares issuable upon exercise of the Common Warrants shall be proportionately adjusted such that the aggregate exercise price of the Common Warrants on the Common Warrants’ original issuance date for the Class A Ordinary Shares underlying the Common Warrants then outstanding shall remain unchanged; provided, however, that the exercise price of the Common Warrants in the event of any such adjustment shall not be reduced below the Initial Exercise Floor Price. This type of full-ratchet anti-dilution protection could result in substantial dilution to existing shareholders if we raise capital at prices below the then-current exercise price of the Common Warrants.

The Common Warrants contain a periodic adjustment mechanism that may cause the exercise price of the Common Warrants to decline over time, resulting in additional dilution.

Beginning six months after the closing date of the July 2026 Private Placement and on each six-month anniversary thereafter while the Common Warrants remain outstanding, the exercise floor price of the Common Warrants will be adjusted downward, if applicable, to 20% of the applicable minimum price under the NYSE Listed Company Manual. Five trading days after each such periodic adjustment date, the exercise price of the Common Warrants will generally be adjusted to the greater of the applicable exercise floor price and the lower of the then-current exercise price and the lowest VWAP of our Class A Ordinary Shares during the five trading days following the applicable adjustment date. The number of Common Warrant Shares will be proportionately adjusted in connection with these periodic adjustments so that the aggregate exercise price for the Common Warrant Shares then issuable remains unchanged. In no event will such adjustments reduce the exercise price below the applicable exercise floor price or result in Common Warrant Shares being issued at a price below the par value. As a result, holders of the Common Warrants may receive significantly more Class A Ordinary Shares upon exercise than initially contemplated, which would dilute existing shareholders.

The Common Warrants may be automatically exercised on a cashless basis at expiration, which may result in the issuance of Class A Ordinary Shares without additional capital to us.

If a Common Warrant is not exercised prior to its expiration date, it will automatically be exercised on a cashless basis. In such case, we would issue Class A Ordinary Shares to the holder but would not receive any cash proceeds. This could increase the number of outstanding Class A Ordinary Shares without providing additional capital to us.

In certain Fundamental Transactions, we may be required to repurchase the Common Warrants for cash.

If we enter into certain mergers, consolidations, asset sales or other fundamental transactions, the holders of the Common Warrants may require us to repurchase the Common Warrants for their Black-Scholes value (as defined in the Common Warrants). Depending on market conditions, this amount could be significant and could require us to use substantial cash resources at a time when we may need them for other purposes.

The Note and the Common Warrants restrict our ability to raise capital through certain types of financings.

In addition to the Equity Purchase Agreement, the Note and the Common Warrants also prohibit us from entering into certain variable-rate financing transactions while the Note and the Common Warrants remain outstanding. These restrictions may limit the types of financing transactions available to us, make it more difficult for us to raise capital, and/or delay or prevent future financing opportunities, which could adversely affect our liquidity and financial condition.

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The resale of the Note Shares and the Common Warrant Shares, or the perception that such sales may occur, could cause the market price of our Class A Ordinary Shares to decline.

The Selling Shareholder may resell the Note Shares and the Common Warrant Shares from time to time. A significant portion of the Class A Ordinary Shares issuable pursuant to the Note and the Common Warrants may become available for resale at prices determined by market conditions. Sales of substantial amounts of the Note Shares and/or the Warrant Shares, either alone or in conjunction with the resale of a significant number of the Class A Ordinary Shares covered by this prospectus, or the perception that such sales could occur, could increase the supply of shares available for public sale and place downward pressure on the market price of our Class A Ordinary Shares. Such downward pressure could make it more difficult for us to raise capital in the future.

Terms of subsequent financings, if any, may adversely impact investors’ investments.

We may have to engage in equity or debt financings in the future. The rights and the value of each investor’s investment in our Class A Ordinary Shares could be reduced by the dilution caused by future equity issuances. Interest on debt securities could increase costs and negatively impact operating results. If we need to raise more equity capital from the sale of additional stock, institutional or other investors may negotiate terms at least as, and possibly more favorable than the terms of the investors’ investments.

The Share Consolidation may not result in a sustained increase in the market price of our Class A Ordinary Shares.

Our shareholders approved a six to one Share Consolidation which became effective at 12:01 a.m. Eastern Time on October 7, 2026, pursuant to which every six issued and unissued shares of each class or series will be consolidated into one share. Although the Share Consolidation is intended, among other things, to increase the per-share trading price of our Class A Ordinary Shares, there can be no assurance that the market price following the Share Consolidation will increase proportionately or remain at a higher level.

The market price of our Class A Ordinary Shares may decline following the Share Consolidation and may be affected by factors unrelated to the number of shares outstanding, including our financial condition, operating results, prospects, market conditions and the potential issuance or resale of Class A Ordinary Shares pursuant to the Equity Purchase Agreement and/or underlying the Note and the Common Warrants.

The Share Consolidation may increase the volatility of our Class A Ordinary Share price and reduce the liquidity of our shares.

Following the Share Consolidation, the number of outstanding Class A Ordinary Shares will be reduced. A reduction in the number of shares outstanding may reduce trading volume and liquidity in our Class A Ordinary Shares, particularly if the market price increases but the number of shares available for trading decreases. Lower liquidity may result in wider bid-ask spreads and greater volatility in the market price of our Class A Ordinary Shares and may make it more difficult for shareholders to sell their shares at prices they consider attractive.

Our dual class share structure may concentrate voting power with holders of our Class B Ordinary Shares and may limit the ability of holders of our Class A Ordinary Shares to influence corporate matters.

At the Extraordinary General Meeting held on August 10, 2026, our shareholders approved the Reclassification of our authorized share capital into Class A Ordinary Shares and Class B Ordinary Shares. Each Class A Ordinary Share is entitled to one (1) vote per share, while each Class B Ordinary Share is entitled to fifty (50) votes per share. Immediately following the Reclassification, 5,280,000 Class A Ordinary Shares held by Joyful Star Limited were repurchased and cancelled in exchange for 5,280,000 Class B Ordinary Shares, and 1,080,000 Class A Ordinary Shares held by Green Circle Limited were repurchased and cancelled in exchange for 1,080,000 Class B Ordinary Shares. Following the Share Consolidation, the 5,280,000 and 1,080,000 Class B Ordinary Shares were consolidated into 880,000 and 180,000 Class B Ordinary Shares, respectively. As a result, the holders of our Class B Ordinary Shares have substantially greater voting power than holders of our Class A Ordinary Shares on a per-share basis. The 1,060,000 Class B Ordinary Shares carry an aggregate of 53,000,000 votes, compared with one vote per Class A Ordinary Share. Accordingly, depending on the number of Class A Ordinary Shares outstanding, the holders of our Class B Ordinary Shares may be able to exercise significant influence over, or potentially control, the outcome of matters submitted to shareholders for approval, including the election or removal of directors, mergers, consolidations, dispositions of substantially all of our assets and other significant corporate transactions.

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The interests of the holders of Class B Ordinary Shares may differ from, or conflict with, those of holders of our Class A Ordinary Shares. In circumstances where the interests of the holders of Class B Ordinary Shares differ from those of our other shareholders, the holders of Class B Ordinary Shares may be able to cause or prevent corporate actions to be taken regardless of whether such actions are favored by holders of our Class A Ordinary Shares. In addition, the existence of the dual class structure may have the effect of reducing the ability of holders of our Class A Ordinary Shares to influence our management and affairs and may delay, discourage or prevent a change in our control, even where such a transaction may be favored by other shareholders.

The dual class structure may also adversely affect the trading price of our securities. Certain investors, including investment funds, institutional investors and index providers, may view dual class structures negatively because they can reduce shareholder accountability and provide holders of high-vote shares with voting control disproportionate to their economic ownership. As a result, the existence of our dual class structure could cause some investors to refrain from purchasing our securities or otherwise limit demand for our securities, which could adversely affect their market price and liquidity.

The concentration of voting power resulting from our dual class share structure could therefore limit the ability of holders of our Class A ordinary shares to participate meaningfully in decisions affecting us and could adversely affect the value of our securities

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated in the Cayman Islands and our Operating Subsidiary is incorporated in Hong Kong.

We are incorporated under the laws of the Cayman Islands and most of our directors and officers reside outside the United States. Moreover, such directors and officers may not have significant assets in the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon these persons, or to recover against us or them on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws.

We have been advised that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been further advised that the courts of the Cayman Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the foreign courts (other than judgements from certain Australian courts which are recognized under the Foreign Judgements Reciprocal Enforcement Act) against us under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment, (ii) such courts did not contravene the rules of natural justice of the Cayman Islands, (iii) such judgment was not obtained by fraud, (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.

We have also been advised that there is uncertainty as to whether a Hong Kong court would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Generally, a foreign judgment may either be registered in accordance with a mutual enforcement arrangement between Hong Kong and the jurisdiction in which the foreign judgment was obtained or be enforced thorough initiating fresh proceeding in Hong Kong under common law. Nevertheless, there is currently no such mutual enforcement arrangement between Hong Kong and the United States. Furthermore, a common law action for recognition of foreign judgment is subject to certain requirements in relation to, among others, the nature of the judgment.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than they would as public shareholders of a corporation incorporated in the United States.

Economic substance legislation of the Cayman Islands may adversely impact us or our operations.

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. Pursuant to the International Tax Co-operation (Economic Substance) Act, (2026 Revision) (the “Substance Act”), Cayman Islands entities which are engaged in certain “relevant activities” are required to comply with certain economic substance requirements. As we are a Cayman Islands company, compliance obligations include filing annual notifications for the Company, which need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Substance Act. The Substance Act continues to evolve over time and is subject to further clarification and amendments. We may need to allocate additional resources to keep updated with these developments, and may have to make changes to our operations in order to comply with all requirements under the Substance Act. Failure to satisfy these requirements may subject us to penalties under the Substance Act.

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Use of Proceeds

All the Resale Shares offered by this prospectus are being registered for resale by the Selling Shareholders. We will not receive any of the proceeds from the sale of the Resale Shares being offered for sale by the Selling Shareholders pursuant to this prospectus.

We may receive up to $100.0 million in aggregate gross proceeds from sales of our Class A Ordinary Shares that we may elect to make to the Selling Shareholder pursuant to the Equity Purchase Agreement from time to time after the date of this prospectus. The net proceeds from sales, if any, under the Equity Purchase Agreement, will depend on the frequency and prices at which we sell our Class A Ordinary Shares to the Selling Shareholder pursuant to the Equity Purchase Agreement after the date of this prospectus. See the sections entitled “The Equity Purchase Agreement” and “Plan of Distribution” elsewhere in this prospectus for more information.

We expect to use any net proceeds that we receive under the Equity Purchase Agreement for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

Market INFORMATION for OUR Class A ORDINARY SHARES and Dividend Policy

Market Information

Our Class A Ordinary Shares are listed on the NYSE American Market under the ticker symbol “GCDT”.

As of the date of this prospectus, after giving effect to the Share Consolidation, our authorized share capital is US$5,000,000, divided into 8,333,333,333 Ordinary Shares, consisting of 8,332,273,333 Class A Ordinary Shares and 1,060,000 Class B Ordinary Shares, in each case with a par value of US$0.006 per share. As of the date of this prospectus, we have (i) 2,805,867 Class A Ordinary Shares outstanding and held of record by three holders and (ii) 1,060,000 Class B Ordinary Shares outstanding and held of record by two holders.

Dividend Policy

We have never declared or paid cash dividends to our shareholders, and we do not intend to pay cash dividends in the foreseeable future. We intend to reinvest any earnings in developing and expanding our business. Any future determination relating to our dividend policy will be at the discretion of our board of directors and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, our strategic goals and plans to expand our business, applicable law and other factors that our board of directors may deem relevant.

Under Cayman law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or our share premium account, and provided further that a dividend may not be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

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EQUITY PURCHASE AGREEMENT

Introduction

On July 16, 2026, we entered into the Securities Purchase Agreement, pursuant to which we agreed to sell to the Selling Shareholder (i) the Note having an aggregate principal amount of US$10,000,000, maturing on January 16, 2027, with an original issue discount of 20%, and convertible, in whole or in part, into our Class A Ordinary Shares at a conversion price of the greater of (x) US$0.1099 per share and (y) 80% of the lowest closing price of our Class A Ordinary Shares on our principal trading market during the five trading days immediately prior to the date of the applicable notice of conversion, and (ii) Common Warrants to purchase up to 4,853,780 (subject to adjustments) of our Class A Ordinary Shares at an exercise price of US$12.00 (subject to certain adjustments). Concurrently with the July 2026 Private Placement, we also entered into the Equity Purchase Agreement.

The Class A Ordinary Shares registered hereby are the Class A Ordinary Shares issued or issuable under the Equity Purchase Agreement. The Class A Ordinary Shares issuable upon conversion of the Note and upon exercise of the Common Warrants will be registered on a separate registration statement and are not being registered hereby.

A summary of certain material terms and provisions of the Equity Purchase Agreement is set forth below. Summaries of certain material terms and provisions of the Note and the Common Warrants are set forth in the subsection of this prospectus titled “Prospectus Summary—July 2026 Private Placement.”

The following descriptions of the Equity Purchase Agreement and Equity Purchase Facility are summaries only and are qualified in their entirety by reference to the full text of the Equity Purchase Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Equity Purchase Agreement

General

Concurrently with the July 2026 Private Placement, on July 16, 2026, we entered into the Equity Purchase Agreement with the Selling Shareholder, pursuant to which the Selling Shareholder has committed to purchase from us, from time to time during the Commitment Period (as defined below), up to an aggregate of US$100.0 million (the “Maximum Commitment Amount”) of our Class A Ordinary Shares (the “ELOC Shares”), subject to the terms and conditions of the Equity Purchase Agreement. In consideration for the Selling Shareholder’s commitment under the Equity Purchase Agreement, we agreed to pay the Selling Shareholder a US$2.0 million commitment fee in the form of Class A Ordinary Shares (including the Class A Ordinary Shares issuable upon exercise of the pre-funded warrants described below, the “Commitment Fee Shares,” and together with the ELOC Shares, the “Resale Shares”). 50% of the Commitment Fee Shares, representing US$1.0 million (the “Initial Commitment Fee Shares”), were issuable upon the execution of the Equity Purchase Agreement, and the remaining 50% of the Commitment Fee Shares, representing US$1.0 million, are issuable within one trading day following the conclusion of the first Regular Valuation Period (as defined below), and will be calculated using the purchase price of the first regular put (the “Second Commitment Fee Shares”). In satisfaction of the Initial Commitment Fee Shares, we issued an aggregate of 112,701 Class A Ordinary Shares and pre-funded warrants to purchase an aggregate of 190,661 Class A Ordinary Shares to the Selling Shareholder. Such pre-funded warrants do not expire and are exercisable for US$0.006 per Class A Ordinary Share. On October 5, 2026, Target Capital sold the 112,701 Class A Ordinary Shares to Square Gate in a private transaction. Although Square Gate did not acquire Target Capital’s contractual registration rights under the Equity Purchase Agreement, we are registering the resale of those shares by Square Gate under this registration statement.

The 57,506,538 post-consolidation Class A Ordinary Shares being registered for resale hereby consist of (i) 39,308,176 post-consolidation (equivalent to 235,849,057 pre-consolidation shares) ELOC Shares issuable under the Equity Purchase Agreement, determined based on the closing price of our Class A Ordinary Shares on the NYSE American on August 27, 2026 of US$2.544 per share, (ii) 112,701 post-consolidation (equivalent to 676,205 pre-consolidation shares) Class A Ordinary Shares issued to Target Capital as part of the Initial Commitment Fee Shares and subsequently sold to Square Gate, (iii) 190,661 Class A Ordinary Shares issuable upon exercise of the pre-funded warrants issued as part of the Initial Commitment Fee Shares, (iv) up to 8,795,819 Class A Ordinary Shares issuable as True-Up Commitment Fee Shares or upon exercise of pre-funded warrants issued in lieu thereof, calculated for purposes of this registration statement using an assumed Reference Price of US$0.1099 per share, and (v) up to 9,099,181 Class A Ordinary Shares issuable as the Second Commitment Fee Shares or upon exercise of pre-funded warrants issued in lieu thereof, calculated for purposes of this registration statement using an assumed price of US$0.1099 per share.

The 39,308,176 ELOC Shares constitute the maximum number of ELOC Shares (without regard to any beneficial ownership limitations) that we have agreed with the Selling Shareholder to register under the registration statement of which this prospectus forms a part. Any ELOC Shares that would otherwise be issuable under the Equity Purchase Agreement in excess of the ELOC Shares registered hereby (without regard to any beneficial ownership limitations) will not be issued unless and until additional Class A Ordinary Shares are registered or an applicable exemption from registration is available for the resale of such shares.

Commitment Period

Subject to the terms and conditions of the Equity Purchase Agreement, we have the right from time to time at our discretion, until the earliest of (i) the date on which the Selling Shareholder has purchased Class A Ordinary Shares having an aggregate amount equal to the Maximum Commitment Amount, (ii) the date that is twelve months after the date of the Equity Purchase Agreement, subject to a possible twelve-month extension upon mutual written agreement between us and the Selling Shareholder, or (iii) termination of the Equity Purchase Facility by us or the Selling Shareholder, in each case in accordance with the Equity Purchase Agreement (such period, the “Commitment Period”), to direct the Selling Shareholder to purchase a specified amount of our Class A Ordinary Shares, by delivering to the Selling Shareholder, a regular put notice or, following a regular put notice and subject to the Selling Shareholder’s acceptance, an intraday put notice.

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Regular Puts

For each regular put, unless waived by the Selling Shareholder in its sole discretion, the number of Class A Ordinary Shares requested by us may not exceed the lesser of (i) 100% of the average daily trading volume of our Class A Ordinary Shares during the five trading days preceding the applicable put date, (ii) 30% of the daily trading volume on the applicable put date and (iii) US$500,000. The purchase price for Class A Ordinary Shares sold pursuant to a regular put will equal 95% of the lowest daily VWAP of our Class A Ordinary Shares on our principal trading market during the five consecutive trading days immediately following the applicable put date for a regular put (the “Regular Valuation Period”). If the closing price of our Class A Ordinary Shares on our principal trading market on the trading day a put notice is received is less than US$0.25 per share, the regular put notice will be deemed withdrawn, unless the Selling Shareholder waives such requirement in writing.

Intraday Puts

Following delivery of a regular put notice and prior to the end of the applicable Regular Valuation Period, we may also deliver one or more intraday put notices, subject to the terms and conditions of the Equity Purchase Agreement and the Selling Shareholder’s acceptance. The number of Class A Ordinary Shares subject to each intraday put may not exceed 4.99% of the number of our Class A Ordinary Shares outstanding on the date of the applicable intraday put notice, unless waived by the Selling Shareholder. The purchase price for Class A Ordinary Shares sold pursuant to an intraday put will equal 97% of the lowest traded price of our Class A Ordinary Shares during the period (the “Intraday Valuation Period”) beginning at the time that is 10 minutes after the time (rounded up to the nearest full minute) of the email confirmation from the Selling Shareholder of its acceptance of such intraday put notice (“Intraday Valuation Period Start Time”), and ending at the later to occur of (i) expiration of 30 minutes after the Intraday Valuation Period Start Time and (ii) the time when the aggregate trading volume during one or more trading days since the Intraday Valuation Period Start Time equals or exceeds 1,000% of the number of put shares purchased by the Selling Shareholder pursuant to the relevant intraday put notice, as the case may be, but in no event later than the same time of day as the Intraday Valuation Period Start Time on the 15th trading day after the Intraday Valuation Period Start Time.

Discounted Prices

The purchase price formulas described above represent the full discounts to market price applicable to purchases under the Equity Purchase Agreement. Accordingly, the purchase price for Class A Ordinary Shares pursuant to a regular put will be 95% of the lowest applicable daily VWAP during the applicable Regular Valuation Period, and the purchase price for Class A Ordinary Shares pursuant to an intraday put will be 97% of the lowest applicable traded price during the applicable Intraday Valuation Period.

Commitment Fee Shares

In consideration for the Selling Shareholder’s commitment under the Equity Purchase Agreement, we agreed to pay the Selling Shareholder a US$2.0 million commitment fee in Commitment Fee Shares. The Initial Commitment Fee Shares, representing 50% of the Commitment Fee Shares or US$1.0 million, were issuable upon the execution of the Equity Purchase Agreement, and the Second Commitment Fee Shares, representing the remaining 50% of the Commitment Fee Shares or US$1.0 million, are issuable within one trading day following the conclusion of the first Regular Valuation Period, and will be calculated using the purchase price of the first regular put. In satisfaction of the Initial Commitment Fee Shares, we issued an aggregate of 112,701 Class A Ordinary Shares and pre-funded warrants to purchase an aggregate of 190,661 Class A Ordinary Shares to the Selling Shareholder. Such pre-funded warrants do not expire and are exercisable for US$0.006 per Class A Ordinary Share. On October 5, 2026, Target Capital sold the 112,701 Class A Ordinary Shares to Square Gate in a private transaction. Although Square Gate did not acquire Target Capital’s contractual registration rights under the Equity Purchase Agreement, we are registering the resale of those shares by Square Gate under this registration statement.

The final number of Initial Commitment Fee Shares issuable will be based on the lesser of (i) US$3.2964 and (ii) the closing price of our Class A Ordinary Shares on the trading day immediately preceding the effectiveness of the registration statement of which this prospectus forms a part (the lesser price, the “Reference Price”). The number of Initial Commitment Fee Shares we issued at closing was based on a per share price of US$3.2964. If the Reference Price decreases below US$3.2964 before the Initial Commitment Fee Shares become eligible for resale under Rule 144 or the registration statement of which this prospectus forms a part becomes effective, we will be required to issue additional True-Up Commitment Fee Shares so that the number of Initial Commitment Fee Shares represents US$1.0 million based on the Reference Price.

The Equity Purchase Agreement requires us to submit a valid regular put notice within three months after the date of the Equity Purchase Agreement. If we fail to do so, the Second Commitment Fee Shares will become immediately due and payable, and the number of Second Commitment Fee Shares will instead equal US$1.0 million divided by 95% of the lowest daily VWAP of our Class A Ordinary Shares on our principal trading market during the five trading days immediately preceding the last day of such three-month period. The Commitment Fee Shares are fully earned as of the date of the Equity Purchase Agreement and are issuable regardless of whether the registration statement of which this prospectus forms a part becomes effective, whether we deliver any put notice or whether the Equity Purchase Agreement is terminated.

For purposes solely of determining the number of True-Up Commitment Fee Shares being registered for resale, we have assumed a Reference Price of US$0.1099 per share. This assumed price is not a floor price under the Equity Purchase Agreement, and the actual Reference Price may be lower. Based on this assumed price, we are registering up to 8,795,819 Class A Ordinary Shares issuable as True-Up Commitment Fee Shares or upon exercise of pre-funded warrants issued in lieu thereof, in addition to the 112,701 Initial Commitment Fee Shares issued to the Selling Shareholder and the 190,661 Initial Commitment Fee Shares issuable upon exercise of the pre-funded warrants issued to the Selling Shareholder. If the applicable Reference Price is lower than US$0.1099, additional True-Up Commitment Fee Shares may become issuable. Any such additional shares in excess of the number registered hereby are not being registered under this registration statement and may not be resold under this prospectus unless and until registered or an applicable exemption from registration is available. The 8,795,819 True-Up Commitment Fee Shares reflect 9,099,181 shares calculated for the US$1.0 million initial commitment fee at the assumed Reference Price, less the 112,701 Class A Ordinary Shares already issued and the 190,661 Class A Ordinary Shares underlying the pre-funded warrants previously issued in satisfaction of that fee.

For purposes solely of determining the number of Second Commitment Fee Shares being registered for resale, we have assumed that the purchase price for the first regular put will be US$0.1099 per share. Based on this assumed price, we are registering up to 9,099,181 Class A Ordinary Shares issuable as Second Commitment Fee Shares or upon exercise of pre-funded warrants issued in lieu thereof. This assumed price is being used solely to calculate the number of shares being registered and does not limit the number of Second Commitment Fee Shares that may become issuable under the Equity Purchase Agreement. If the purchase price for the first regular put is lower than US$0.1099, additional Second Commitment Fee Shares may become issuable. Any such additional shares in excess of the number registered hereby are not being registered under this registration statement and may not be resold under this prospectus unless and until registered or an applicable exemption from registration is available.

Prohibition against Variable Rate Transactions; Standstill

Until July 16, 2027, we may not, without the Selling Shareholder’s prior written consent, enter into or maintain any variable rate transaction, other than transactions contemplated by the Note or the Common Warrants. We have also agreed to certain standstill periods during which, absent the Selling Shareholder’s consent, we may not issue Class A Ordinary Shares or Class A Ordinary Share equivalents or enter into agreements to do so. Following an accepted regular put notice, the standstill continues through the later of the trading day following the applicable Regular Valuation Period and the date on which trading volume since the put notice exceeds 500% of the number of put shares sold pursuant to that put notice. Following an accepted intraday put notice, the standstill continues through the applicable Intraday Valuation Period.

Beneficial Ownership Limitation

The Equity Purchase Agreement contains a beneficial ownership limitation pursuant to which the Selling Shareholder may not acquire Class A Ordinary Shares if, following such acquisition, the Selling Shareholder and its affiliates would beneficially own more than 4.99% of our outstanding Class A Ordinary Shares, subject to the Selling Shareholder’s right, upon notice to us, to increase or decrease such limitation, provided that the limitation may not exceed 9.99%. Any increase in the beneficial ownership limitation will not be effective until the 61st day after such notice is delivered to us. The Selling Shareholder may elect to receive pre-funded warrants in lieu of any Commitment Fee Shares otherwise issuable, including True-Up Commitment Fee Shares and Second Commitment Fee Shares, subject to the terms of the Equity Purchase Agreement. The Class A Ordinary Shares issuable upon exercise of such pre-funded warrants are included in the Class A Ordinary Shares registered hereby.

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Conditions Precedent to Obligation of Selling Shareholder to Purchase Put Shares

The Selling Shareholder’s obligation to purchase put shares is subject to customary conditions set forth in the Equity Purchase Agreement, including (i) the registration statement (and any amendments and supplements thereto) covering the resale of the ELOC Shares and the Commitment Fee Shares remaining effective and available for resale, without an SEC stop order or other suspension, (ii) our representation and warranties set forth in the Equity Purchase Agreement being true and correct in all material respects as of the execution date of the Equity Purchase Agreement, each date a put notice is submitted and as of each closing, (iii) our material compliance with our covenants and obligations under the Equity Purchase Agreement, (iv) the absence of governmental orders or proceedings that prohibit or materially adversely affect the transactions contemplated by the Equity Purchase Agreement, (v) the absence of a material adverse effect affecting us since our most recent SEC filing, (vi) continued trading, listing or quotation of our Class A Ordinary Shares without suspension or delisting, (vii) the issuance of the put shares not being in violation of any shareholder approval requirements of our principal trading market, (viii) our Class A Ordinary Shares being DWAC eligible and not subject to a “DTC chill,” (ix) the put shares having been approved by the Selling Shareholder’s prime broker or designated clearing firm for deposit to its account with the Depository Trust Company system, provided that the Selling Shareholder shall have used commercially reasonable efforts to satisfy any requirements of such prime broker or designated clearing firm in respect of such approval, (x) our counsel having delivered a written opinion to the Selling Shareholder, in form and substance reasonably satisfactory to the Selling Shareholder relating to the availability and effectiveness of the registration statement covering the Resale Shares, (xi) neither the Selling Shareholder nor its agents or counsel being in possession of material, non-public information with respect to us, (xii) no event of default on our part having occurred or continuing, and (xiii) compliance with the Selling Shareholder’s beneficial ownership limitation described above.

Short Sales

The Selling Shareholder may resell Class A Ordinary Shares purchased under the Equity Purchase Facility during the applicable valuation period and following its purchase of such shares. The Selling Shareholder will be responsible for its own compliance with applicable securities laws in connection with any such resales. The Selling Shareholder has agreed that neither it nor any affiliate acting on its behalf or pursuant to an understanding with it will engage in short sales of our securities until the Equity Purchase Facility is no longer outstanding.

Termination of Equity Purchase Agreement

We may terminate the Equity Purchase Agreement for any reason or for no reason by delivering written notice to the Selling Shareholder, provided that (i) the Note is no longer outstanding, (ii) the Selling Shareholder has received all Commitment Fee Shares, including any required True-Up Commitment Fee Shares, and (iii) all such shares have been registered for resale under an effective registration statement. Any such termination will become effective one business day after the Selling Shareholder receives our termination notice. We may not terminate the Equity Purchase Agreement while a put notice remains outstanding and the Class A Ordinary Shares subject to such put notice have not yet been issued or while we owe any amounts to the Selling Shareholder under the Equity Purchase Agreement.

The Equity Purchase Agreement will automatically terminate upon the earliest to occur of (i) the expiration of the Commitment Period, (ii) the date on which we have sold and the Selling Shareholder has purchased Class A Ordinary Shares having an aggregate purchase price equal to the Maximum Commitment Amount, or (iii) the commencement of certain bankruptcy or insolvency proceedings involving us, including a voluntary bankruptcy case, an involuntary proceeding commenced against us, the appointment of a custodian for us or substantially all of our property, or a general assignment for the benefit of our creditors. In addition, if we receive a final, non-appealable delisting notice from our principal trading market or our Class A Ordinary Shares cease to be listed on an eligible trading market, the Selling Shareholder may terminate its obligations under the Equity Purchase Agreement by written notice to us and may deem any outstanding put notice to be withdrawn.

Termination of the Equity Purchase Agreement will not affect accrued and unpaid obligations, obligations that expressly survive termination, or liabilities arising from breaches occurring before termination.

Effect of the Equity Purchase Agreement on our Shareholders

The sale of the Class A Ordinary Shares being offered by the Selling Shareholders pursuant to this prospectus, or the perception that these sales could occur, could result in a decline in the public trading price of our Class A Ordinary Shares, particularly as Target Capital may purchase Class A Ordinary Shares from us at a discount to the prevailing market price and will have an incentive to resell those shares into the public market.

Determination of Offering Price

Because the purchase price per share to be paid by the Selling Shareholder for the Class A Ordinary Shares that we may elect to sell under the Equity Purchase Agreement, if any, will fluctuate based on the market prices of our Class A Ordinary Shares during the applicable valuation periods, as of the date of this prospectus, it is not possible for us to predict the number of Class A Ordinary Shares that we will sell to the Selling Shareholder under the Equity Purchase Agreement, the actual purchase price per share to be paid by the Selling Shareholder for those shares, or the actual gross proceeds to be raised by us from those sales, if any.

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Registration Rights Agreement and Escrow Agreement

In connection with the July 2026 Private Placement, we (i) entered into the Registration Rights Agreement, pursuant to which we agreed to file (x) the Note/Common Warrants Resale Registration Statement covering the resale of 200% of the maximum number of Note Shares issuable upon full conversion of the Note (assuming conversion at the Note Conversion Floor Price) and the maximum number of Common Warrant Shares issuable upon exercise of all the Common Warrants (assuming exercise at the Initial Exercise Floor Price) and (y) the Equity Purchase Facility Resale Registration Statement covering the resale of the maximum number of Class A Ordinary Shares issuable under the Equity Purchase Facility and (ii) entered into the Escrow Agreement, pursuant to which (x) US$2.0 million of the total subscription amount of the Note and the Common Warrants was funded by the Selling Shareholder and paid to us upon the closing of the July 2026 Private Placement, (y) US$500,000 of the total subscription amount of the Note and the Common Warrants will be funded by the Selling Shareholder and released to us by the Escrow Agent upon the filing or submission (confidential or otherwise) by us of the later-filed or later-submitted Resale Registration Statement, and (z) US$5.5 million of the total subscription amount of the Note and the Common Warrants will be funded by the Selling Shareholder and released to us by the Escrow Agent upon the initial later-filed Resale Registration Statement being declared effective by the SEC.

Pursuant to the Registration Rights Agreement, we agreed to file or confidentially submit the Resale Registration Statements no later than specified dates (the “Filing Dates”). We are required to use our best efforts to cause such Resale Registration Statements to be declared effective as soon as practicable following their filing or submission, and in any event no later than the 45th calendar day following their respective Filing Dates.

We are also required to file additional resale registration statements covering any Note Shares, Warrant Shares and/or Class A Ordinary Shares issuable under the Equity Purchase Facility not included in the initial Resale Registration Statements (pursuant to customary cutback provisions in the Registration Rights Agreement, applicable SEC guidance or comments or otherwise) or that subsequently become required to be registered, including as a result of certain adjustment provisions, as soon as practicable following the time such filing is permitted under applicable SEC guidance.

We are required to use our best efforts to keep each Resale Registration Statement continuously effective under the Securities Act until the earliest of: (i) the date on which all registrable securities covered by each such Resale Registration Statement have been sold pursuant to each such Resale Registration Statement or Rule 144 or (ii) the date on which all such registrable securities may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirements of Rule 144 (to the extent applicable), as determined by our counsel pursuant to a written opinion letter to such effect.

The Registration Rights Agreement provides that, until all registrable securities have been registered pursuant to effective Resale Registration Statements, we generally may not file any other registration statements, and neither us nor our other securityholders may include other securities in any of the Resale Registration Statements.

The Registration Rights Agreement also provides for certain piggyback registration rights. If, during the applicable effectiveness period, there is not an effective Resale Registration Statement covering all of the registrable securities and we propose to file a registration statement for an offering of our equity securities for our own account or the account of others, subject to specified exceptions, any holder of Note Shares, Warrant Shares or Class A Ordinary Shares issued under the Equity Purchase Facility may request that all or any portion of its registrable securities be included in the registration statement. Subject to the terms of the Registration Rights Agreement, such registrable securities requested to be included will have priority over securities proposed to be registered by us or other persons.

The foregoing descriptions of the Registration Rights Agreement and the Escrow Agreement are summaries only and each is qualified in its entirety by reference to the full text of the Registration Rights Agreement or the Escrow Agreement, as applicable, a copy of each of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

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SELLING SHAREHOLDERS

The Resale Shares being offered by the Selling Shareholders are those issued or issuable to Target Capital pursuant to the Equity Purchase Agreement. For additional information regarding the issuances of the Resale Shares, see “Equity Purchase Agreement” above. We are registering the Class A Ordinary Shares in order to permit the Selling Shareholders to offer the Class A Ordinary Shares issued or issuable to Target Capital pursuant to the Equity Purchase Agreement for resale from time to time. Except for Target Capital’s ownership of the Note, the Note Shares, the Common Warrants and the Common Warrant Shares, its being party to the Equity Purchase Agreement and its ownership of Resale Shares issued or issuable thereunder, Square Gate’s ownership of the 112,701 Class A Ordinary Shares, or as specified in the footnotes to the table below, neither Selling Shareholder has had any material relationship with us within the past three years.

The table below lists the Selling Shareholders and other information regarding their beneficial ownership of our Ordinary Shares. The second column lists the number of Ordinary Shares beneficially owned by each Selling Shareholder, based, in the case of Target Capital, on its ownership of our Ordinary Shares, the Note and the Common Warrants as of August 27, 2026, adjusted solely to give effect to the sale of 112,701 Class A Ordinary Shares to Square Gate on October 5, 2026, and, in the case of Square Gate, on its acquisition of those shares on October 5, 2026, in each case assuming full conversion of the Note, full exercise of the Common Warrants and the issuance of all applicable Resale Shares covered by this prospectus, without regard to any limitations on conversions, exercises or issuances. The third column lists the Class A Ordinary Shares being offered by this prospectus by each Selling Shareholder. We cannot determine the number of Note Shares and/or Warrant Shares that Target Capital will separately sell prior to the completion of this offering of Resale Shares. Accordingly, the beneficial ownership of Target Capital following the sale of the Resale Shares offered hereby is indeterminable.

This prospectus covers the resale of 57,506,538 post-consolidation Class A Ordinary Shares issued or issuable pursuant to the Equity Purchase Agreement, consisting of (i) 39,308,176 post-consolidation (equivalent to 235,849,057 pre-consolidation shares) ELOC Shares issuable under the Equity Purchase Agreement, determined based on the closing price of our Class A Ordinary Shares on the NYSE American on August 27, 2026 of US$2.544 per share, (ii) 112,701 post-consolidation (equivalent to 676,205 pre-consolidation shares) Class A Ordinary Shares issued to Target Capital as part of the Initial Commitment Fee Shares and subsequently sold to Square Gate, (iii) 190,661 Class A Ordinary Shares issuable upon exercise of the pre-funded warrants issued as part of the Initial Commitment Fee Shares, (iv) up to 8,795,819 Class A Ordinary Shares issuable as True-Up Commitment Fee Shares or upon exercise of pre-funded warrants issued in lieu thereof, calculated for purposes of this registration statement using an assumed Reference Price of US$0.1099 per share, and (v) up to 9,099,181 Class A Ordinary Shares issuable as the Second Commitment Fee Shares or upon exercise of pre-funded warrants issued in lieu thereof, calculated for purposes of this registration statement using an assumed price of US$0.1099 per share.

Under the terms of the Note and the Common Warrants, Target Capital may not convert or exercise, as applicable, the Note and/or the Common Warrants to the extent such conversion or exercise would cause Target Capital, together with its affiliates and attribution parties, to beneficially own a number of Class A Ordinary Shares which would exceed 4.99% of our then outstanding Ordinary Shares following such conversion or exercise, excluding for purposes of such determination, Class A Ordinary Shares issuable upon exercise of the Common Warrants or the conversion of the Note that have not been exercised or converted. The Equity Purchase Agreement also contains a beneficial ownership limitation pursuant to which Target Capital may not acquire Class A Ordinary Shares if, following such acquisition, Target Capital and its affiliates would beneficially own more than 4.99% of our outstanding Class A Ordinary Shares, subject to Target Capital’s right, upon notice to us, to increase or decrease such limitation, provided that the limitation may not exceed 9.99%. The number of Class A Ordinary Shares in the table below do not reflect the foregoing limitations. The Selling Shareholders may sell all, some or none of their Class A Ordinary Shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Class A Ordinary Shares Beneficially Owned Prior to Offering	Maximum Number of Class A Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Beneficially Owned After Offering
Target Capital 1, LLC(1)(2)	153,255,990 post-consolidation	57,393,837 post-consolidation	—
Square Gate Capital Master Fund, LLC – Series 1(3)	112,701 (equivalent to 676,205 pre-consolidation shares)	112,701 (equivalent to 676,205 pre-consolidation shares)	—

(1)	The Selling Shareholder does not own any Class B Ordinary Shares. The 153,255,990 post-consolidation Class A Ordinary Shares in the second column consist of (i) 39,308,176 post-consolidation (equivalent to 235,849,057 pre-consolidation shares) ELOC Shares issuable under the Equity Purchase Agreement, determined based on the closing price of our Class A Ordinary Shares on the NYSE American on August 27, 2026 of US$2.544 per share, (ii) 190,661 Class A Ordinary Shares issuable upon exercise of the pre-funded warrants issued as part of the Initial Commitment Fee Shares, (iii) up to 8,795,819 Class A Ordinary Shares issuable as True-Up Commitment Fee Shares or upon exercise of pre-funded warrants issued in lieu thereof, calculated for purposes of this registration statement using an assumed Reference Price of US$0.1099 per share, (iv) up to 9,099,181 Class A Ordinary Shares issuable as the Second Commitment Fee Shares or upon exercise of pre-funded warrants issued in lieu thereof, calculated for purposes of this registration statement using an assumed price of US$0.1099 per share, (v) 4,853,780 Class A ordinary shares issuable upon full exercise of the Common Warrants (assuming exercise at the initial exercise price of US$12.00 per Class A Ordinary Share) and (vi) 91,008,373 Class A Ordinary Shares issuable upon full conversion of the Note (assuming conversion at the calculation price of US$0.10988, consistent with the effective Note resale registration statement). The 57,393,837 post-consolidation Class A Ordinary Shares in the third column represent (i) 39,308,176 post-consolidation (equivalent to 235,849,057 pre-consolidation shares) ELOC Shares issuable under the Equity Purchase Agreement, determined based on the closing price of our Class A Ordinary Shares on the NYSE American on August 27, 2026 of US$2.544 per share, (ii) 190,661 Class A Ordinary Shares issuable upon exercise of the pre-funded warrants issued as part of the Initial Commitment Fee Shares, (iii) up to 8,795,819 Class A Ordinary Shares issuable as True-Up Commitment Fee Shares or upon exercise of pre-funded warrants issued in lieu thereof, calculated for purposes of this registration statement using an assumed Reference Price of US$0.1099 per share, and (iv) up to 9,099,181 Class A Ordinary Shares issuable as the Second Commitment Fee Shares or upon exercise of pre-funded warrants issued in lieu thereof, calculated for purposes of this registration statement using an assumed price of US$0.1099 per share. The securities are directly held by Target Capital 1, LLC. Dmitriy Shapiro has voting and dispositive control over the securities directly held by Target Capital 1, LLC, and may be deemed to have beneficial ownership of such securities. The address of each of Target Capital 1, LLC and Mr. Shapiro is 144 Hillside Village, Rio Grande, Puerto Rico 00745.

(2)	Pursuant to the terms of the Note and the Common Warrant, a holder of the Note or Common Warrants will not have the right to convert the Note or exercise its Common Warrants, if the holder, together with its affiliates and attribution parties, would beneficially own in excess of 4.99% of the number of Class A Ordinary Shares outstanding immediately after giving effect to such conversion or exercise, as applicable. The Equity Purchase Agreement also contains a beneficial ownership limitation pursuant to which the Selling Shareholder may not acquire Class A Ordinary Shares if, following such acquisition, the Selling Shareholder and its affiliates would beneficially own more than 4.99% of our outstanding Class A Ordinary Shares, subject to the Selling Shareholder’s right, upon notice to us, to increase or decrease such limitation, provided that the limitation may not exceed 9.99%. The number of Class A Ordinary Shares in the table do not reflect the foregoing limitations.

(3)	Square Gate Capital Master Fund, LLC – Series 1 acquired 112,701 post-consolidation (equivalent to 676,205 pre-consolidation shares) Class A Ordinary Shares from Target Capital 1, LLC in a private transaction on October 5, 2026. Square Gate Capital Management, LP is the manager of Square Gate Capital Master Fund, LLC – Series 1. Christopher Perugini and Elie Himmelfarb share voting and dispositive power over Square Gate Capital Management, LP and, accordingly, share voting and dispositive power over the shares held by Square Gate Capital Master Fund, LLC – Series 1. The address of Square Gate Capital Master Fund, LLC – Series 1 is 40 Wall Street, Floor 28, Suite 2728, New York, NY 10005. Square Gate Capital Master Fund, LLC – Series 1 did not acquire any other rights under the Equity Purchase Agreement, including contractual registration rights. We are registering the resale of the 112,701 Class A Ordinary Shares by Square Gate Capital Master Fund, LLC – Series 1 under this registration statement.

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PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the NYSE American or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with a Selling Shareholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by a Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121, and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

Subject, in the case of Target Capital, to the restrictions on short sales in the Equity Purchase Agreement described under “Equity Purchase Agreement—Short Sales,” in connection with the sale of the securities or interests therein, a Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. A Selling Shareholder may also loan or pledge the securities to broker-dealers that in turn may sell these securities. A Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

For purposes of this offering, Target Capital is deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act with respect to the ELOC Shares offered for resale pursuant to this prospectus. Target Capital will purchase ELOC Shares from us at a price equal to 95% of the lowest daily VWAP during the applicable Regular Valuation Period, in the case of regular puts, or 97% of the lowest traded price during the applicable Intraday Valuation Period, in the case of intraday puts, and has received or will receive the Commitment Fee Shares in consideration for its commitment under the Equity Purchase Agreement. Any broker-dealers or agents involved in selling the securities may also be deemed to be “underwriters” within the meaning of the Securities Act. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Target Capital has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities offered hereby. We have agreed to indemnify Target Capital against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by Target Capital without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities having been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Class A Ordinary Shares registered hereby will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the securities registered hereby may not simultaneously engage in market making activities with respect to the Class A Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A Ordinary Shares by either Selling Shareholder or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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principal shareholders

The following table sets forth information regarding the beneficial ownership of our Class A Ordinary Shares and Class B Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares. Holders of our Class A Ordinary Shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Holders of our Class B Ordinary Shares are entitled to fifty (50) votes per share.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by such person, subject to applicable community property laws.

Ordinary Shares Beneficially Owned Prior to The Offering(2)
Name of Beneficial Owners(1)	Number of Class A Ordinary Shares	Number of Class B Ordinary Shares	Combined %	Combined Voting %
Directors and Officers
Dr. Chan Kam Biu Richard	—	1,060,000	27.42%	94.97%
Lui Lai Yuen	—	—	—	—
Louis Ho Ming Leung	—	—	—%	—%
Michele Takis Matsuda	—	—	—%	—%
Hui Ringo Wing Kun	—	—	—%	—%
Chan Sze Man	—	—	—%	—%
All directors and officers as a group (6 persons)	—	1,060,000	27.42%	94.97%

(1)	The business address of our directors and officers is c/o Green Circle Decarbonize Technology Limited, Unit 1809, Prosperity Place, 6 Shing Yip St., Kwun Tong, Kowloon, Hong Kong.

(2)	Applicable percentage of ownership is based on 2,805,867 Class A Ordinary Shares (having one (1) vote per share) and 1,060,000 Class B Ordinary Shares (having fifty (50) votes per share) outstanding as of the date of this prospectus.

To our knowledge, as of the date of this prospectus, we had three shareholders of record in the United States, all of whom held Class A Ordinary Shares as of such date. The number of individual holders of record is based exclusively upon our share register and does not address whether a share or shares may be held by the holder of record on behalf of more than one person or institution who may be deemed to be the beneficial owner of a share or shares in our company. Our Class B Ordinary Shares have fifty (50) votes per share while our Class A Ordinary Shares have one (1) vote per share. To our knowledge, we are not directly owned or controlled by any other corporation other than the entities stated above, any foreign government, or any other natural or legal person(s) other than the natural or legal persons stated above, whether severally or jointly. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

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Description of Share Capital

We are a Cayman Islands company and our affairs are governed by our Memorandum and Articles of Association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands.

As of the date of this prospectus, after giving effect to the Share Consolidation, our authorized share capital is US$5,000,000 divided into 8,333,333,333 Ordinary Shares of a par value of US$0.006 each, comprising (i) 8,332,273,333 Class A Ordinary Shares and (ii) 1,060,000 Class B Ordinary Shares, with each Class A Ordinary Share entitling the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share entitling the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of the Company. As of the date of this prospectus, 2,805,867 Class A Ordinary Shares and 1,060,000 Class B Ordinary Shares are issued and outstanding. All of our issued and outstanding Ordinary Shares are fully paid.

Our Class A Ordinary Shares and Class B Ordinary Shares carry equal rights and rank pari passu with one another, other than with respect to voting and conversion as described below. Save and except as expressly provided in our Memorandum and Articles of Association, our Class A Ordinary Shares and our Class B Ordinary Shares shall at all times vote as one class on all resolutions submitted to a vote by our shareholders.

Our Memorandum and Articles of Association

The following are summaries of material provisions of our current Memorandum and Articles of Association and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares.

At the Extraordinary General Meeting held on August 10, 2026, our shareholders approved the increase in our authorized share capital and the Reclassification. At the Extraordinary General Meeting, our shareholders also approved the Share Consolidation, which became effective at 12:01 a.m. Eastern Time on October 7, 2026, whereby every six issued and unissued shares of all classes or series of a par value of US$0.001 each in the share capital of the Company were consolidated into one share of a par value of US$0.006 each. The discussion below gives effect to the increase in our authorized share capital, the Reclassification and the Share Consolidation.

Objects of Our Company. Under our Memorandum and Articles of Association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of above premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of the Company. At any general meeting a resolution put to the vote of the meeting shall be decided by poll.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their Ordinary Shares by ordinary resolution.

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Conversion Rights. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

Pre-emption Rights. Our Memorandum and Articles of Association do not contain any provisions relating to pre-emption rights and there are no statutory rights of pre-emption under Cayman Islands law.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Memorandum and Articles of Association provide that we shall, if required by the Companies Act, in each year hold a general meeting as our annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by our directors (acting by a resolution of our board). Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of their Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

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The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors. Our company may also repurchase any of the shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, our share premium account or the proceeds of a fresh issue of shares made for the purpose of the repurchase or subject to the Companies Act, out of capital and in the case of any premium payable on the purchase price over the par value of the shares to be repurchased, out of either or both the profits of our company or from sums standing to the credit of our share premium account or subject to the Companies Act, our of capital. In addition, under the Companies Act no such share may be redeemed or repurchased (i) unless it is fully paid up, (ii) if such redemption or repurchase would result in there being no shares outstanding or (iii) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our Memorandum and Articles of Association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of our Ordinary Shares.

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Inspection of Books and Records. Holders of the shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we provide our shareholders with annual audited financial statements and rights to inspect our register of members under our Memorandum and Articles of Association. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

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Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property, and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (i) a special resolution of the shareholders of each constituent company, and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

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The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected, the offeror may at any time within two months after the approval by the said holders, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our Memorandum and Articles of Association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our Memorandum and Articles of Association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Memorandum and Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

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Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our Memorandum and Articles of Association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

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Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on the Shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

On February 15, 2022, we were incorporated with the following ownership structure:

Name of Shareholders	Number of Shares	Approximate percentage of shareholding
Joyful Star Limited	5,280,000	58.66%
Green Circle Limited	1,080,000	12.00%
Boca Holdings Limited	240,000	2.67%
Niu B Limited	540,000	6.00%
Main Miles Financial Service Holding Limited	540,000	6.00%
Success Hero Limited	540,000	6.00%
GoSmart Consultant Company Limited	180,000	2.00%
Wong Tan Suen	360,000	4.00%
Ma Chi Heng	240,000	2.67%
Total:	9,000,000	100.00%

On January 4, 2024, 280,000 ordinary shares were issued in error to the Company, which were surrendered to us on January 11, 2024.

On January 12, 2024, 1,000,000 ordinary shares were issued to MavDB Consulting LLC, increasing the total number of ordinary shares to 10,000,000.

On January 14, 2026, we consummated our initial public offering pursuant to which we issued an aggregate of 2,875,000 ordinary shares (inclusive of 375,000 issued pursuant to the exercise of the underwriters’ over-allotment option), bringing our total number of outstanding ordinary shares to 12,875,000.

In connection with our initial public offering, we also issued Underwriters’ Warrants to each of the representative of the underwriters in the initial public offering and the co-manager of the initial public offering. Each Underwriter’s Warrant entitles the holder to purchase up to an aggregate of 10,417 Class A Ordinary Shares. The Underwriters’ Warrants may be exercised beginning on September 30, 2026 until September 30, 2029. The original exercise price of the Underwriters’ Warrants was US$4.00 per share, which increased to US$24.00 per share following the October 7, 2026 one-for-six share consolidation pursuant to the adjustment provisions of the Underwriters’ Warrants.

On July 16, 2026, we entered into the Securities Purchase Agreement, pursuant to which we agreed to sell to the Selling Shareholder (i) the Note having an aggregate principal amount of US$10,000,000, maturing on January 16, 2027, with an original issue discount of 20%, and convertible, in whole or in part, into our Class A Ordinary Shares at a conversion price of the greater of (x) the Note Conversion Floor Price and (y) 80% of the lowest closing price of our Class A Ordinary Shares on our principal trading market during the five trading days immediately prior to the date of the applicable notice of conversion, and (ii) Common Warrants to purchase up to 4,853,780 (subject to adjustments) of our Class A Ordinary Shares at an exercise price of US$12.00 (subject to certain adjustments). Concurrently with the July 2026 Private Placement, we also entered into the Equity Purchase Agreement.

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DESCRIPTION OF THE SECURITIES

The material terms and provisions of our Class A Ordinary Shares are described under the caption “Description of Share Capital” in this prospectus.

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Taxation

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership, and disposition of our Class A Ordinary Shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income, gains or appreciations shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of the shares, debentures or other obligations of our Company; or (ii) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of our Class A Ordinary Shares or on an instrument of transfer for a transfer of our Class A Ordinary Shares except those which hold interests in land in the Cayman Islands.

Hong Kong Tax Considerations

The following summary of certain relevant provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding, or selling our Class A Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisers regarding the tax consequences of purchasing, holding, or selling our Class A Ordinary Shares. Under the current laws of Hong Kong:

●	No profit tax is imposed in Hong Kong in respect of capital gains from the sale of our Class A Ordinary Shares.

●	Revenues gains from the sale of our Class A Ordinary Shares by persons carrying on a trade, profession, or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be chargeable to Hong Kong profits tax, which is currently imposed at the rate of 16.5% on corporations and at a maximum rate of 15% on individuals and unincorporated businesses.

●	Gains arising from the sale of our Class A Ordinary Shares, where the contracts of purchases and sales of our Class A Ordinary Shares are situated and effected outside of Hong Kong such as, for example, in the United States, should not be subject to Hong Kong profits tax according to the current tax practice of the Hong Kong Inland Revenue Department.

●	Dividends paid and received on our Class A Ordinary Shares would not be subject to any Hong Kong tax. No Hong Kong stamp duty is payable on the purchase and sale of our Class A Ordinary Shares.

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Our subsidiary incorporated in Hong Kong, i.e., Boca International Limited, is subjected to Hong Kong profits tax at a rate of 16.5% for taxable income earned in Hong Kong before April 1, 2018. Starting from the financial year commencing on or after April 1, 2018, the two-tiered profits tax rates regime took effect, under which the profits tax rate is 8.25% on assessable profits of the first HK$2 million and 16.5% on any part of assessable profits over HK$2 million.

U.S. Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Ordinary Shares by U.S. Holders (as defined below) that acquire Class A Ordinary Shares in this offering and hold the shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the U.S. Internal Revenue Service (“IRS”) or a court will not take a contrary position.

This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our SHARES (by vote or value), investors that will hold their Class A Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in the Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Class A Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of the Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding the Class A Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Class A Ordinary Shares.

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Dividends

The entire amount of any cash distribution paid with respect to our Class A Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Class A Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Class A Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes. As we are not a “qualified foreign corporation,” such dividends will not be “qualified dividends” for United States federal income tax purposes and will be subject to United States federal income tax at ordinary income rates, subject to the PFIC (as defined below) tax considerations as set out below.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Class A Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

Sale or Other Disposition of Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of our Class A Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss, subject to the PFIC tax considerations as set out below, if the shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of the shares, including the availability of the foreign tax credit under its particular circumstances.

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A U.S. Holder that receives a currency other than U.S. dollars on the disposition of our Class A Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if our Class A Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company” (“PFIC”) if, in the case of any particular taxable year, either (i) 75% or more of our gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income.

We or a related entity express no opinion as to the Company’s or a related entity’s status as a PFIC for the current or any future or prior year. U.S. Holders should consult their own tax advisors with respect to the PFIC issue and its applicability to their particular tax situation.

No assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Class A Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Class A Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets. It is also possible that the IRS may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (i) and (ii) above, or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we or a related entity are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, we do not intend to provide a “PFIC Annual Information Statement,” “Annual Intermediary Statement,” or a combined statement, as applicable for United States federal income tax purposes, for the making of a “Qualified Electing Fund” election.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Class A Ordinary Shares. Under the PFIC rules:

●	Such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

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If we are a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value.

If an effective mark-to-market election is made with respect to the Class A Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Class A Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Class A Ordinary Shares held at the end of the taxable year over the fair market value of such Class A Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Class A Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to the Class A Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns the Class A Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

Controlled Foreign Corporation Considerations

If a U.S. Holder (or person defined as a U.S. person under Section 7701(a)(30) of the Code) owns, directly, indirectly, or constructively, 10% or more of the total combined voting power of all classes of our stock or the value of our Ordinary Shares (a “U. S. Shareholder”) and U.S. Shareholders own more than 50% of the vote or value of our Company, directly, indirectly, or constructively, we would be a “controlled foreign corporation.” This classification would effect many complex results, one of which requires such 10% U.S. Holders to include in their current income their pro rata share of (i) Subpart F income of the CFC, (ii) the CFC’s earnings from certain investments in U.S. property, (iii) global intangible low-taxed income (“GILTI), and (iv) base erosion minimum tax amounts for certain 10% U.S. Holders with sufficient gross receipts that make deductible payments to related foreign parties in tax years after December 31. 2018.

In addition, under Section 1248 of the Code, gain from the sale or exchange of Ordinary Shares by a US person who is or was a U. S. Shareholder at any time during the five year period before the sale or exchange may be treated as ordinary income to the extent of earnings and profits of ours attributable to the stock sold or exchanged. We or a related entity express no opinion as to the Company’s or a related entity’s status as a CFC under the Code. U.S. Holders should consult their own tax advisors with respect to the CFC issue and its applicability to their particular tax situation.

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If a foreign corporation is both a PFIC and a CFC, the foreign corporation generally will not be treated as a PFIC with respect to certain 10% U.S. Holders of the CFC. This rule generally will be effective for taxable years of 10% U.S. Holders beginning after 1997 and for taxable years of foreign company’s ending with or within such taxable years of 10% U.S. Holders. The PFIC provisions continue to apply in the case of a PFIC that is also a CFC with respect to the U.S. Holders that are less than 10% shareholders. Because of the complexity of Subpart F, a more detailed review of these rules is beyond the scope of this discussion.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN OUR CLASS A ORDINARY SHARES IS URGED TO CONSULT THEIR OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF THE CLASS A ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

Non-U.S. Holders

A non-U.S. Holder is a beneficial owner (other than a partnership or disregarded entity for U.S. federal income tax purposes) of our Class A Ordinary Shares that is not a U.S. Holder.

Taxation of Distributions and Sale or Other Disposition of the Class A Ordinary Shares

Subject to the U.S. backup withholding rules described below, non-U.S. Holders of the Class A Ordinary Shares generally will not be subject to U.S. withholding tax on distributions with respect to, or gain on sale or disposition of, our Class A Ordinary Shares.

Non-U.S. Holders who are engaged in a trade or business in the United States who receive payments with respect to our Class A Ordinary Shares that are effectively connected with such trade or business should consult their own tax advisers with respect to the U.S. tax consequences of the ownership and disposition of our Class A Ordinary Shares. Individuals who are present in the United States for 183 days or more in any taxable year should also consult their own tax advisers as to the U.S. federal income tax consequences of the ownership and disposition of our Class A Ordinary Shares.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. A non-U.S. Holder may qualify as an exempt recipient by submitting a properly completed IRS Form W-8.

The amount of any backup withholding from a payment to a U.S. Holder or a non-U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

EXPENSES OF THE OFFERING

The following table sets forth the costs and expenses that will be paid by us in connection with the issuance and distribution of the Class A Ordinary Shares being registered hereby.

All amounts are estimates, except for the SEC registration fee.

SEC Registration Fee	US$
Legal Fees and Expenses	US$
Accounting Fees and Expenses	US$
Miscellaneous Fees and Expenses	US$
Total	US$

Legal Matters

The validity of the Class A Ordinary Shares being offered by this prospectus will be passed upon for us by Conyers Dill & Pearman.

Experts

The consolidated financial statements of Green Circle Decarbonize Technology Limited as of March 31, 2026 and 2025, and for each of the years in the three-year period ended March 31, 2026, appearing in our Annual Report on Form 20-F for the year ended March 31, 2026, and incorporated by reference herein, have been audited by ZH CPA, LLC, an independent registered public accounting firm, as stated in their report appearing therein. Such financial statements are incorporated herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The office of ZH CPA, LLC is located at 999 18th Street, Suite 3000, Denver, CO 80202.

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CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On May 6, 2024, we dismissed BF Borgers CPA PC’s (“BF Borgers’”) and on May 9, 2024, we engaged ZH CPA, LLC as BF Borgers’ replacement. The decision to change independent registered public accounting firms was made with the recommendation and approval of our board of directors.

BF Borgers’ audit reports on our consolidated financial statements as of and for the fiscal years ended March 31, 2023 and March 31, 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles.

BF Borgers’ audit opinion on our consolidated financial statements as of and for the fiscal years ended March 31, 2023 and March 31, 2022 did contain a modification indicating that the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. Management cannot provide assurance that we will maintain profitable operations or become cash flow positive or raise additional debt and/or equity capital. Management intends to continue to support the operations with financing initiatives primarily through, but not limited to, the issuance of equity. Alternative financing options may include obtaining bank credit facilities and short-term loans from third parties. There is no assurance that we will be able to obtain such financings or obtain them on favorable terms. Resultantly, ZH CPA, LLC’s audit opinion for our consolidated financial statements as of and for the years ended March 31, 2026 and 2025, incorporated by reference in this prospectus, also contains a going concern explanatory paragraph. See Note 2 of our audited consolidated financial statements as of and for the years ended March 31, 2026 and 2025.

During the fiscal years ended March 31, 2023 and 2022, and the subsequent interim period through the date of BF Borgers’ dismissal, there were no disagreements, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and BF Borgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BF Borgers’ satisfaction, would have caused BF Borgers to make reference to such disagreements in its audit reports.

During the fiscal years ended March 31, 2023 and 2022, and the subsequent interim period through the date of BF Borgers’ dismissal, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

During the years ended March 31, 2023 and March 31, 2022, and the subsequent period through the date of ZH’s engagement, the Company did not consult with ZH with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by ZH that ZH concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The SEC has advised that, in lieu of obtaining a letter from BF Borgers stating whether or not it agrees with the statements herein, the Company may indicate that BF Borgers is not currently permitted to appear or practice before the SEC for reasons described in the SEC’s Order Instituting Public Administrative and Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act, Sections 4C and 21C of the Exchange Act and Rule 102(e) of the Commission’s Rules of Practice, Making Findings, and Imposing Remedial Sanctions and a Cease-and-Desist Order, dated May 3, 2024.

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Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and any of the Cayman Islands experts named in the registration statement of which this prospectus forms a part, most of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because a majority of our assets and most of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or certain of our directors and officers may be difficult to collect within the United States.

Cayman Islands

We have been informed by our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the securities laws of the United States or the securities laws of any state in the United States.

Our Cayman Islands legal counsel has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities law will be determined by the courts of the Cayman Islands as penal or punitive in nature. The courts of the Cayman Islands may not recognize or enforce such judgments against a Cayman company, and because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. We have been further advised that the courts of the Cayman Islands would recognize a final and conclusive judgment in the federal or state courts of the United States based on agreements to which we are a party and under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment; (ii) such courts did not contravene the rules of natural justice of the Cayman Islands; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.

We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. Subject to specified time limitations and legal procedures, Cayman Islands courts may enforce a U.S. judgment in a civil matter which is non- appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law prevailing in the Cayman Islands;

●	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Cayman Islands courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgment is not contrary to public policy of the Cayman Islands, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of the Cayman Islands;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

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●	an action between the same parties in the same matter was not pending in any Cayman Islands court at the time at which the lawsuit was instituted in the foreign court; and

●	the judgment is capable of being executed according to the laws of the Cayman Islands and according to the law of the foreign state in which the relief was granted.

Any monetary judgment in the courts of the Cayman Islands in respect of a claim brought in connection with transactions entered into by us may be expressed in the currency in which such claim is made, since such courts have power to grant a monetary judgment expressed otherwise than in the currency of the Cayman Islands, but they may not necessarily do so.

Hong Kong

Most of our directors and officers reside in Hong Kong and our Operating Subsidiary is incorporated in Hong Kong. We have been advised that there is uncertainty as to whether a Hong Kong court would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Generally, foreign judgments may either be (i) registered in Hong Kong under the Foreign Judgments (Reciprocal Enforcement) Ordinance (Chapter 319 of the Laws of Hong Kong) (“FJREO”), or (ii) recognized by way of an application in common law. For a foreign judgment to be registered under the FJREO, there must first be a mutual enforcement arrangement between Hong Kong and the jurisdiction in which the foreign judgment was obtained. Currently, there is no such arrangement between Hong Kong and the United States. Alternatively, in order to enforce a judgment issued by a court in the United States against the Company at common law, fresh proceedings must be initiated in Hong Kong, which involves issuing a Writ of Summons and Statement of Claim attaching the United States judgment as proof of the debt. The United States judgment will be treated by the courts of Hong Kong as a cause of action in itself and sued upon as a debt between the relevant parties. In a common law action for recognition of a foreign judgment, the judgment creditor has to prove that, among others, (i) the judgment is in personam; (ii) the judgment is in the nature of a monetary award; (iii) the judgment is final and conclusive on the merits and has not been stayed or satisfied in full; and (iv) the judgement is from a court of competent jurisdiction. The defenses available to the defendant in a common law action for enforcement of a foreign judgment include breach of natural justice, fraud and contrary to public policy of Hong Kong.

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Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering. This prospectus is a part of such registration statement. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

We are subject to periodic reporting and other informational requirements under the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act.

We maintain a corporate website at https://pcm-tes.com/. The information contained in, or accessible from, our website is not a part of this prospectus, nor is such information incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file or furnish annual reports and reports of foreign private issuer and other information with the SEC. These filings and other submissions contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information contained directly in this prospectus, and should be read with the same care. We incorporate by reference the documents listed below:

●	our Annual Report on Form 20-F for the year ended March 31, 2026, filed on August 14, 2026 ; and
●	Our report of foreign private issuer on Form 6-K furnished with the SEC on July 16, 2026 (as amended on July 16, 2026), July 24, 2026, July 27, 2026, August 14, 2026, August 18, 2026 and September 8, 2026.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus. Such request should be directed to:

Green Circle Decarbonize Technology Limited
Unit 1809, Prosperity Place, 6 Shing Yip St.

Kwun Tong, Kowloon, Hong Kong 0000
+852 2882 1222

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Green Circle Decarbonize Technology Limited

57,506,538 Class A Ordinary Shares

PRELIMINARY PROSPECTUS

, 2026

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Part II.

Information Not Required in Prospectus

Item 6. Indemnification of Directors and Officers

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We currently have certain directors’ and officers’ liability insurance policies.

Item 7. Recent Sales of Unregistered Securities

On February 15, 2022, we issued 600,000 ordinary shares to Wong Tan Suen, on behalf of Wong C Ching, and Ma Chi Heng, in an aggregate of 360,000 ordinary shares and 240,000 ordinary shares to Wong Tan Suen, on behalf of Wong C Ching, and Ma Chi Heng, respectively, pursuant to the exemption from registration available under Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder. No underwriters were involved in these issuances of securities.

On January 4, 2024, 280,000 ordinary shares were issued to the Company for the consideration of US$280, pursuant to the exemption from registration available under Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder. No underwriters were involved in these issuances of securities. These 280,000 ordinary shares were issued in error and were surrendered to the Company on January 11, 2024.

On January 12, 2024, 1,000,000 ordinary shares were issued to MavDB Consulting LLC for the consideration of US$250,000, pursuant to the exemption from registration available under Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder.

In connection with our initial public offering, on January 14, 2026, we issued Underwriters’ Warrants to each of the representative of the underwriters in the initial public offering and the co-manager of the initial public offering. Each Underwriter’s Warrant entitles the holder to purchase up to an aggregate of 10,417 Class A Ordinary Shares. The Underwriters’ Warrants may be exercised beginning on September 30, 2026 until September 30, 2029. The original exercise price of the Underwriters’ Warrants was US$4.00 per share, which increased to US$24.00 per share following the October 7, 2026 one-for-six share consolidation pursuant to the adjustment provisions of the Underwriters’ Warrants. The Underwriter Warrants were issued pursuant to the exemption from registration available under Section 4(a)(2) of the Securities Act.

On July 16, 2026, we effected the July 2026 Private Placement pursuant to which we (i) sold and issued the Note, and (ii) sold and issued the Common Warrants. See “Prospectus Summary—July 2026 Private Placement” for additional details. The Note and Common Warrants were issued pursuant to the exemption from registration available under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

In July 2026, in consideration for the Selling Shareholder’s commitment under the Equity Purchase Agreement, we issued to the Selling Shareholder 112,701 ordinary shares (now Class A Ordinary Shares) and pre-funded warrants to purchase 190,661 ordinary shares (now Class A Ordinary Shares) as the Initial Commitment Fee Shares, pursuant to the exemption from registration available under Section 4(a)(2) of the Securities Act.

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Item 8. Exhibits and Financial Statement Schedules.

(a) The following documents are filed as part of this registration statement:

Exhibit Number	Description
3.1	Second Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 1.2 to the registrant’s Annual Report on Form 20-F filed with the SEC on August 14, 2026)
5.1*	Opinion of Conyers Dill & Pearman as to the validity of the Class A Ordinary Shares.
10.1	Form of Convertible Promissory Note dated July 16, 2026 (incorporated by reference to Exhibit 4.1 to the registrant’s Report of Foreign Private Issuer on Form 6-K/A furnished to the SEC on July 16, 2026).
10.2	Form of Warrant to Purchase Ordinary Shares dated July 16, 2026 (incorporated by reference to Exhibit 4.2 to the registrant’s Report of Foreign Private Issuer on Form 6-K/A furnished to the SEC on July 16, 2026)
10.3	Form of Registration Rights Agreement dated July 16, 2026 (incorporated by reference to Exhibit 10.3 to the registrant’s Report of Foreign Private Issuer on Form 6-K/A furnished to the SEC on July 16, 2026)
10.4	Form of Pre-Funded Warrant dated July 16, 2026 (incorporated by reference to Exhibit 4.3 to the registrant’s Report of Foreign Private Issuer on Form 6-K/A furnished to the SEC on July 16, 2026)
10.5	Form of Securities Purchase Agreement dated July 16, 2026 (incorporated by reference to Exhibit 10.2 to the registrant’s Report of Foreign Private Issuer on Form 6-K/A furnished to the SEC on July 16, 2026)
10.6

Form of Equity Purchase Agreement dated July 16, 2026 (incorporated by reference to Exhibit 10.4 to the registrant’s Report of Foreign Private Issuer on Form 6-K/A furnished to the SEC on July 16, 2026)

10.7	Form of Escrow Agreement dated July 16, 2026 (incorporated by reference to Exhibit 10.5 to the registrant’s Report of Foreign Private Issuer on Form 6-K/A furnished to the SEC on July 16, 2026)
10.8	Form of Underwriters’ Warrants (incorporated herein by reference to Exhibit 4.2 to Amendment No. 11 to the registrant’s registration statement on Form F-1/A filed with the SEC on April 28, 2025)
10.9	License Agreement between Chan Kam Biu Richard and the Company dated April 29, 2022 (incorporated herein by reference to Exhibit 4.3 to Amendment No. 14 to the registrant’s registration statement on Form F-1/A filed with the SEC on November 28, 2025)
10.10

Contract of Employment between the registrant and Leung Louis Ho Ming dated June 8, 2026 (incorporated by reference to Exhibit 4.11 to the registrant’s Annual Report on Form 20-F filed with the SEC on August 14, 2026)

10.11	Product Development and Supply Agreement between Boca International Limited and Gene Company Limited dated March 7, 2022 (incorporated herein by reference to Exhibit 10.2 to Amendment No. 14 to the registrant’s registration statement on Form F-1/A filed with the SEC on November 28, 2025)
10.12	Office Tenancy Agreement (incorporated by reference to Exhibit 4.13 to the registrant’s Annual Report on Form 20-F filed with the SEC on August 14, 2025)
10.13†##	Agreement between Green Circle Decarbonize Technology Ltd and Hong Kong Aircraft Engineering Company Limited (incorporated herein by reference to Exhibit 10.7 to Amendment No. 14 to the registrant’s registration statement on Form F-1/A filed with the SEC on November 28, 2025)
10.14	Consulting Agreement, dated January 1, 2024, between Green Circle Decarbonize Technology Ltd and MavDB Consulting LLC (incorporated herein by reference to Exhibit 10.9 to Amendment No. 14 to the registrant’s registration statement on Form F-1/A filed with the SEC on November 28, 2025)
10.15	Form of Indemnification Agreement between Green Circle Decarbonize Technology Ltd and its directors and executive officers (incorporated herein by reference to Exhibit 10.5 to the registrant’s registration statement on Form F-1 filed with the SEC on February 8, 2024)
10.16	Form of Director Agreement (incorporated herein by reference to Exhibit 10.6 to the registrant’s registration statement on Form F-1 filed with the SEC on February 8, 2024)
10.17	Agreement between Green Circle Decarbonize Technology Limited and LMP International Limited (incorporated herein by reference to Exhibit 10.10 to Amendment No. 14 to the registrant’s registration statement on Form F-1/A filed with the SEC on November 28, 2025)
10.18*	Strategic Collaboration Agreement, dated September 4, 2026, between Green Circle Decarbonize Technology Limited and SANVO Fine Chemicals Group Limited.
21.1	List of Subsidiaries of the Registrant (incorporated herein by reference to Exhibit 21.1 to the registrant’s registration statement on Form F-1 filed with the SEC on February 8, 2024)
23.1*	Consent of ZH CPA, LLC.
23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
24.1	Power of Attorney (included in signature page to Registration Statement).
107*	Filing Fee Table.

*	Filed herewith.
†	Certain confidential information (indicated by brackets and asterisks) has been omitted from this exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential
##	Schedules to this exhibit have been omitted pursuant to Item 601(b)(10) of Registration S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the SEC upon request

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Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on this 14th day of October, 2026.

Green Circle Decarbonize Technology Limited

By:	/s/ Chan Kam Biu Richard
Name:	Chan Kam Biu Richard
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Chan Kam Biu Richard and Lui Lai Yuen, as his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, increasing the number of shares for which registration is sought, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorneys-in-fact and agents so acting deem appropriate, with the SEC, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: October 14, 2026

By:	/s/ Chan Kam Biu Richard
Name:	Chan Kam Biu Richard
Title:	Chief Executive Officer and Director (Principal Executive Officer)

Date: October 14, 2026

By:	/s/ Louis Ho Ming Leung
Name:	Louis Ho Ming Leung
Title:	Chief Financial Officer (Principal financial officer and principal accounting officer)

Date: October 14, 2026

By:	/s/ Lui Lai Yuen
Name:	Lui Lai Yuen
Title:	Chief Administrative Officer and Director

Date: October 14, 2026

By:	/s/ Michele Takis Matsuda
Name:	Michele Takis Matsuda
Title:	Director

Date: October 14, 2026

By:	/s/ Hui Ringo Wing Kun
Name:	Hui Ringo Wing Kun
Title:	Director

Date: October 14, 2026

By:	/s/ Chan Sze Man
Name:	Chan Sze Man
Title:	Director

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the registrant’s duly authorized representative has signed this registration statement on Form F-1 in the City of New York in the State of New York, on October 14, 2026.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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